UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Toro Company

(Name of registrant as specified in its charter)

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The Toro Company

NOTICE OF 2022

ANNUAL MEETING AND

PROXY STATEMENT

FOR MARCH 15, 2022

Worldwide Headquarters
8111 Lyndale Avenue South
Bloomington, MN 55420-1196
952-888-8801

February 2, 2022

Dear Fellow Shareholders:

On behalf of The Toro Company Board of Directors and management team, we are pleased to invite you to join us for The Toro Company 2022 Annual Meeting of Shareholders to be held virtually on Tuesday, March 15, 2022, at 1:30 p.m., Central Daylight Time. Details about the annual meeting, nominees for election to the Board of Directors and other matters to be acted on at the annual meeting are presented in the notice and proxy statement that follow. Information regarding attending the virtual annual meeting can be found on page 1 of the proxy statement. It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold. Accordingly, please exercise your right to vote by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials or the paper or electronic copy of our proxy materials you received for the meeting.

Thank you for your continued support for our company.

Sincerely,

Richard M. Olson
Chairman of the Board, President and CEO

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive shareholder materials electronically will remain in effect until canceled.

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NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, March 15, 2022
Time:	1:30 p.m., Central Daylight Time
Location:	Virtual www.virtualshareholdermeeting.com/TTC2022

Agenda:	1. To elect as directors the six nominees named in the proxy statement, each to serve for a term as specified in the proxy statement;
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2022;
3. To approve, on an advisory basis, our executive compensation;
4. To approve The Toro Company 2022 Equity and Incentive Plan; and
5. To transact any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

We currently are not aware of any other business to be brought before the annual meeting. Shareholders of record at the close of business on January 18, 2022, the record date, will be entitled to vote at the annual meeting or at any adjournment or postponement of the annual meeting. A shareholder list will be made available at our principal executive offices during ordinary business hours beginning March 4, 2022, for examination by any shareholder registered on our stock ledger as of the record date for any purpose germane to the annual meeting and will be open for examination by any shareholder electronically during the annual meeting at www.virtualshareholdermeeting.com/TTC2022 when you enter your 16-Digit Control Number.

Your vote is important. A majority of the outstanding shares of our common stock must be present either by attending the virtual meeting or by proxy to constitute a quorum for the conduct of business. Please promptly vote your shares by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet, telephone or mobile device voting as described on your proxy card.

February 2, 2022

BY ORDER OF THE BOARD OF DIRECTORS

Amy E. Dahl Vice President, Human Resources and General Counsel and Corporate Secretary

v

OTHER INFORMATION	76
Shareholder Proposals and Director Nominations for the 2023 Annual Meeting	76
Householding of Annual Meeting Materials	77
Annual Report	77
Cost and Method of Solicitation	77

_____________________

References in this proxy statement to:

•“TTC,” “we,” “us,” “our,” or the “Company” refer to The Toro Company;

•“Board” refer to the Board of Directors of TTC;

•“annual meeting” refer to our 2022 Annual Meeting of Shareholders; and

•

“2021 Annual Report” or “2021 Annual Report to Shareholders” refer to our Annual Report on Form 10-K for the fiscal year ended October 31, 2021, being made available together with this proxy statement.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

THE TORO COMPANY HIGHLIGHTS AND PROXY STATEMENT EXECUTIVE SUMMARY

Business Overview

The Toro Company is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes, among others, Toro, Ditch Witch, Exmark, BOSS and Ventrac. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations.

OUR PURPOSE To help our customers enrich the beauty, productivity and sustainability of the land.	OUR VISION To be the most trusted leader in solutions for the outdoor environment. Every day. Everywhere.	OUR MISSION To deliver superior innovation and to deliver superior customer care.

OUR GUIDING PRINCIPLES

Our success is founded on a long history of caring relationships based on trust and integrity. These relationships are the foundation on which we build market leadership with the best in innovative products and solutions to make outdoor environments beautiful, productive, and sustainable. We are entrusted to strengthen this legacy of excellence.

Quick Facts About The Toro Company

Founded 1914	Fiscal 2021 Net Sales $3.96 billion	Worldwide Headquarters Bloomington, Minnesota, U.S.A.

Fiscal 2021 Net Earnings $409.9 million	Fiscal 2021 Net Sales U.S.A. – 79% International – 21%	Fiscal 2021 % Net Sales from New Products 37%

Fiscal 2021 Products Equipment – 89% Irrigation – 11%	Fiscal 2021 Segments Professional – 74% Residential – 25% Other – 1%	Manufacturing Locations U.S.A. – 15 International – 7

The Toro Company’s Commitment to Sustainability

✓ Deeply rooted in our purpose and strategic business priorities

✓ Continuing to advance our sustainability platform, Sustainability Endures, through our focus on Products, Process and People, facilitated by Planning

✓ Demonstrating our commitment with an executive leadership role leading our efforts and enhancing our focus

PRODUCTS:  Develop innovative, safe and high-quality products and emerging technologies that are designed to yield performance and productivity and reduce environmental impact for the benefit for our customers.

PROCESS: Maximize resource efficiency and reduce environmental impacts across our operations.

PEOPLE:  Foster a culture that embraces workplace safety and diversity, equity and inclusion; continue our legacy of giving back to our communities; and conduct business with integrity and the highest standards of ethical behavior.

PLANNING: Enhance transparency and disclosure of goals and achievements.

2022 Annual Meeting of Shareholders

Date and Time Tuesday, March 15, 2022 1:30 p.m. CDT	Location www.virtualshareholdermeeting.com/TTC2022	Record Date January 18, 2022

Meeting Agenda Voting Matters and Recommendations

Proposal One To elect as directors the six nominees named in this proxy statement, each to serve for a term as specified in this proxy statement.	☑FOR each nominee	Page 5

Proposal Two To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2022.	☑FOR	Page 25

Proposal Three To approve, on an advisory basis, our executive compensation.	☑FOR	Page 27

Proposal Four To approve The Toro Company 2022 Equity and Incentive Plan.	☑FOR	Page 29

How to Cast Your Vote

Your vote is important! Please vote your shares promptly using one of the methods listed below. See page 2 for additional voting information.

By Internet Go to www.proxyvote.com	By Phone Call 800-690-6903	By Mobile Device Scan the QR code	By Mail Return your proxy card	By Attending the Meeting Virtually Visit www.virtualshareholdermeeting.com/TTC2022

Corporate Governance Highlights

Our Board provides oversight of critical matters such as our strategic plans, financial and other controls, risk management, merger and acquisition related activities, and executive succession planning. The Board reviews our major governance documents, policies and processes regularly and thoughtfully determines the structures that are appropriate for our Company at the time, which includes review or determination of the following:

✓ Independent directors (other than CEO) and
    committee status

✓ Effective lead director structure

✓ Regular independent director executive sessions

✓ Anti-hedging and anti-pledging policy

✓ Clawback policy

✓ Codes of Conduct and Ethics

✓ Comprehensive director onboarding process

✓ Robust stock ownership guidelines

✓ Meaningful Board strategy and risk oversight

✓ Annual Board and committee self-evaluations

✓ Board and committee meetings attendance at
     over 98%

✓ Board access to management

✓ Board oversight of sustainability matters

✓ Emphasis on diversity in Board refreshment efforts

✓ No poison pill

As of the 2022 Annual Meeting, our Board will reflect the following characteristics:

Average Age 60 years	Average Tenure 9 years	New Directors in the Last 5 Years 5

% of Directors who are Racially/Ethnically Diverse 25%	% of Directors who are Women 33%

Information About our Board of Directors

				Committee Memberships				Other	Racial/
Name and Title	Age	Director Since	Independent	A	F	N&G	C&HR	Public Boards	Gender Diversity
Director Nominees
Eric P. Hansotia
Chairman, President and Chief Executive Officer, AGCO Corporation	53	Nominee	Yes					1	✓
Jill M. Pemberton
Chief Financial Officer, North America LVMH Moët Hennessy Louis Vuitton	51	Nominee	Yes					0	✓
Jeffrey L. Harmening
Chairman and Chief Executive Officer, General Mills, Inc.	54	2019	Yes	✓	✓			1
Joyce A. Mullen
President and Chief Executive Officer, Insight Enterprises, Inc.	59	2019	Yes			✓	✓	1	✓
Richard M. Olson
Chairman, President and Chief Executive Officer, The Toro Company	58	2016	No					1
James C. O’Rourke
President and Chief Executive Officer, The Mosaic Company	61	2012	Yes			✓	C	1
Continuing Directors
Jeffrey M. Ettinger
Retired Chairman and Chief Executive Officer, Hormel Foods Corporation	63	2010	Yes			C	✓	1
Katherine J. Harless
Retired President and Chief Executive Officer, Idearc Inc.	70	2000	Yes	✓	✓			0	✓
D. Christian Koch
Chairman, President and Chief Executive Officer, Carlisle Companies Incorporated	57	2016	Yes			✓	✓	1
Janet K. Cooper
Retired Senior Vice President and Treasurer, Qwest Communications International Inc.	68	1994	Yes	C E	✓			1	✓
Gary L. Ellis - Lead Independent Director
Retired Executive Vice President and Chief Financial Officer, Medtronic plc	65	2006	Yes	✓ E	C			1
Michael G. Vale, Ph.D.
Group President, Safety & Industrial 3M Company	55	2018	Yes	✓	✓			0	✓

A: Audit	N&G:	Nominating & Governance	✓: Member	E	: Audit Committee Financial Expert
F: Finance	C&HR:	Compensation & Human Resources	C: Chair

Executive Compensation

Executive Compensation Program Objectives

Our executive compensation philosophy is to maintain a program that allows us to attract, retain, motivate and reward highly qualified and talented executive officers.

Align interests of executive officers with shareholder interests	Link pay to performance	Provide competitive target total direct compensation opportunities

2021 Executive Compensation Summary

A significant portion of our executive officers’ target total direct compensation is comprised of short- and long-term variable performance-based, or at risk, compensation to directly link their pay to performance. Short-term variable compensation is in the form of annual cash incentive awards. Long-term variable compensation is in the form of stock options that vest over three years and three-year performance share awards. For fiscal 2021:

Chairman and CEO Target Total Direct Compensation Mix	Other Named Executive Officers Target Total Direct Compensation Mix

What we do	✓	Link a substantial portion of total executive compensation to performance and require that threshold levels of performance be met in order for there to be any payout
	✓	Utilize a mix of earnings, revenue and asset-based performance measures for our annual cash incentive awards and long-term performance share awards
	✓	Utilize three-year performance share awards, the payouts of which vary based on performance and are contingent upon the achievement of three-year performance goals
	✓	Utilize stock options, the value of which is contingent upon long-term stock price performance
	✓	Maintain clawback policy and provisions
What we don’t do		No individual executive employment agreements
No excessive perquisites
No gross-up payments

Our fiscal 2021 financial performance resulted in the following:

Annual cash incentives were paid at 167% of target.	Page 45

Three-year performance awards for the fiscal 2019 to fiscal 2021 performance period were paid at 74% of target.	Page 45

x

THE TORO COMPANY

8111 Lyndale Avenue South

Bloomington, Minnesota 55420-1196

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MARCH 15, 2022

1:30 p.m. Central Daylight Time

The Toro Company Board of Directors is using this proxy statement to solicit your proxy for use at The Toro Company 2022 Annual Meeting of Shareholders. We intend to send a Notice Regarding the Availability of Proxy Materials for the annual meeting and make proxy materials available to shareholders (or for certain shareholders and for those who request, a paper copy of this proxy statement and the form of proxy) on or about February 2, 2022.

GENERAL INFORMATION ABOUT THE 2022 ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Tuesday, March 15, 2022.

This proxy statement and our 2021 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2021, or fiscal 2021, are available at www.thetorocompany.com/proxy.

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to some of our shareholders. Shareholders have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials (www.proxyvote.com) or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice Regarding the Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

When and Where Will the Annual Meeting Be Held?

The annual meeting will be held virtually, on Tuesday, March 15, 2022 at 1:30 p.m. Central Daylight Time, at www.virtualshareholdermeeting.com/TTC2022. The Board believes that holding the annual meeting of shareholders in a virtual format provides the opportunity for participation by a broader group of shareholders, while reducing the costs and environmental impact associated with planning, holding and arranging logistics for an in-person meeting.

How Can I Attend the Virtual Annual Meeting?

Shareholders at the close of business on the record date may attend the annual meeting by visiting www.virtualshareholdermeeting.com/TTC2022 and logging in with the 16-digit control number included on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials. On the day of our annual meeting, we recommend that you log into our virtual meeting at least 15 minutes before the scheduled start time to ensure that you can access the meeting. If you have any questions about accessing the virtual meeting website for the annual meeting, please contact Broadridge VSM support at 844-986-0822 (International: 303-562-9302). If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing the conduct of the annual meeting will be posted on the virtual meeting platform along with an agenda.

What Are the Purposes of the Annual Meeting?

The purposes of the 2022 Annual Meeting of Shareholders are to vote on the following items described in this proxy statement:

Proposal One	Election of Directors
Proposal Two	Ratification of Selection of Independent Registered Public Accounting Firm
Proposal Three	Advisory Approval of our Executive Compensation
Proposal Four	Approval of The Toro Company 2022 Equity and Incentive Plan

Are There Any Matters To Be Voted On at the Annual Meeting that Are Not Included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the annual meeting other than as described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjournment or postponement of the annual meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.

Who Is Entitled to Vote and How Many Shares Must Be Present to Hold the Annual Meeting?

Shareholders of record at the close of business on January 18, 2022, the record date, will be entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting. As of January 18, 2022, there were 104,908,637 outstanding shares of our common stock. Each share of our common stock is entitled to one vote on each matter to be voted on at the annual meeting. Shares of our common stock that are held by us in our treasury are not counted as outstanding shares and will not be voted.

Shareholders entitled to vote at least a majority of the outstanding shares of our common stock as of the record date must be present at the virtual annual meeting or by proxy in order for us to have a quorum for the transaction of business at the annual meeting. Your shares will be counted toward the quorum if you submit a proxy or vote at the annual meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

How Do I Vote My Shares?

If your shares are registered in your name, you may vote your shares by one of the five following methods:

Vote by Internet	Go to www.proxyvote.com and follow the instructions for Internet voting shown on your Notice Regarding the Availability of Proxy Materials or proxy card.
Vote by Telephone	Call 800-690-6903 and follow the instructions for telephone voting shown on your proxy card.
Vote by Mail

Complete, sign, date and mail your proxy card in the envelope provided if you received a paper copy of these proxy materials. If you vote by Internet, telephone or mobile device, please do not mail your proxy card.

Vote by Mobile Device	Scan the QR code on your Notice Regarding the Availability of Proxy Materials or proxy card and follow the links.
Vote at the Virtual Meeting

Attend our virtual meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/TTC2022. The virtual meeting makes participation and engagement convenient for all our shareholders. You will need the 16-digit control number included on your proxy card voting instruction form or Notice Regarding the Availability of Proxy Materials to enter the annual meeting.

If you hold shares as a participant in certain TTC employee benefit plans, you may vote your shares by one of the five methods noted above. If your shares are held in “street name,” you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet, telephone or mobile device. On the day of the annual meeting, you may go to www.virtualshareholdermeeting.com/TTC2022, and log in by entering the 16-digit control number found on your voting instruction form. If you do not have your control number, you will be able register as a guest; however, you will not be able to vote or submit questions during the meeting.

How Does the Board Recommend that I Vote and What Vote is Required for Each Proposal?

Proposal	Board Recommendation	Available Voting Selections	Voting Approval Standard	Effect of Withhold or Abstention	Effect of Broker Non- Vote
1. Election of six directors	FOR all six nominees	FOR all nominees; WITHHOLD from all nominees; or WITHHOLD from one or more nominees	Plurality: the individuals who receive the greatest number of votes cast “for” are elected as directors(1)	Counted as a vote against	No effect
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2022	FOR	FOR; AGAINST; or ABSTAIN	Majority of shares present and entitled to vote	Counted as a vote against	Not applicable
3. Approval of, on an advisory basis, our executive compensation(2)	FOR	FOR; AGAINST; or ABSTAIN	Majority of shares present and entitled to vote	Counted as a vote against	No effect
4. Approval of The Toro Company 2022 Equity and Incentive Plan	FOR	FOR; AGAINST; or ABSTAIN	Majority of votes cast	Counted as a vote against	No effect

(1)

Under our Amended and Restated Bylaws, if any nominee for director in an uncontested election as to whom a majority of the votes of the shares present at the virtual meeting or represented by proxy at the annual meeting and entitled to vote on the election of directors are designated to be “withheld” or are voted “against,” that director must tender his or her resignation for consideration by our Nominating & Governance Committee. Our Nominating & Governance Committee then must evaluate the best interests of our Company and shareholders and recommend the action to be taken by the Board with respect to such tendered resignation.

(2)	While an advisory vote, our Compensation & Human Resources Committee and Board expect to take into account the outcome of the vote when considering future executive compensation.

How Will My Shares Be Voted?

How Your Shares are Held	How Your Shares will be Voted If You Specify How to Vote	How Your Shares will be Voted If You Do Not Specify How to Vote
Shares registered in your name	The named proxies will vote your shares as you direct	The named proxies will vote FOR all proposals
Shares held in street name	Your broker will vote your shares as you direct	Your broker may vote only on routine items in the absence of your instruction how to vote(1)
Shares held in certain TTC employee benefit plans	The plan trustee will vote your shares confidentially as you direct	The plan trustee will vote your shares in the same proportion as the votes actually cast by participants

(1)

If your shares are held in “street name” and you do not indicate how you wish to vote, under the New York Stock Exchange, or NYSE, rules, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal One—Election of Directors, Proposal Three—Advisory Approval of our Executive Compensation, and Proposal Four—Approval of 2022 Equity and Incentive Plan are not “routine” matters. Accordingly, if you do not direct your broker how to vote on those proposals, your broker may not exercise discretionary voting authority and may not vote your shares on these proposals. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the annual meeting for purposes of establishing quorum, as discussed on page 2, they are not considered to be shares “entitled to vote” at the annual meeting and will not be counted as having been voted on the applicable proposal. Proposal Two—Ratification of Selection of Independent Registered Public Accounting Firm is a “routine” matter, and your broker is permitted to exercise discretionary voting authority to vote your shares “for” or “against” the proposal in the absence of your instruction.

What Does It Mean If I Receive More Than One Notice or Set of Proxy Materials?

If you hold your shares in more than one account, you may receive multiple copies of the Notice Regarding the Availability of Proxy Materials and/or electronic or paper copies of our proxy materials. If you are a participant in the dividend reinvestment feature of our Direct Stock Purchase Plan, shares registered in your name are combined with shares you hold in that plan. Similarly, where possible, shares registered in your name are combined with shares you hold, if any, as a participant in certain TTC employee benefit plans. However, shares you hold in “street name” (through a broker, bank or other nominee) are not combined with shares registered in your name or held as a participant in TTC employee benefit plans. If you receive more than one Notice Regarding the Availability of Proxy Materials and/or electronic or paper copies of our proxy materials, you must vote separately for each notice, e-mail notification or proxy and/or voting instruction card having a unique control number to ensure that all of your shares are voted.

How Can I Revoke or Change My Vote?

You may revoke your proxy or change your vote at any time before your shares are voted at the annual meeting by one of the following methods:

How Your Shares are Held	Method to Revoke or Change Your Vote
Shares registered in your name

•Submit another proper proxy with a more recent date than that of the proxy first given by following the Internet, telephone or mobile device voting instructions or complete, sign, date and mail a proxy card;

•Attend the annual meeting virtually and vote electronically at the meeting; or

•Send written notice of revocation to our General Counsel.

Shares held in street name	Follow instructions provided by your broker, bank or other nominee
Shares held in certain TTC employee benefit plans

Submit another proper proxy with a more recent date than that of the proxy first given by following the Internet, telephone or mobile device voting instructions or complete, sign, date and mail a proxy card

Who Will Count the Votes?

Broadridge Financial Solutions, Inc. has been engaged to tabulate shareholder votes. An agent of Broadridge Financial Solutions, Inc. will act as our independent inspector of elections for the annual meeting.

How Will Business Be Conducted at the Annual Meeting?

The presiding officer at the annual meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the annual meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws will be considered, and no such nominations or other proposals were received.

How Can I Ask Questions During the Annual Meeting?

Shareholders may submit questions during a portion of the meeting. If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/TTC2022 using the 16-digit control number included on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials and follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.

PROPOSAL ONE—ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Restated Certificate of Incorporation provides that our Board of Directors may be comprised of between eight and twelve directors. As provided in our Restated Certificate of Incorporation, our Board is divided into three staggered classes of directors of the same or nearly the same number, with each class elected in a different year for a term of three years. Our current directors and their respective current terms are as follows:

Current Term Ending at 2022 Annual Meeting	Current Term Ending at 2023 Annual Meeting	Current Term Ending at 2024 Annual Meeting
Jeffrey L. Harmening	Jeffrey M. Ettinger	Janet K. Cooper
Joyce A. Mullen	Katherine J. Harless	Gary L. Ellis
Richard M. Olson	D. Christian Koch	Michael G. Vale
James C. O’Rourke

Nominees for Director

The Board has nominated Jeffrey L. Harmening, Joyce A. Mullen, Richard M. Olson and James C. O’Rourke for election to the Board each to serve for a three-year term ending at the 2025 Annual Meeting of Shareholders. Each of Messrs. Harmening, Olson and O’Rourke and Ms. Mullen is a current member of the Board with a term expiring at the annual meeting. In addition, the Board has nominated two new director nominees who are not current members of the Board, each to serve for a staggered term of less than the full three years. The Board has nominated Eric P. Hansotia to serve for a one-year term ending at the 2023 Annual Meeting of Shareholders and Jill M. Pemberton to serve for a two-year term ending at the 2024 Annual Meeting of Shareholders. The addition of these two new directors to these respective terms will keep each class of directors at an equal number of four directors.

Director Nominee for Term Ending at 2023 Annual Meeting	Director Nominee for Term Ending at 2024 Annual Meeting	Director Nominees for Term Ending at 2025 Annual Meeting
Eric P. Hansotia	Jill M. Pemberton	Jeffrey L. Harmening	Richard M. Olson
		Joyce A. Mullen	James C. O’Rourke

Each of the director nominees has consented to serve if elected. Proxies only can be voted for the number of persons named as nominees in this proxy statement, which is six.

If prior to the annual meeting the Board learns that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for that nominee will be voted for a substitute nominee as selected by the Board. Alternatively, at the Board’s discretion, the proxies may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

The Board of Directors Recommends a Vote FOR Each Nominee for Director	☑

Information About Director Nominees and Continuing Directors

The following pages provide information about the nominees for election to the Board at the annual meeting, four of whom are current Board members, and each other continuing member of the Board. We believe that all of our director nominees and continuing directors display:

•	personal and professional integrity;
•	appropriate levels of education and business experience;
•	strong business acumen;
•	an appropriate level of understanding of our business, industries and other industries relevant to our business;

•	the ability and willingness to devote adequate time to the work of our Board and its committees;
•	a fit of skills and personality with those of our other directors that helps build a Board that is effective, collegial and responsive to the needs of our Company;
•	strategic thinking acumen and a willingness to share ideas;
•	a diversity of experiences, expertise and backgrounds, including but not limited to, racial, ethnic and gender diversity; and
•	the ability to represent the interests of all of our shareholders.

All of our director nominees and continuing directors bring to our Board a wealth of executive leadership experience. The following chart summarizes the key experience and qualifications of each director nominee and continuing director.

Experience as an Executive Leader in the Following Areas	Janet Cooper	Gary Ellis	Jeffrey Ettinger	Eric Hansotia	Katherine Harless	Jeffrey Harmening	D. Christian Koch	Joyce Mullen	Richard Olson	James O'Rourke	Jill Pemberton	Michael Vale
Current/Former CEO			✓	✓	✓	✓	✓	✓	✓	✓
Finance/Financial Oversight	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board (other than TTC)	✓	✓	✓	✓		✓	✓	✓	✓	✓
Manufacturing/Supply Chain/Operations			✓	✓		✓	✓	✓	✓	✓	✓	✓
Distribution Channel			✓	✓	✓	✓	✓	✓	✓		✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Regulatory/Government		✓	✓		✓	✓		✓	✓	✓		✓
Health and Safety			✓		✓	✓	✓		✓	✓		✓
Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International Operations		✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Information Systems/ Cybersecurity	✓	✓				✓	✓	✓	✓	✓	✓
Previously Resided Outside the United States		✓		✓		✓	✓	✓		✓	✓	✓

The information presented on the following pages regarding each director nominee or continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director in light of our business and structure.

Director Nominee for Election to the Board for a Term Ending at the 2023 Annual Meeting

Background

Eric P. Hansotia is Chairman, President and Chief Executive Officer of AGCO Corporation, Duluth, Georgia (a global leader in the design, manufacture and distribution of agricultural solutions). He holds or held the following positions at AGCO:

•Chairman, President and Chief Executive Officer (since January 2021)

•Chief Operating Officer (January 2019 – December 2020)

•Senior Vice President, Global Crop Cycle and Fuse Connected Services (January 2015 – January 2019)

•Senior Vice President, Global Harvesting and Advanced Technology Solutions (July 2013 – January 2015)

Prior to joining AGCO, Mr. Hansotia spent 20 years at Deere & Company in various leadership positions including at the general manager, vice president and senior vice president levels.

Eric P. Hansotia
Age 53
Director Nominee
Independent	Qualifications
Committees

Mr. Hansotia brings to our Board a strong strategic perspective and extensive executive leadership experience in areas critical to our Company’s success, including engineering, quality, advanced technology, manufacturing, product management, mergers and acquisitions, channel development and public company governance. He has significant international experience gained from leading global manufacturing and supply chain functions. As an individual of Indian descent, Mr. Hansotia champions diversity, equity and inclusion.

Not yet assigned

Other Public Company Boards
	Current	Past 5 Years
	AGCO Corporation	None

Director Nominee for Election to the Board for a Term Ending at the 2024 Annual Meeting

Background

Jill M. Pemberton is Chief Financial Officer, North America of LVMH Moët Hennessy Louis Vuitton, Paris, France (a global luxury product company), a position she has held since July 2020. Prior to her current role, she held the following positions:

•Senior Vice President, Corporate Financial Planning & Analysis, Viacom Inc. (a leading global media company) (July 2019 to January 2020)

•Vice President, Finance, Source COE, Supply Chain (February 2017 to June 2019); Vice President, Finance, Global Franchise Organization, Consumer (March 2014 to February 2017; and Vice President, Finance (September 2013 to March 2014), all at Johnson & Johnson (a global health care company)

Prior to these roles, Ms. Pemberton served in various finance roles of increasing responsibility at the Kraft Heinz Company, Delta Air Lines, Inc. and ZF Group Inc. She holds a Directorship Certification from the National Association of Corporate Directors, or NACD.

Jill M. Pemberton
Age 51
Director Nominee
Independent
Committees	Qualifications
Not yet assigned

Ms. Pemberton brings to our Board strong and broad financial experience and acumen, enterprise risk management knowledge including relating to cybersecurity and business continuity, investor perspective, strong brand experience and sourcing and supply chain oversight. In addition, she contributes a strategic perspective, with significant acquisition and integration experience, all of which will assist our Board in providing guidance and oversight in these areas. As a female, black leader, Ms. Pemberton champions diversity, equity and inclusion initiatives as an Executive Sponsor of LVMH North America’s Women and Black Employee Resource Groups and will do so as a member of our Board.

Other Public Company Boards
	Current	Past 5 Years
	None	None

Director Nominees for Election to the Board for a Term Ending at the 2025 Annual Meeting

Background

Jeffrey L. Harmening is the Chairman and Chief Executive Officer of General Mills, Inc., Minneapolis, Minnesota (a global manufacturer, marketer and supplier of food products). He holds or held the following positions, all at General Mills:

•Chairman and Chief Executive Officer (since January 2018)

•Chief Executive Officer (June 2017 – January 2018)

•President and Chief Operating Officer (July 2016 – May 2017)

•Executive Vice President, Chief Operating Officer, U.S. Retail (May 2014 – June 2016)

•Senior Vice President, Chief Executive Officer, Cereal Partners Worldwide (July 2012 – April 2014)

Jeffrey L. Harmening
Age 54	Qualifications
Director since 2019

Mr. Harmening brings to our Board extensive experience as a seasoned executive with strong business acumen and experience implementing the strategic direction for a publicly traded company with extensive distribution channels and supply chain operations. Furthermore, he brings experience in driving growth through customer-valued products and acquisitions and advancing diversity, equity and inclusion matters. In addition, he has significant experience managing operations around the world, including having lived in Europe for six years during his tenure at General Mills.

Independent
Committees
•Audit
•Finance

Other Public Company Boards
	Current	Past 5 Years
	General Mills, Inc.	None

Background

Joyce A. Mullen is the President and Chief Executive Officer of Insight Enterprises, Inc., Tempe, Arizona (an information technology company), a role she has held since January 1, 2022. Previously, she served as President of North American Businesses of Insight Enterprises, Inc., a role she held from October 2020 to December 2021. Prior to that, she held the following positions at Dell Technologies (a digital technology solutions company):

•President, Global Channel, OEM and IoT (November 2017-August 2020)

•Senior Vice President and General Manager, Global OEM and IoT Solutions (February 2015 – November 2017)

•Vice President and General Manager, Global OEM Solutions (February 2012 – February 2015)

Ms. Mullen also spent 10 years in various leadership positions at Cummins Engine Company, including distribution, manufacturing and international business development.

Qualifications

Joyce A. Mullen
Age 59
Director since 2019
Independent
Committees
•Compensation & Human Resources

Ms. Mullen brings to our Board significant executive leadership skills, technology and smart-connected products expertise, strategic and innovative thinking and strong international business experience. She also contributes substantial knowledge of worldwide manufacturing, distribution channels, cybersecurity, digital product development and supply chain strategies, including improving efficiencies in manufacturing operations using Six Sigma, Kaizen and Lean techniques.

•Nominating & Governance

Other Public Company Boards
	Current	Past 5 Years
	Insight Enterprises, Inc.	None

Background

Richard M. Olson is our Chairman of the Board, President and Chief Executive Officer. He holds or held the following positions, all at The Toro Company:

•Chairman (since November 2017)

•Chief Executive Officer (since November 2016)

•President (since September 2015)

•Chief Operating Officer (September 2015 – October 2016)

•Group Vice President, International Business, Micro Irrigation Business and Distributor Development (June 2014 – September 2015)

•Vice President, International Business (March 2013 – June 2014)

•Vice President, Exmark (March 2012 – March 2013)

Qualifications

Richard M. Olson
Age 58
Director since 2016

In his more than 35 years with our Company, Mr. Olson has developed and brings to our Board rich knowledge of the Company, including, in particular, our global businesses and operations, manufacturing processes, supply chain, distribution and channel development, and product development strategies. In addition, the broad experience he has gained through his past leadership of our various businesses and manufacturing operations provides him with a unique perspective regarding our growth initiatives and strategic direction. He contributes a deep commitment to quality, technological advancements, innovation, sustainability, diversity, ethical values and business conduct, and focus on customer service. As a result of his dual role as Chairman and CEO, Mr. Olson provides unique insight into our Company’s future strategies, opportunities and challenges and serves as a unifying element between our Board and Management.

Committees
None
Other Public Company Boards
	Current	Past 5 Years
	Donaldson Company, Inc.	None

Background

James C. O’Rourke is the President and Chief Executive Officer of The Mosaic Company, Tampa, Florida (a global producer and marketer of combined concentrated phosphate and potash crop nutrients for the global agriculture industry). He holds or held the following positions, all at The Mosaic Company:

•President and Chief Executive Officer (since August 2015)

•Executive Vice President—Operations and Chief Operating Officer (August 2012 – August 2015)

•Executive Vice President—Operations (January 2009 – August 2012)

Qualifications

James C. O’Rourke

Mr. O’Rourke brings to our Board significant leadership skills, strategic and innovative thinking and strong international business expertise. He also contributes substantial knowledge of worldwide manufacturing, distribution and supply chain strategies and environmental, health and safety matters. In addition, as a public company director and executive, Mr. O’Rourke contributes a solid understanding of executive compensation and corporate governance matters.

Other Public Company Boards

Age 61
Director since 2012
Independent
Committees
•Compensation & Human Resources (Chair) •Nominating & Governance
	Current	Past 5 Years
	The Mosaic Company	None

Continuing Members of the Board – Current Term Ending at the 2023 Annual Meeting

Background

Jeffrey M. Ettinger retired from Hormel Foods Corporation, Austin, Minnesota (a multinational manufacturer and marketer of consumer-branded food and meat products). He held the following positions, all at Hormel Foods:

•Chairman of the Board (October 2016 – November 2017)

•Chairman of the Board and Chief Executive Officer (November 2006 – October 2016)

•President (July 2004 – October 2015)

Qualifications

Jeffrey M. Ettinger

Mr. Ettinger brings to our Board strong business acumen, significant executive leadership attributes and relevant experience of driving growth through innovation and strategic acquisitions. Mr. Ettinger provides relevant insight and guidance with respect to numerous issues important to our Company, including, in particular, our strategy of driving growth in our business through the development of innovative, customer-valued products and expansion of our global presence through targeted acquisitions, and sustainability. Additionally, as an experienced public company director and former executive, he contributes knowledge of public company requirements and issues, including those related to corporate governance and executive compensation matters.

Age 63
Director since 2010
Independent
Committees
•Nominating & Governance (Chair) •Compensation & Human Resources
Other Public Company Boards
	Current	Past 5 Years
	Ecolab Inc. (Lead Director)	Hormel Foods Corporation

Background

Katherine J. Harless retired from Idearc Inc., Dallas/Fort Worth, Texas (a provider of sales, publishing and related services including Verizon Yellow Pages and SuperPages.com). She held the following positions:

•Director, Idearc (November 2006 – May 2008)

•President and Chief Executive Officer, Idearc (November 2006 – February 2008)

•President, Verizon Information Services Inc. (spun off by Verizon Communications, Inc. to become Idearc Inc., June 2000 – November 2006)

Ms. Harless is an NACD Board Leadership Fellow.

Katherine J. Harless	Qualifications
Age 70

Ms. Harless brings to our Board executive leadership experience, management skills and knowledge of financial, executive compensation, corporate governance and other issues applicable to public companies. She provides a seasoned business perspective and valuable business, leadership and management insights with respect to our strategic direction.

Director since 2000
Independent
Committees
•Audit •Finance
Other Public Company Boards
	Current	Past 5 Years
	None	None

Background

D. Christian Koch is the Chairman, President and Chief Executive Officer of Carlisle Companies Incorporated, Scottsdale, Arizona (a diversified manufacturing company that produces and distributes a broad range of products). He holds or held the following positions, all at Carlisle:

•Chairman (since May 2020)

•President and Chief Executive Officer (since January 2016)

•President and Chief Operating Officer (May 2014 – January 2016)

•Group President, Carlisle Diversified Products (June 2012 – May 2014)

•President, Carlisle Brake & Friction (January 2009 – June 2012)

•President, Carlisle Asia-Pacific (February 2008 – January 2009)

D. Christian Koch	Qualifications
Age 56

Mr. Koch brings to our Board his experience as a seasoned executive with strong business acumen and significant experience managing distribution, supply chain, manufacturing and sales operations around the world as well as with mergers and acquisitions. In addition, as a public company director and executive, Mr. Koch contributes a solid understanding of financial oversight, strategic planning, executive compensation and corporate governance.

Director since 2016
Independent
Committees
•Compensation & Human Resources •Nominating & Governance
Other Public Company Boards
	Current	Past 5 Years
	Carlisle Companies Inc.	None

Continuing Members of the Board – Current Term Ending at the 2024 Annual Meeting

Janet K. Cooper	Background

Janet K. Cooper retired from Qwest Communications International Inc., Denver, Colorado (a U.S. telecommunications company that merged with and now does business as CenturyLink). She held the following positions:

•Senior Vice President and Treasurer, Qwest (September 2002 – June 2008)

•Chief Financial Officer and Senior Vice President, McDATA Corporation (January 2001 – June 2002)

•Senior Vice President, Finance, Qwest (July 2000 – January 2001)

•Prior positions at U.S. West Inc. include Vice President, Finance and Controller, and Vice President and Treasurer

Ms. Cooper is an NACD Board Leadership Fellow.

Qualifications

Age 68
Director since 1994

Ms. Cooper brings to our Board substantial financial and accounting knowledge and expertise. Ms. Cooper’s experience as a public company director and audit committee member, financial expertise and acumen in capital markets, audit, tax, accounting, treasury and risk-management, including related to information systems and cybersecurity, and her commitment to diversity, equity and inclusion assists our Board in providing oversight to Management on these matters. Ms. Cooper’s senior leadership experience also enables her to provide strategic input to our Board, in addition to her financial expertise, discipline and oversight.

Independent
Committees
•Audit (Chair) •Finance
Other Public Company Boards
	Current	Past 5 Years
	Lennox International Inc.	Resonant Inc. CPI Aerostructures, Inc.

Background

Gary L. Ellis retired from Medtronic plc, Dublin, Ireland (a global medical technology company). He held the following positions:

•Executive Vice President, Global Operations, Information Technology and Facilities & Real Estate, Medtronic plc (June 2016 – December 2016)

•Executive Vice President and Chief Financial Officer, Medtronic, Inc. (April 2014 – June 2016)

•Senior Vice President and Chief Financial Officer, Medtronic, Inc. (May 2005 – April 2014)

•Vice President, Corporate Controller and Treasurer, Medtronic, Inc. (October 1999 – May 2005)

Gary L. Ellis	Qualifications
Age 65

Mr. Ellis brings extensive financial leadership experience and expertise to the lead independent director role and generally to our Board to provide oversight regarding capital structure, financial condition and policies, long-range financial objectives, tax strategies, financing requirements and arrangements, capital budgets and expenditures, risk-management, insurance coverage and strategic planning matters. As a former executive of a public company and an experienced public company director, Mr. Ellis contributes enhanced knowledge of public company requirements and issues. Additionally, Mr. Ellis contributes his experience managing worldwide financial operations and analyzing financial implications of merger and acquisition transactions, as well as aligning business strategies and financial decisions.

Director since 2006
Lead Independent Director
Committees
•Finance (Chair)
•Audit

Other Public Company Boards
	Current	Past 5 Years
	Inspire Medical Systems, Inc.	Hill-Rom Holdings, Inc.

Background

Michael G. Vale, Ph.D., is Group President, Safety & Industrial of 3M Company, St. Paul, Minnesota (a global diversified technology company). He holds or held the following positions, all at 3M:

•Executive Vice President, Safety & Industrial Business Group (since May 2019)

•Executive Vice President, Health Care Business Group (July 2016 – April 2019)

•Executive Vice President, Consumer Business Group (August 2011 – July 2016)

•Prior positions include product development engineer; manufacturing director; managing director, 3M Spain; and managing director, 3M Brazil

Qualifications

Michael G. Vale, Ph.D.

Dr. Vale brings to our Board extensive global business experience and expertise in research and development, technology and manufacturing. Dr. Vale also contributes substantial knowledge of consumer marketing, distribution channels, supply chain, mergers and acquisitions and managing customer relationships, all of which provide valuable management insight with respect to our strategic planning and assist our Board in providing oversight to our businesses. Born and raised in South Texas and of Mexican-American descent, Dr. Vale champions diversity, equity and inclusion initiatives as the Executive Sponsor of 3M’s Latino Resource Network and as a member of our Board.

Other Public Company Boards

Age 55
Director since 2018
Independent
Committees
•Audit
•Finance
	Current	Past 5 Years
	None	None

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include: director qualifications and responsibilities; Board committees; director board limits; director access to officers and employees; director compensation; director independence; related party transactions; director orientation and continuing education; CEO evaluation and management succession; and Board annual self-evaluation. Our Corporate Governance Guidelines provide, among other things, that:

•	The Board will have a majority of directors who meet the criteria for independence required by law, the SEC and the NYSE listing standards;
•

No director that is either a CEO or other executive officer of another public company shall sit on the board of directors of more than two publicly held companies and no other director shall sit on the board of more than four publicly held companies, each without the approval of the Nominating & Governance Committee;

•

No director who is an active, full-time employee of our Company shall serve as a director of more than one other publicly held company and there shall be no interlocking board memberships without the approval of the Nominating & Governance Committee;

•	While the Board does not believe it should establish age limits, any director who has attained the age of 70 should volunteer not to stand for re-election;
•

The CEO will annually review with the Board top management succession plans, including development plans for succession candidates, and will periodically review with the Board an emergency leadership preparedness plan applicable in the event the CEO unexpectedly becomes incapacitated or otherwise is unable to serve; and

•	The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

From time to time the Board, upon recommendation of the Nominating & Governance Committee, reviews and updates our Corporate Governance Guidelines as it deems necessary and appropriate. Our Corporate Governance Guidelines can be found on our website at www.thetorocompany.com/corporategovernance.

Board Leadership Structure

Our Corporate Governance Guidelines provide that (i) our Board has no policy with respect to the separation of the offices of the Chairman and the CEO; (ii) our Board believes that this issue is part of the succession planning process and will be reviewed as the Nominating & Governance Committee deems it appropriate; and (iii) (a) if the offices of Chairman and CEO are held by the same person, or (b) the Chairman does not meet the criteria for “independence” as established by applicable law, the rules and regulations of the SEC or the NYSE listing standards, then the Board, upon recommendation of the Nominating & Governance Committee, shall appoint a Lead Independent Director, who shall have such duties as are described in the Corporate Governance Guidelines or otherwise determined by the Board. The Board believes it is appropriate not to have a policy requiring the separation of the offices of the Chairman and the CEO so that the Board may make this determination based on what it believes is best under the current circumstances. However, the Board endorses the concept of an independent, non-employee director being in a position of leadership, and, thus, our Corporate Governance Guidelines require a Lead Independent Director when the Chairman is not independent.

Our Board is currently chaired by Richard M. Olson, our Chairman and CEO. Our Lead Independent Director, selected by the Board, is Gary L. Ellis. Our Nominating & Governance Committee and Board believe that our current Board leadership structure ensures a strong and independent Board of Directors, provides effective governance, creates appropriate oversight for the long-term benefit of our shareholders and is appropriate for several reasons, including: (i) Mr. Olson’s extensive knowledge of our Company, our business, operations and industry, obtained through his more than 35 years of service to our Company, which benefit Board leadership and the Board’s decision-making process through his active role as Chairman; (ii) unification of Board leadership and strategic direction as implemented by our Management; and (iii) appropriate balance of risks relating to concentration of authority through the oversight of our independent and engaged Lead Independent Director and Board.

As our Lead Independent Director, Mr. Ellis (i) assists Mr. Olson in establishing the agendas for Board meetings and the schedule of agenda subjects to be discussed during the year, to the extent such subjects can be foreseen; (ii) presides at regularly scheduled executive sessions of the non-employee directors without Management present; (iii) together with the Chair of the Compensation & Human Resources Committee, communicates to Mr. Olson the results of his annual performance review and compensation; and (iv) together with the Chair of the Nominating & Governance Committee, leads the Board’s annual self-evaluation. With more than 15 years of continuous service on our Board, Mr. Ellis has developed considerable knowledge of our Company, our business and our industry. Mr. Ellis also has significant public company experience. In addition to serving as our Lead Independent Director, Mr. Ellis serves as the Chair of our Finance Committee.

Director Independence

The Board, following consideration of all relevant facts and circumstances and upon recommendation of the Nominating & Governance Committee, has affirmatively determined that each director who served as a member of our Board during fiscal 2021 (Janet K. Cooper, Gary L. Ellis, Jeffrey M. Ettinger, Katherine J. Harless, Jeffrey L. Harmening, D. Christian Koch, Joyce A. Mullen, James C. O’Rourke, Gregg W. Steinhafel and Michael G. Vale) other than Richard M. Olson, our Chairman and CEO, is independent, as are our two new director nominees, Eric P. Hansotia and Jill M. Pemberton. These determinations were made because each such person has no material relationship with our Company, our Management, our independent registered public accounting firm, or external auditor, our independent external compensation consultant or our external compensation legal advisers and otherwise meets the independence requirements as established by applicable law, the rules and regulations of the SEC and the NYSE listing standards. The Board based its independence determinations, in part, upon a review by the Nominating & Governance Committee and the Board of certain transactions between us and the employers of certain of our directors, each of which was deemed to be pre-approved under our Corporate Governance Guidelines in that each such transaction was made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to us or such unaffiliated corporation and in which the director had no direct or indirect personal interest, nor received any personal benefit.

Director Attendance; Executive Sessions

The Board held seven meetings during fiscal 2021. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served. Our Corporate Governance Guidelines provide that the non-employee directors will meet in regularly scheduled executive sessions without Management. At each regular Board meeting held during fiscal 2021 our non-employee directors met in executive session without Management present and such meetings were presided over by our Lead Independent Director.

We expect all of our directors and our director nominees to attend our annual meeting of shareholders. All of the nine non-employee directors serving at the time of our 2021 Annual Meeting of Shareholders held on March 16, 2021, participated in the meeting virtually.

Board Committees

The Board has four committees, the Audit Committee, Compensation & Human Resources Committee, Nominating & Governance Committee and Finance Committee. Each committee has a charter that is posted on our website at www.thetorocompany.com/corporategovernance. The charter of each committee describes the principal functions of the committee. As provided in their respective charters, each of the Compensation & Human Resources Committee, Nominating & Governance Committee and Finance Committee may form and delegate authority to subcommittees when appropriate. Additionally, the Compensation & Human Resources Committee may delegate to one or more executive officers of the Company the authority to approve equity compensation awards under established equity compensation plans of the Company to employees other than the executive officers of the Company. On an annual basis the Audit Committee, Nominating & Governance Committee and Compensation & Human Resources Committee review the adequacy of their charter and their performance. The Finance Committee periodically reviews its charter and performance, with such review historically conducted on an annual basis. The Chair of each Board committee provides a summary of the matters discussed in their committee meeting to the full Board.

The Board has determined that each of the members of the Audit Committee, Compensation & Human Resources Committee and Nominating & Governance Committee meets the independence and other requirements established by applicable law, the rules and regulations of the SEC and the NYSE listing standards and the Internal Revenue Code of 1986, as amended, or Code, as applicable.

The current membership of each committee, the number of times each committee met, including by executive session, during fiscal 2021 and key functions of each committee are noted in the following table. Mr. Olson is not a member of any Board committee. In fiscal 2021 Mr. Olson attended, and currently may attend, various committee meetings, or portions of such meetings as appropriate, as a member of Management at the invitation of such Board committees.

Audit Committee

Key Committee Functions

• Oversees the accounting and financial reporting processes, audits of consolidated financial statements and internal controls over financial reporting

• Selects, compensates, evaluates and reviews critical audit matters with independent external auditor

• Reviews with Management and external auditor Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and earnings releases

• Reviews internal audit’s annual audit plans, performance, audit recommendations and applicable responses from Management

• Reviews Information Services strategy and security activities

• Reviews general policies and procedures with respect to accounting and financial matters, internal controls and disclosure controls and procedures, and sustainability metrics and disclosures

• Reviews Code of Conduct and Code of Ethics for CEO and Senior Financial Personnel, and policies and procedures for the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters

• Provides oversight for the Enterprise Risk Management, or ERM, process

Committee Members(1)

Ms. Cooper (Chair)

Mr. Ellis

Ms. Harless

Mr. Harmening

Dr. Vale

During Fiscal 2021

Number of Meetings: 10

Number of Executive Sessions:

with Committee – 7

with Management – 7

with internal auditor – 3

with external auditor – 6

(1)The Board has determined that all members of the Audit Committee are financially literate and that each of Janet K. Cooper and Gary L. Ellis meets the definition of “audit committee financial expert.” Other members of the Audit Committee who currently are serving or have served as chief executive officers or chief financial officers of other public companies also may be considered financial experts, but the Board has not so designated them.

Compensation & Human Resources Committee

Key Committee Functions

• Approves the annual base salaries, annual and long-term incentive opportunities and other compensation arrangements for the CEO and other executive officers

• Reviews compensation policies and practices as they affect all employees and relate to risk management practices and risk-taking incentives

• Evaluates the CEO’s performance

• Oversees human capital management activities, including diversity, equity and inclusion initiatives

• Approves performance goals for performance based awards

• Reviews with Management the Compensation Discussion and Analysis, the Committee report on executive compensation and any compensation-related proposals, including say-on-pay and frequency of say-on-pay proposals

• Reviews non-employee director compensation components and amounts

Committee Members Mr. O’Rourke (Chair) Mr. Ettinger Mr. Koch Ms. Mullen During Fiscal 2021 Number of Meetings: 3 Number of Executive Sessions: 3

Nominating & Governance Committee

Key Committee Functions

• Reviews and recommends to the Board the size and composition of the Board and its committees

• Identifies individuals qualified to become Board members

• Recommends to the Board director nominees for election at the annual meeting

• Oversees the annual evaluation of the Board

• Reviews and recommends to the Board any proposed amendments or changes to Restated Certificate of Incorporation or Amended and Restated Bylaws

• Reviews Corporate Governance Guidelines and recommends to the Board any changes

• Monitors corporate governance trends

Committee Members Mr. Ettinger (Chair) Mr. Koch Ms. Mullen Mr. O’Rourke During Fiscal 2021 Number of Meetings: 2 Number of Executive Sessions: 2

Finance Committee

Key Committee Functions

• Reviews, and recommends to the Board as required, capital structure and related financial policies and long-range objectives, capital expenditures, tax strategies and restructuring projects, financing arrangements and cash or any special dividends

• Reviews and recommends to the Board the authorization for the issuance or repurchase of equity or long-term debt

• Reviews use of derivative, hedging and similar instruments to manage financial, currency and interest rate exposure

• Evaluates, and recommends to the Board as required, financing implications of certain proposed merger, acquisition, divestiture, joint venture and other business combination transactions or investments

• Oversees investor relations program, including sustainability engagement and disclosures

Committee Members Mr. Ellis (Chair) Ms. Cooper Ms. Harless Mr. Harmening Dr. Vale During Fiscal 2021 Number of Meetings: 3 Number of Executive Sessions: 2

Board’s Role in Risk Oversight

Management is primarily responsible for the identification, assessment and management of the key risks faced by our Company. We engage in an ERM process, which is coordinated primarily through our internal audit function, and involves:

•

identification by the executive team and other senior leaders of our company functions and business divisions of the risks relevant to our enterprise-wide strategic priorities of accelerating profitable growth, driving productivity and operational excellence and empowering people;

•	to the extent prudent and feasible, development of strategies and plans to monitor, mitigate and control such risks; and
•	reports of the identified risks as part of the applicable strategy review or separately as a particular risk review, as considered necessary, to the Board and/or relevant committee, as applicable.

The Board’s oversight of these risks primarily occurs in connection with the exercise of its responsibility to oversee our business, including through the review of our long-term strategic plans, annual operating plans, financial results, merger and acquisition related activities, material legal proceedings, and executive succession plans. In addition, during fiscal 2021, the Board and its committees reviewed and approved the allocation of responsibilities among the various Board committees to further facilitate its oversight of our sustainability efforts, initiatives and progress, with the Board having oversight for the overall sustainability strategy and its alignment with our business strategy.

The Board relies on its committees to assist with risk oversight within their respective areas of responsibility and expertise as follows:

•

The Audit Committee assists through its oversight of the quality and integrity of our financial reports; compliance with applicable legal and regulatory requirements; qualifications, performance and independence of our external auditor; performance of our internal audit function; accounting and reporting processes, including those in connection with business combination purchase accounting and accounting and financial reporting integration activities; strategy, performance and experience of our information technology and security function and practices, including those related to cybersecurity; performance of our health and safety program; our Code of Conduct and ethics program; our general policies and procedures regarding accounting and financial matters and internal controls; and disclosure controls and assurance of the accuracy of sustainability metrics and disclosures. The Audit Committee is also responsible for providing oversight of our ERM process by discussing our procedures with respect to risk assessment and risk management, including our major financial and business risk exposures and the steps Management has taken to monitor, mitigate and control such exposures.

•

The Compensation & Human Resources Committee assists through its oversight of our compensation and human capital management programs and policies, including executive compensation, organizational, diversity, equity and inclusion, and corporate culture plans and strategies. In general, the Compensation & Human Resources Committee will have oversight for social factors included as part of our sustainability platform. A discussion of the Compensation & Human Resources Committee’s assessment of compensation policies and practices as they relate to our Company’s risk management is found under “Assessment of Risk Related to Compensation Program.”

•

The Finance Committee assists through its oversight of our capital structure and related policies; long- range objectives; tax strategies and restructuring projects; financing requirements and arrangements, including any pricing or other performance metrics tied to our sustainability performance; equity and debt issuances and repurchases; use of derivative, hedging and similar instruments; annual capital budget and capital expenditures; D&O and liability insurance coverage; the delegated responsibilities of our Management Investment Committee relating to our ERISA-regulated employee benefit plans; through its evaluation of, among other things, the financial impact of certain proposed business combination transactions; and shareholder engagement activities and disclosures, including with regard to environmental, social and governance, or ESG, and our sustainability platform.

•

The Nominating & Governance Committee assists through its oversight of our overall corporate governance structure and policies, including director nominations, director retirements, director independence and qualifications, Board leadership structure, Board committee structure, ESG considerations not included as part of the sustainability oversight allocated to the Board or other committees of the Board, which, in particular, includes review of certain ESG ratings, and monitoring of corporate governance trends.

The Board believes that its oversight of risk is enhanced by its current leadership structure, as previously discussed, because our Chairman and CEO, who is ultimately responsible for the Company’s risk responsibility, also chairs regular Board meetings and, with his in-depth knowledge and understanding of our Company, is well positioned to bring key business issues and risks to the attention of the full Board.

Executive Compensation Process

At the beginning of each fiscal year, the Compensation & Human Resources Committee reviews and approves compensation for each of our executive officers which generally includes:

•	changes, if any, to base salary; and
•	incentive awards, including:
−

annual cash incentive awards for the current fiscal year, including (i) participation targets expressed as a percentage of base salary, target payout amounts and maximum cash payout amounts; and (ii) performance measures, weightings, goals and adjustment events; and

−

long-term incentive awards, including (i) stock option awards; and (ii) three-year performance share awards, including (a) target share payout amounts and maximum share payout amounts, and (b) performance measures, weightings, goals and adjustment events.

In connection with this review and approval, the Compensation & Human Resources Committee evaluates information regarding:

•	market base salary, total cash compensation and total direct compensation data and analysis prepared by its independent external compensation consultant;
•	total cash compensation to be paid for the fiscal year if annual cash incentive awards are achieved and paid at target;
•	prior fiscal year target equity values; and
•	total direct compensation for the fiscal year, assuming equity awards at target.

Additionally, the Committee obtains executive compensation recommendations from our Chairman and CEO, Vice President, Human Resources, and General Counsel, and Managing Director, Total Rewards and Employee Services that reflect individual performance; future potential; corporate and/or division performance, as applicable; tenure in the position; comparison to market; level of professional experience; duties and responsibilities; internal pay equity comparisons; and outside market factors, including general economic conditions. In addition, as needed during the fiscal year, the Committee reviews significant events that have occurred at our Company, including merger and acquisition activity, and assesses whether such events necessitate a change in compensation for our executive officers.

Neither the Chairman and CEO nor the Vice President, Human Resources and General Counsel provide input or recommendations with respect to his or her own compensation. The Chair of the Committee is also responsible for coordinating a performance evaluation for the Chairman and CEO based on feedback from all non-employee directors in connection with the ratification of the Chairman and CEO’s compensation by the Board. Information on the compensation of our named executive officers is found under “Executive Compensation.” Also, at the beginning of each fiscal year, the Committee certifies the achievement of the applicable performance goals previously established by the Committee for the annual cash incentive awards and performance share awards and approves resulting payouts, if any.

The Compensation & Human Resources Committee retained Willis Towers Watson to assist in the evaluation and review of our executive compensation program during fiscal 2021. Additional information regarding the role of Willis Towers Watson during fiscal 2021 is found under “Compensation Discussion and Analysis—Role of the Independent External Compensation Consultant.” From time to time, the Committee also has engaged Willis Towers Watson to perform other compensation consulting services, which in fiscal 2021 included a review of non-employee director compensation, an assessment of risk as it relates to our incentive plans, compensation consulting services relating to incentive plan performance measures and marketplace practices, and consulting services relating to The Toro Company 2022 Equity and Incentive Plan, including reviewing and preparing plan documents and performing data review and modeling. For the services performed for us in fiscal 2021, the Committee assessed the independence of Willis Towers Watson pursuant to SEC and NYSE rules and concluded that the work of Willis Towers Watson did not raise any conflicts of interest. Representatives from Willis Towers Watson attended all of the Committee meetings in fiscal 2021, including executive sessions without Management present, to act as a resource to the Committee in carrying out its responsibilities. The Committee, through its Chair, can request an independent meeting with representatives from our independent external compensation consultant at any time. The Committee also has the authority to obtain advice and assistance from external legal, accounting or other advisers.

Director Nomination and Refreshment Process

In identifying new nominees for election to the Board when vacancies occur, the Nominating & Governance Committee may solicit recommendations for nominees from other members of our Board or Senior Management. In addition, the Committee may (i) consider candidates put forth by external search or placement firms, (ii) formally engage such firms to assist it in identifying and evaluating qualified nominees, and/or (iii) consider certain individuals who contacted the Chairman of the Board, the Lead Independent Director and/or the Board of Directors and expressed an interest in serving on the Board.

When reviewing the requisite skills and characteristics of potential new director nominees, the Nominating & Governance Committee, pursuant to our Corporate Governance Guidelines, will consider a variety of criteria, including an individual’s independence, diversity, age, skills, and current and past business, professional and industry experience, each in the context of the needs of the Board as a whole. Although the Committee does not have a formal policy regarding consideration of diversity in identifying director nominees, the Committee will evaluate a nominee based on his or her background, skills, business and professional experiences, industry affiliations, viewpoints, and geographical representation, as well as more traditional diversity factors. As a result, the composition of the current Board reflects diversity in business and professional experiences, age, gender, race/ethnicity, background and skills. In addition, the Committee and the Board are committed to having a Board that is diverse from a gender, race and/or ethnicity perspective and will look to add individuals to our Board that have such diversity attributes, along with requisite experience, to further bolster the diversity of our Board as opportunities arise.

Once a proposed candidate is identified, the Nominating & Governance Committee may solicit the views of Senior Management, Board members and any other individuals it believes may have insight into a particular candidate. The Committee may designate one or more of its members and/or other Board members to interview any proposed candidate. The Committee then will recommend a director nominee to the Board based on its evaluation of such criteria.

Gregg W. Steinhafel retired from our Board in March 2021. In addition, pursuant to our retirement age policy, Ms. Harless will retire from our Board in March 2023. As such, a process began in fiscal 2021 to identify potential new Board members to fill the vacancy created by Mr. Steinhafel’s retirement and in anticipation of the upcoming vacancy that will be created by the retirement of Ms. Harless. This identification process included engaging James Drury Partners as our external search firm to identify qualified candidates. James Drury Partners identified a slate of qualified candidates and presented their recommendations, which included Mr. Hansotia and Ms. Pemberton, to our Chairman and CEO, Lead Director, and Chair of the Nominating & Governance Committee, among other Board members, for consideration. Mr. Hansotia and Ms. Pemberton, in addition to several other candidates, were presented to the Nominating & Governance Committee and Board for discussion, where it was decided to invite each of Mr. Hansotia and Ms. Pemberton to participate in next steps of the recruitment process. As a result, each of Mr. Hansotia and Ms. Pemberton were subsequently interviewed by several members of the

Board, including the Lead Director, the Chair of the Nominating & Governance Committee and other members of the Board. Following the interview process, the Nominating & Governance Committee considered feedback from the various interviews and formally recommended to the full Board that each of Mr. Hansotia and Ms. Pemberton be nominated for election by our shareholders at the 2022 Annual Meeting of Shareholders. Our Amended and Restated Bylaws require that our directors be divided into three classes of as nearly equal numbers as possible. Therefore, Mr. Hansotia was placed in the class of directors with terms that expire at the 2023 Annual Meeting of Shareholders, and Ms. Pemberton was placed in the class of directors with terms that expire at the 2024 Annual Meeting of Shareholders (see “Proposal One—Election of Directors”). Each of Mr. Hansotia and Ms. Pemberton will become members of our Board effective immediately upon their election by our shareholders at the annual meeting.

The Nominating & Governance Committee will consider director candidates recommended to it by our shareholders. Those candidates must be qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as have an interest in our business, and the demonstrated ability to attend and prepare for Board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. The Committee will evaluate candidates recommended by shareholders using the same criteria it uses to evaluate candidates recommended by others as described above. A shareholder that desires to nominate a person for election to the Board at a meeting of shareholders must follow the specified advance notice requirements contained in, and provide the specific information required by, our Amended and Restated Bylaws. The current requirements of our Amended and Restated Bylaws are as described under “Shareholder Proposals and Director Nominations for the 2023 Annual Meeting.”

Related Person Transactions and Policies and Procedures Regarding Related Person Transactions

Our Corporate Governance Guidelines set forth in writing our policies and procedures regarding the review, approval and ratification of related person transactions. All reportable related person transactions must be reviewed, approved or ratified by the Nominating & Governance Committee. In determining whether to approve or ratify such transactions, the Committee will take into account, among other factors and information it deems appropriate:

•	the related person’s relationship to our Company and interest in the transaction;
•	the material facts of the transaction;
•	the benefits to our Company of the transaction; and
•

an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, and whether the related person had any direct or indirect personal interest in, or received any personal benefit from, such transaction.

Transactions in the ordinary course of business, between us and an unaffiliated corporation of which one of our non-employee directors or director nominees serves as an officer, that are at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in which the non-employee director or director nominee had no direct or indirect personal interest, nor received any personal benefit, and in amounts that are not material to our business or the business of such unaffiliated corporation, are deemed conclusively pre-approved.

Board of Directors Business Ethics Policy Statement

It is our policy to maintain the highest level of moral, ethical and legal standards in the conduct of our business. Pursuant to our Corporate Governance Guidelines, the Board has adopted, and each director annually signs, a Board of Directors Business Ethics Policy Statement. The policy can be found on our website at www.thetorocompany.com/ethics.

Code of Conduct and Code of Ethics for our CEO and Senior Financial Personnel

All of our directors and employees are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest level of moral, ethical and legal standards. We also have a Code of Ethics for our CEO and Senior Financial Personnel applicable to our CEO (our principal executive officer), our Vice President, Chief Financial Officer (our principal financial and accounting officer), and certain senior accounting and/or treasury personnel who are also bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with the law. Our Code of Conduct and Code of Ethics for our CEO and Senior Financial Personnel can be found on our website at www.thetorocompany.com/ethics. If necessary, we intend to satisfy the disclosure requirements of Item 5.05 of the Current Report on Form 8-K regarding amendments to or waivers from any provision of our Code of Ethics for our CEO and Senior Financial Personnel by posting such information on our website at www.thetorocompany.com/ethics.

Communications with Directors

Shareholders and other interested parties may communicate directly with our Board of Directors, our Board committees, our non-employee directors as a group, our Lead Independent Director, or any other specified individual director in writing by (i) sending a letter addressed to The Toro Company Board of Directors, c/o General Counsel, 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, or (ii) sending an email to boardofdirectors@toro.com. Substantive communications, such as corporate governance matters or potential issues relating to accounting, internal controls or other auditing matters, are forwarded by our General Counsel to the relevant director(s) as appropriate. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, donation requests, questions about our products, and other such matters, are appropriately handled by Management.

Complaint Procedures

We maintain procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A 24-hour, toll-free confidential ethics helpline and a confidential web-based reporting tool are available for the submission of concerns regarding these and other matters by any employee. Concerns and questions received through these methods relating to accounting, internal accounting controls or auditing matters are promptly brought to the attention of the Chair of the Audit Committee and are handled in accordance with procedures established by the Audit Committee. Complete information regarding our complaint procedures is contained within our Code of Conduct, which may be accessed on our website as noted above.

DIRECTOR COMPENSATION

Director Compensation Program for Fiscal 2021

Overview.    Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our shareholders. In fiscal 2021, our non-employee director compensation was comprised of equity compensation, in the form of annual stock and stock option awards, and cash compensation, in the form of annual retainers that are paid quarterly. Each of the components of our Board compensation is described in more detail below. The Board compensation program structure, together with the feature of The Toro Company Amended and Restated 2010 Equity and Incentive Plan, as amended and restated, or the 2010 Plan, that enables our directors to elect to receive a portion or all of their cash compensation in the form of our common stock, causes a substantial portion of our non-employee director compensation to be linked to our common stock performance. As a current employee director, Mr. Olson does not receive any additional compensation for his service as a director.

Process for Consideration and Determination of Director Compensation.    The Board has delegated to the Compensation & Human Resources Committee the responsibility, among other things, to review and recommend to the Board any proposed changes in non-employee director compensation. In connection with such review, the Compensation & Human Resources engages an independent external compensation consultant to provide analysis regarding non-employee director compensation.

The Compensation & Human Resources Committee periodically engages Willis Towers Watson to review our non-employee director compensation, as was done prior to the Company’s fiscal 2021 year. The Willis Towers Watson review consisted of, among other things, analysis of board and committee compensation trends, a competitive assessment based on a selected group of manufacturing companies operating in the United States that are similar in size to us from a revenue and market capitalization perspective, and a separate analysis of lead director compensation. Overall, the review by Willis Towers Watson showed that our non-employee director compensation program aligned with market trends from a design perspective and was near the peer group midpoint from a compensation level standpoint. The Compensation & Human Resources Committee considered this data and recommended no changes to our non-employee director compensation program for fiscal 2021 from fiscal 2020.

Elements of Our Non-Employee Director Compensation Program.    The following table sets forth our fiscal 2021 non-employee director compensation program.

Non-Employee Director Compensation	Fiscal 2021 ($)
Annual Stock Award Value	65,000
Annual Stock Option Award Value	55,000
Annual Board and Committee Member Retainers
Board	85,000
Audit Committee Member	12,500
Compensation & Human Resources Committee Member	7,000
Nominating & Governance Committee Member	6,000
Finance Committee Member	6,000
Annual Lead Independent Director and Committee Chair Additional Retainers
Lead Independent Director	25,000
Audit Committee Chair	20,000
Compensation & Human Resources Committee Chair	12,000
Nominating & Governance Committee Chair	7,500
Finance Committee Chair	7,500

The following summarizes the key characteristics of the elements of our non-employee director compensation program:

Element	Key Characteristics
Annual Retainers	Each Board and committee member, committee chair and the Lead Independent Director receives annual retainers for their respective service on our Board. These retainers are paid quarterly.
Stock Awards

On the first business day of our fiscal year shares of our common stock are automatically granted under the 2010 Plan. The stock award is determined by dividing the stock award value by the average of the closing prices of our common stock during the three months prior to the grant. The shares are fully vested at the time of grant.

Stock Option Awards

On the first business day of our fiscal year, a stock option to purchase shares of our common stock is automatically granted under the 2010 Plan. The stock option award is determined by dividing the stock option award value by the grant date fair value of a stock option to purchase one share of our common stock. See below for additional information regarding vesting of stock option grants.

Common Stock In Lieu of Annual Retainers

Our non-employee directors may elect to convert a portion or all of their calendar year annual retainers otherwise payable in cash into shares of our common stock. Annual retainers earned after the date a director makes a stock-in-lieu of cash election for a calendar year are issued in shares of our common stock in December of that year, the number of which is determined by dividing the dollar amount of the annual retainers earned in the calendar year and elected to be converted into shares of our common stock by the closing price of our common stock on the date that the shares are issued.

Deferred Compensation Plan

Non-employee directors may elect to defer receipt of all or a part of his or her stock award and/or cash compensation on a calendar year basis under The Toro Company Deferred Compensation Plan for Non-Employee Directors, or the Deferred Plan for Directors. Because the value of a director’s deferred compensation account fluctuates, as applicable, based on the market value of our common stock or based on a rate of return on funds that are comparable to funds available in The Toro Company Retirement Plan, or Retirement Plan, earnings on deferred compensation are not preferential. Dividends paid on our common stock are credited to a director’s account as additional common stock units. A director is fully vested in his or her deferred compensation accounts. Distributions under the Deferred Plan for Directors are payable in accordance with the director participant’s prior distribution elections upon the earliest of retirement, prior to retirement if a valid election has been made or in an unforeseeable financial emergency.

Company Products

Each of our non-employee directors is entitled to receive certain Company products and related parts, service and accessories for his or her personal use, at no cost; provided, however, that directors are responsible for payment of applicable taxes attributable to the value of such items. The value of products, parts and accessories is deemed to be our distributor net price or its equivalent, which is also the price at which such items are generally available to our employees for purchase.

Charitable Giving

We offer a matching gift program for our non-employee directors, similar to the matching gift program offered to our employees, which provides that a gift or gifts by a director to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $1,000 per director per year.

Indemnification and D&O Insurance

Each non-employee director is a party to an indemnification agreement with us pursuant to which we have agreed to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Restated Certificate of Incorporation and continued coverage under our D&O insurance.

Stock Option Vesting.    Except as described below, stock options granted to our non-employee directors vest in three equal installments on each of the first, second and third year anniversaries of the grant date and remain exercisable for a term of ten years after the grant date.

If a director becomes disabled or dies, all outstanding unvested stock options will vest in full on the date the director’s service ceases by reason of such disability or death and all outstanding stock options may be exercised up to the earlier of the date the stock options expire or one year after the date the director’s service ceased by reason of such disability or death.

If a director has served as a member of the Board for ten full fiscal years or longer and terminates his or her service on the Board, other than due to death or disability, his or her outstanding unvested stock options will continue to vest in accordance with their terms and the director may exercise the vested portions of the stock options for up to four years after the director’s date of termination, but not later than the date the stock options expire. If a director has served as a member of the Board for less than ten full fiscal years and terminates his or her service on the Board, other than due to death or disability, his or her outstanding unvested stock options will expire and be canceled and the director may exercise any vested portions of the stock options for up to three months after the director’s date of termination, but not later than the date the stock options expire. The following directors have served as a member of the Board for ten full fiscal years or longer: Janet K. Cooper, Gary L. Ellis, Katherine J. Harless and Jeffrey M. Ettinger.

If there is a change in control of our Company, stock options granted under the 2010 Plan will vest immediately and remain exercisable for the remaining term. The general definition of a change in control under the 2010 Plan is described under “Potential Payments upon Termination or Change in Control—Change in Control.”

Director Compensation for Fiscal 2021

The following table provides summary information concerning the compensation of each individual non-employee director who served during fiscal 2021. Richard M. Olson, our Chairman and CEO, is not compensated separately for his service as a director. Mr. Olson’s compensation is discussed in the “Executive Compensation” section. Amounts in the table are not reduced to reflect elections, if any, by the non-employee directors to defer receipt of compensation. Deferral elections are described in more detail in the footnotes to the table. Earnings on nonqualified deferred compensation are not on a basis that is considered to be above-market or preferential.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
Janet K. Cooper	123,500	67,078	54,993	3,586	249,157
Gary L. Ellis	136,000	67,078	54,993	0	258,071
Jeffrey M. Ettinger	105,500	67,078	54,993	0	227,571
Katherine J. Harless(7)	103,500	67,078	54,993	322	225,893
Jeffrey L. Harmening	103,500	67,078	54,993	0	225,571
D. Christian Koch	98,000	67,078	54,993	0	220,071
Joyce A. Mullen(7)	98,000	67,078	54,993	0	220,071
James C. O’Rourke	110,000	67,078	54,993	0	232,071
Gregg W. Steinhafel(8)	49,000	67,078	54,993	0	171,071
Michael G. Vale(7)	103,500	67,078	54,993	358	225,929

(1)

Unless a director elected to defer receipt or convert a portion or all of his or her annual retainers into shares of our common stock under our 2010 Plan, annual retainers were paid in cash at the beginning of each fiscal quarter.

(2)

The following directors elected to convert all of their annual cash retainers into the following shares of our common stock, which number of shares received was based on the closing stock price of our common stock on December 15, 2021, of $98.03: Mr. Ettinger—1,076 shares; Mr. Harmening—1,055 shares; and Mr. Koch—999 shares.

(3)

On November 2, 2020, 807 shares of our common stock were granted to each non-employee director with the calculation as to the number of shares based on the average of the closing prices of our common stock during the three months prior to the grant, which was $80.45. However, the amount reported in the table represents the grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 718. The closing price on the grant date of $83.12 was used in calculating the grant date fair value. The stock awards granted on November 2, 2020, were the only stock awards granted to directors during fiscal 2021. As of October 31, 2021, no directors held any restricted stock or other unvested stock awards.

(4)

On November 2, 2020, a stock option to purchase 3,201 shares of our common stock was granted to each non-employee director. The amount reported in the table represents the grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value is based on a Black-Scholes model valuation of $17.18 per share. The following assumptions were used in the Black-Scholes calculation: a risk-free interest rate of 0.56%; expected life of 6.4 years; expected volatility of 23.036%; and an expected dividend yield of 0.95%. The exercise price per share is equal to 100% of the fair market value of one share of our common stock on the grant date, as determined by the closing price for our common stock, which was $83.12 on November 2, 2020. The actual value of the stock option awards, if any, to be realized by a director depends upon whether the price of our common stock at exercise is greater than the exercise price of the stock options. The stock option awards granted on November 2, 2020, were the only stock options granted to directors during fiscal 2021.

(5)

As of October 31, 2021, the aggregate number of stock options (exercisable and unexercisable) held by each director who served during all or part of fiscal 2021 was as follows: Ms. Cooper—30,231; Mr. Ellis—42,177; Mr. Ettinger—42,177; Ms. Harless—35,335; Mr. Harmening—6,722; Mr. Koch—20,001;

Ms. Mullen—6,722; Mr. O’Rourke—25,039; Mr. Steinhafel—11,204; and Dr. Vale—11,204. These numbers are different from the numbers set forth in the “Stock Options” column in footnote (2) to the “Directors and Executive Officers” stock ownership table which (i) sets forth information as of January 18, 2022 and (ii) does not include options that will become exercisable more than 60 days after January 18, 2022.

(6)

We generally do not provide perquisites and other personal benefits to our non-employee directors other than Company products for personal use. The amount reported includes for each of Mses. Cooper and Harless and Dr. Vale the value of products, parts, service or accessories, as described under “Company Products.”

(7)

Ms. Harless, Ms. Mullen and Dr. Vale elected to defer receipt of their (i) calendar 2020 and calendar 2021 retainers earned in fiscal 2021 and (ii) the annual stock award granted on November 2, 2020, each under the Deferred Plan for Directors.

(8)	Mr. Steinhafel retired from our Board at our 2021 Annual Meeting of Shareholders. Accordingly, the fees shown for Mr. Steinhafel are for the period from November 1, 2020 to March 16, 2021.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee selects our external auditor. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our external auditor and determines whether to re-engage the current external auditor. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the external auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the external audit firm; the external auditor’s global capabilities relative to our business; the external auditor’s knowledge of our operations; and the external auditor’s fees. Upon consideration of these and other factors, the Audit Committee has selected KPMG LLP, or KPMG, to serve as our external auditor for fiscal 2022. Although it is not required to do so, the Board, as it traditionally has done in the past, is asking our shareholders to ratify the Audit Committee’s selection of KPMG. If our shareholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection. Even if the selection is ratified by our shareholders, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The following table sets forth the aggregate fees billed to us for professional services rendered by KPMG for fiscal 2021 and fiscal 2020 by category, as described in the footnotes to the table.

	Fiscal 2021 ($)	Fiscal 2020 ($)
Audit Fees(1)	1,740,738	2,017,300
Audit-Related Fees(2)	40,000	70,000
Tax Fees(3)	143,798	245,026
All Other Fees	0	0

(1)

Consist of aggregate fees billed, or expected to be billed, for fiscal 2021 and fiscal 2020, respectively, for professional services rendered by KPMG in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits of certain of our international subsidiaries and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Fees for fiscal 2020 also include audit work related to The Charles Machine Works and Venture Products, Inc. acquisitions.

(2)	Consist of aggregate fees billed for KPMG’s services related to audits of employee benefit plans.
(3)	Consist of aggregate fees billed for professional services rendered by KPMG for permissible domestic and international tax consulting, planning and compliance services.

Pre-Approval Policies and Procedures

The Audit Committee Charter requires that the Audit Committee review and approve in advance the retention of our external auditor for all types of audit and non-audit services to be performed for us by our external auditor and approve the fees for such services, other than de minimis non-audit services allowed by relevant rules and regulations. All of the services provided to us by KPMG for which we paid Audit Fees, Audit-Related Fees and Tax Fees, as shown in the table above, were pre-approved by the Audit Committee in accordance with these pre-approval policies and procedures.

The Board of Directors Recommends a Vote FOR Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal 2022	☑

Audit Committee Report

This report is furnished by the Audit Committee with respect to our financial statements for fiscal 2021.

Ultimate responsibility for good corporate governance rests with our Board, whose primary roles and responsibilities involve oversight, counseling and providing direction to our Management in the best long-term interests of TTC and our shareholders. As set forth in its charter, the Audit Committee assists our Board by, among other things, providing oversight of our accounting and financial reporting processes, the audits of our annual financial statements and internal control over financial reporting. A copy of our Audit Committee Charter, which further describes the role and responsibilities of the Audit Committee, is available online at www.thetorocompany.com/corporategovernance.

Management is primarily responsible for the establishment and maintenance of our accounting and financial reporting processes, including our internal controls, and for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB, expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and expressing an opinion on the effectiveness of our internal control over financial reporting.

In performing its oversight role, the Audit Committee has (i) reviewed and discussed with Management our audited financial statements for fiscal 2021, (ii) discussed with representatives of KPMG the matters required to be discussed by PCAOB Auditing Standard 1301 (Communications with Audit Committees), (iii) received the written disclosures and the letters from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning KPMG’s independence, and (iv) discussed with representatives of KPMG its independence and concluded that it is independent from TTC and its Management.

Based on the review and discussions referred to in the foregoing paragraph and subject to the limitations on its responsibilities set forth in its charter, the Audit Committee recommended to our Board that our audited financial statements for fiscal 2021 be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2021, for filing with the SEC.

Audit Committee:

Janet K. Cooper (Chair)

Gary L. Ellis

Katherine J. Harless

Jeffrey L. Harmening

Michael G. Vale

PROPOSAL THREE—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Background

The Board is providing our shareholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Executive Compensation” section of this proxy statement, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes. At the 2021 Annual Meeting of Shareholders held on March 16, 2021, over 93% of the votes cast by our shareholders were in favor of our say-on-pay vote. The Compensation & Human Resources Committee believes that such results affirmed shareholder support of our approach to executive compensation.

Our Pay Philosophy

Our executive compensation program is generally designed to attract, retain, motivate and reward highly qualified and talented executive officers, including our named executive officers, that will enable us to execute our strategic priorities, perform better than our competitors and drive long-term shareholder value. The underlying core principles of our executive compensation program include (i) aligning the interests of our executives with those of our shareholders and linking pay to performance by providing compensation opportunities that are tied directly to the achievement of financial performance goals and long-term stock price performance, and (ii) providing competitive compensation opportunities targeted at the market 50th percentile for both individual elements of compensation and total direct compensation at target levels of financial performance, which we believe allows us to attract and retain the necessary executive talent while motivating and rewarding the accomplishment of annual and long-term financial performance goals and maintaining an appropriate cost structure. The “Compensation Discussion and Analysis,” describes our executive compensation program and the executive compensation decisions made by the Compensation & Human Resources Committee in fiscal 2021 in more detail.

Best Practices

•	A substantial portion of total executive compensation is linked directly to performance.
•	All incentive compensation awards are subject to a Clawback policy.
•	Our CEO and other executive officers do not have employment or severance agreements or arrangements, except as provided for in our change in control severance compensation policy, or CIC policy.
•	We do not provide tax “gross-up” payments under our CIC policy or in connection with any annual or long-term compensation, benefits or perquisites provided to our executive officers.
•	Our executive officers receive only modest perquisites.
•	We maintain stock ownership guidelines for each of our executive officers.
•

Our insider trading policy prohibits executive officers and directors from purchasing TTC securities on margin, borrowing against any account in which TTC securities are held, hedging, or pledging TTC securities as collateral for a loan.

•	We have an independent Compensation & Human Resources Committee.
•	We utilize an independent external compensation consultant.

We believe that our executive compensation objectives and core principles have resulted in an executive compensation program and related decisions that have appropriately incentivized the achievement of financial goals and produced financial results that have benefited our Company and our shareholders and are expected to drive long-term shareholder value.

Proposed Resolution

Accordingly, the Board recommends that our shareholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Shareholders are not voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. Our Compensation & Human Resources Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

Next Say-on-Pay Vote

Consistent with the results of the advisory vote on the frequency of the say-on-pay vote held at the 2017 Annual Meeting of Shareholders, the Board of Directors has determined that we will conduct a say-on-pay vote on an annual basis. Accordingly, the next say-on-pay vote will occur at our 2023 Annual Meeting of Shareholders.

The Board of Directors Recommends a Vote FOR Approval, on an Advisory Basis, of our Executive Compensation, or Say-On-Pay Vote.	☑

PROPOSAL FOUR—APPROVAL OF THE TORO COMPANY 2022 EQUITY AND INCENTIVE PLAN

Proposed 2022 Equity and Incentive Plan

The Board has approved, upon recommendation of the Compensation & Human Resources Committee, The Toro Company 2022 Equity and Incentive Plan, or 2022 Plan, subject to approval by our shareholders at the annual meeting. The 2022 Plan provides for the grant of nonqualified and incentive stock options, stock appreciation rights or SARs, restricted stock, restricted stock units or RSUs, performance shares, performance units, annual performance awards, non-employee director awards and other cash-based and stock-based awards. The Board and the Compensation & Human Resources Committee believe the 2022 Plan provides a means (a) whereby our employees, directors and third-party service providers develop a sense of ownership and personal involvement in the development and financial success of our Company, encouraging them to devote their best efforts to the business of our Company, and thereby advancing the interests of our Company and our shareholders; and (b) to attract talented and qualified individuals to become employees or serve as directors or third-party service providers and provide a means for such individuals to acquire and maintain stock ownership which facilitates alignment of interests with our Company’s shareholders.

If the 2022 Plan is approved by our shareholders, it will replace The Toro Company Amended and Restated 2010 Equity and Incentive Plan, as amended, which plan we refer to as the 2010 Plan, and no new awards will be granted thereunder. Awards outstanding under the 2010 Plan as of the effective date of the 2022 Plan will continue to be governed by the terms of the 2010 Plan, until exercised, expired, paid or otherwise terminated or canceled. Subject to adjustment, the maximum number of shares of our common stock to be authorized for issuance under the 2022 Plan will be equal to the sum of: (a) 1,250,000 shares, plus (b) the number of shares remaining available for grant under the 2010 Plan but not subject to outstanding awards thereunder as of the effective date of the 2022 Plan, and plus (c) the number of shares subject to awards outstanding under the 2010 Plan as of the effective date of the 2022 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the 2022 Plan. See “Background for Shares Authorized for Issuance Under the 2022 Plan” for calculations of the number of shares remaining available for grant under the 2010 Plan and the number of shares subject to awards outstanding under the 2010 Plan as of January 18, 2022. No more than 2,500,000 shares authorized for issuance under the 2022 Plan may be granted as “full value” awards and no more than 1,250,000 shares may be granted as incentive stock options.

Our shareholders are being asked to approve the 2022 Plan in connection with the rules and regulations of the NYSE relating to equity compensation and to qualify stock options for treatment as incentive stock options for purposes of Code Section 422 in the event the Compensation & Human Resources Committee decides to grant incentive stock options in the future. If our shareholders do not approve the 2022 Plan, the 2010 Plan will remain in effect until it terminates in accordance with its terms.

Reasons Why You Should Vote to Approve the 2022 Plan

The Board recommends a vote in favor of the approval of the 2022 Plan because the Board believes the 2022 Plan is in the best interests of our Company and our shareholders for the following reasons:

•

Aligns non-employee director, employee and shareholder interests. We currently provide long-term incentives primarily in the form of stock option grants and performance share awards to our executive officers, stock options and RSUs to certain other key employees, and stock awards and stock option grants to our non-employee directors. We believe that our stock-based compensation programs, along with our stock ownership guidelines for our non-employee directors and executives, and our annual cash incentives for employees, help align the interests of our non-employee directors and employees with the interests of our shareholders. We believe that our long-term stock-based incentives help promote long-term retention of our employees and encourage significant ownership of our common stock. We believe our annual cash incentives motivate and reward our employees for achievement of annual business results that drive overall Company and division performance by linking a portion of an employee’s compensation to the achievement of performance goals by the Company, and in certain cases, a division or the employee. If the 2022 Plan is approved, we will be able to maintain our means of aligning the interests of our non-employee directors and employees with the interests of our shareholders.

•

Attracts and retains talent. Talented, motivated and effective executives and employees are essential to executing our business strategies. Stock-based and annual cash incentive compensation have been important components of total compensation at the Company for many years because such types of compensation enable us to effectively recruit executives and other employees while encouraging them to act and think like owners of the Company. If the 2022 Plan is approved, we believe we will maintain our ability to offer competitive compensation packages to both retain our best performers and attract new talent.

•

Supports our pay-for-performance philosophy. We believe that stock-based compensation, by its very nature, is performance-based compensation. A significant portion of total compensation for our executives is incentive compensation in the form of annual cash incentives and long-term incentives that are tied to the achievement of financial business results. We use incentive compensation to help reinforce desired financial business results to our executives and to motivate them to make decisions to produce those results. If the 2022 Plan is approved, it will support our pay-for-performance philosophy.

•

Avoids disruption in our compensation programs. The approval of the 2022 Plan by our shareholders is important because the number of shares authorized for issuance under the 2010 Plan is not expected to be sufficient to meet our needs over the next several years. If the 2022 Plan is not approved, we likely would need to replace components of compensation previously awarded in certain equity with cash or with other instruments that may not necessarily align employee interests with those of our shareholders as well as our current equity awards, such as our performance share awards. Additionally, replacing equity with cash would increase our cash compensation expense and use cash that would be better utilized toward other strategic purposes, such as strategic acquisitions, research and development of innovative new products, and improvements in the quality and performance of existing products.

•

Balances appropriately our need to attract and retain talent with shareholder interests regarding dilution. We recognize the dilutive impact of our equity compensation programs on our shareholders and we continuously strive to balance this concern with the competition for talent, competitive compensation practices, and the need to attract and retain talent. As described in more detail below under the heading “Background for Shares Authorized for Issuance under the 2022 Plan,” we believe the 2022 Plan is not excessively dilutive to our shareholders and our three-year average annual burn rate is only 0.62%.

•

Protects shareholder interests and embraces sound stock-based compensation practices. As described in more detail below under the heading “Summary of Sound Governance Features of the 2022 Plan,” the 2022 Plan includes a number of features that are consistent with the interests of our shareholders and sound corporate governance practices.

Summary of Sound Governance Features of the 2022 Plan

The Board and Compensation & Human Resources Committee believe that the 2022 Plan contains several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

✓	No evergreen provision	✓	No liberal share counting
✓	Not excessively dilutive	✓	No dividend payments on unvested awards
✓	Minimum vesting and performance period requirements	✓	No repricing of “underwater” stock options or SARs, without shareholder approval
✓	Limit on full-value awards	✓	No liberal change of control definition
✓	Limits on non-employee director compensation	✓	No discounted or reload stock options or SARs
✓	No tax gross-ups	✓	Robust clawback policy

Background for Shares Authorized for Issuance Under the 2022 Plan

If the 2022 Plan is approved, the maximum number of shares of our common stock authorized for issuance will be equal to the sum of: (a) 1,250,000 shares, plus (b) the number of shares remaining available for grant under the 2010 Plan but not subject to outstanding awards thereunder as of the effective date of the 2022 Plan, and plus (c) the number of shares subject to awards outstanding under the 2010 Plan as of the effective date of the 2022 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the 2022 Plan. As of January 18, 2022, 2,515,746 shares of our common stock remained available for grant under the 2010 Plan and 3,546,606 shares of our common stock were subject to outstanding awards under the 2010 Plan, assuming target level of performance for performance-based awards.

In setting the number of shares of common stock available for issuance under the 2022 Plan, the Board and Compensation & Human Resources Committee considered a number of factors, which are discussed further below, including:

•	Shares available under the 2010 Plan and total outstanding equity-based awards and how long the shares available are expected to last;
•	Historical equity award granting practices, including our three-year average share usage rate (commonly referred to as “burn rate”); and
•	Potential dilution and overhang.

Shares Available and Outstanding Equity Awards.    While the use of long-term incentives, in the form of equity awards, is an important part of our compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in the granting of equity awards. In setting the number of shares available for issuance under the 2022 Plan, the Board and Compensation & Human Resources Committee also considered shares available under the 2010 Plan and total outstanding equity awards and how long the shares available under the 2022 Plan are expected to last. To facilitate the approval of the 2022 Plan, set forth below is certain information about shares of our common stock that may be issued under our equity compensation plans as of January 18, 2022.

As of January 18, 2022, we had 104,908,637 shares of common stock issued and outstanding. The market value of one share of our common stock on January 18, 2022, as determined based on the closing price as reported on the NYSE, was $99.17.

As described in more detail in the table below, under the 2010 Plan (and without giving effect to approval of the 2022 Plan) as of January 18, 2022:

•	2,515,746 shares remained available for issuance under the 2010 Plan; and
•

3,210,579 stock options and 336,027 shares underlying full value awards (such as RSUs and performance shares) were outstanding under the 2010 Plan, assuming target level of performance for performance-based awards.

Historical Equity Award Granting Practices.    In setting the number of shares authorized for issuance under the 2022 Plan, the Board and Compensation & Human Resources Committee also considered the historical number of equity awards granted under the 2010 Plan in the past three full fiscal years and our anticipated burn rate going forward.

The following table sets forth information regarding awards granted and our annual burn rate for each of the last three fiscal years.

	Fiscal 2021	Fiscal 2020	Fiscal 2019
Stock awards granted	8,070	8,920	10,090
Stock options granted	546,569	536,890	507,028
Restricted stock awards granted	0	0	0
RSU awards granted	73,098	27,161	76,496
Performance share awards granted, assuming target performance*	53,976	81,655	69,600
Weighted average basic shares of common stock outstanding during fiscal year	107,341,000	107,658,000	106,773,000
Burn rate	0.64%	0.61%	0.62%

Our three-year average burn rate (Fiscal Years 2019 to 2021) is only 0.62%, which is significantly lower than the industry thresholds established by certain major proxy advisory firms. Based on our historical and anticipated granting practices and the recent trading price of our common stock, we expect the 2022 Plan to cover awards for approximately three to five years. However, we cannot predict our future equity grant practices, the future price of our common stock or future hiring activity with any degree of certainty at this time; and therefore, the share reserve under the 2022 Plan could last for a shorter or longer period of time.

Potential Dilution and Overhang.    In setting the number of shares authorized for issuance under the 2022 Plan, the Board and Compensation & Human Resources Committee also considered the dilution (based on total outstanding award shares) and overhang (based on total potential award shares) that would result from approval of the 2022 Plan, including the policies of certain institutional investors and major proxy advisory firms.

Assuming Approval of the 2022 Plan
Options Outstanding as of January 18, 2022	3,210,579
Weighted Average Exercise Price of Options Outstanding	$69.64
Weighted Average Remaining Term of Options Outstanding	6.61 years
RSU Awards Outstanding as of January 18, 2022	132,427
Performance Share Awards Outstanding as of January 18, 2022, assuming Target Performance	203,600
Total Equity Awards Outstanding (Including Options, RSU Awards and Performance Share Awards)	3,546,606
Common Stock Outstanding as of January 18, 2022	104,908,637
Dilution as of January 18, 2022(1)	3.38%
Shares Available for Future Grant under the 2022 Plan (Including 1,250,000 New Shares Plus 2,515,746 Carryover Shares from the 2010 Plan) as of January 18, 2022	3,765,746
Overhang under the 2022 Plan, as a Percentage of Common Stock Outstanding as of January 18, 2022(2)	6.97%

(1)	Dilution consists of the number of shares subject to equity awards outstanding as of January 18, 2022 divided by the number of shares of our common stock outstanding as of January 18, 2022.
(2)

Overhang consists of the number of shares subject to equity awards outstanding as of January 18, 2022 and the number of shares available for future grant under the 2022 Plan, divided by the number of shares of common stock outstanding as of January 18, 2022.

Summary of the 2022 Plan Features

The major features of the 2022 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2022 Plan, a copy of which may be obtained upon request to our Vice President, Human Resources and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196 or by email to invest@toro.com. A copy of the 2022 Plan also has been filed electronically with the SEC as an appendix to this proxy statement and is available through the SEC’s website at www.sec.gov.

Purpose.    The purpose of the 2022 Plan is to provide a means whereby our employees, including executive officers, directors and third-party service providers develop a sense of ownership and personal involvement in the development and financial success of our Company, and to encourage them to devote their best efforts to the business of our Company, thereby advancing the interests of our Company and our shareholders. A further purpose of the 2022 Plan is to provide a means through which we may attract talented and qualified individuals to become employees or serve as directors or third-party service providers and provide a means for such individuals to acquire and maintain stock ownership which facilitates alignment of interests with our Company’s shareholders.

Plan Administration.    The 2022 Plan will be administered by the Compensation & Human Resources Committee. All members of the Committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” under the NYSE listing standards, the rules and regulations of the SEC and applicable law. Any decision of the Committee on any matter affecting the 2022 Plan and obligations arising under the 2022 Plan or any award granted under the 2022 Plan will be final and binding.

Under the terms of the 2022 Plan, the Committee will have the authority to, among other things:

•	select eligible individuals to whom awards are granted;
•	determine the types of awards to be granted and when;
•	determine the provisions of such awards, including the number of shares of our common stock subject to an award;
•	interpret the 2022 Plan and any agreement evidencing an award under the 2022 Plan and establish rules and regulations pertaining to the administration of the 2022 Plan; and

•

make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2022 Plan, including adopting subplans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than, and outside of, the United States

Delegation.    The Committee may delegate to one or more of its members or to one or more officers of the Company such administrative duties or powers as it may deem advisable. The Committee may authorize one or more directors or officers of the Company to designate employees, other than officers, and directors of the Company, to receive awards under the 2022 Plan and determine the size of any such awards, subject to certain limitations

Shares Authorized.    Subject to adjustment (as described below), the maximum aggregate number of shares of our common stock authorized for issuance under the 2022 Plan is equal to the sum of: (a) 1,250,000 shares, plus (b) the number of shares remaining available for grant under the 2010 Plan but not subject to outstanding awards thereunder as of the effective date of the 2022 Plan, and plus (c) the number of shares subject to awards outstanding under the 2010 Plan as of the effective date of the 2022 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the 2022 Plan. No more than 2,500,000 shares authorized for issuance under the 2022 Plan may be granted as “full value” awards and no more than 1,250,000 shares may be granted as incentive stock options.

Non-Employee Director Compensation Limit.    The 2022 Plan contains an upper total limit on annual non-employee director compensation equal to the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $500,000 (increased to $750,000 with respect to any non-employee director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a non-employee director's initial service as a non-employee director). Any compensation that is deferred counts towards this limit for the year in which the compensation is first earned, and not a later year of settlement. Note that this limit is different than the actual amounts paid to our non-employee directors which are described under “Director Compensation.”

Share Counting.    Shares of our common stock covered by an award granted under the 2022 Plan will not be counted as used unless and until the shares are issued and delivered to a participant, except that the full number of shares granted subject to a SAR that is settled by the issuance of shares will be counted against the shares authorized for issuance under the 2022 Plan. Shares tendered or withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of an option will not be counted against the shares authorized for issuance under the 2022 Plan. Any shares of our common stock repurchased by the Company on the open market using the proceeds from the exercise of an award under the 2022 Plan will not increase the number of shares available for future grants of awards under the 2022 Plan. Any shares of our common stock that are subject to an award under the 2022 Plan or under the 2010 Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares or are settled in cash in lieu of shares, or are exchanged to the extent permitted under the 2022 Plan, prior to the issuance of shares, will be available again for grant under the 2022 Plan. The shares of our common stock available for issuance under the 2022 Plan may be authorized and unissued shares or treasury shares.

Adjustments.    In the event of a corporate event or transaction involving the Company, including any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other similar corporate transaction or change in our corporate structure affecting our common stock, the Committee will substitute or adjust the number and kind of shares of our common stock that may be issued under the 2022 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the stock option or grant price applicable to outstanding awards and other value determinations as applicable to outstanding awards.

Minimum Vesting Requirements.    Subject to limited exceptions as noted in the 2022 Plan, the 2022 Plan provides that no stock-based awards will vest earlier than one year from the grant date and any awards that vest upon the attainment of performance goals will have a minimum performance period of one year.

Eligibility and Participation.    Awards may be granted under the 2022 Plan to employees and third-party service providers of the Company or any of its affiliates or subsidiaries and to non-employee directors of the Company. As of January 18, 2022, approximately 10,865 employees and 9 non-employee directors were eligible to participate in the 2010 Plan and would have been eligible to participate in the 2022 Plan had it been approved by our shareholders at such time. The Company does not typically make grants to third-party service providers.

Types of Awards.    Nonqualified and incentive stock options, stock appreciation rights or SARs, restricted stock, restricted stock units or RSUs, performance shares, performance units, annual performance awards, non-employee director awards and other cash-based and stock-based awards may be granted under the 2022 Plan. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options.    Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the award agreement. The 2022 Plan permits the grant of both nonqualified and incentive stock options. Each stock option granted under the 2022 Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. The exercise price of each stock option must be at least 100% of the fair market value of a share of our common stock as of the date the award is granted to a participant. Stock options may be exercised, in whole or in part, by payment in full of the exercise price in one or a combination of the following forms of payment: cash or its equivalent; the delivery of common stock already owned by the participant prior to such delivery; broker-assisted cashless exercise; by “net exercise”; a combination of such methods; or such other method as may be permitted by the Committee.

Stock Appreciation Rights.    Each SAR granted must be evidenced by an award agreement that specifies the grant price, the term, and such other provisions as the Committee may determine. The grant price of a SAR must be at least 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. Payment upon the exercise of a SAR will be in cash, shares of our common stock, or some combination of cash and shares of our common stock as determined by the Committee. The Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate.

Restricted Stock and Restricted Stock Units.    Shares of restricted stock and/or RSUs may be granted under the 2022 Plan. RSUs are similar to restricted stock except that no shares are actually awarded to the participant on the grant date. The period(s) of restriction, the number of shares of restricted stock or the number of RSUs granted, the purchase price, if any, and such other conditions and/or restrictions as the Committee shall determine shall be set forth in an award agreement. Participants holding shares of restricted stock may be granted voting rights with respect to their shares, but participants holding RSUs will not have voting rights with respect to their RSUs.

Unless otherwise determined by the Committee and set forth in a participant’s award agreement, participants holding shares of restricted stock have the same dividend rights as the Company’s other shareholders; provided, however, that the dividends will be subject to forfeiture and termination to the same extent as the shares of restricted stock to which such dividends relate and the award agreement may require that any cash dividends be reinvested in additional shares of restricted stock subject to the same conditions and restrictions as the shares of restricted stock with respect to which the dividends were paid. In no event, however, will dividends with respect to shares of restricted stock that are subject to performance-based vesting be paid out until the performance-based vesting provisions of such restricted stock lapse.

Unless otherwise determined by the Committee and set forth in a participant’s award agreement, prior to settlement or forfeiture, any RSUs awarded under the 2022 Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right, if applicable, would entitle the participant to be credited with an amount equal to all cash dividends paid on one share of our common stock while the RSU is outstanding or may be converted into additional RSUs. Such dividend equivalents will be made subject to the same conditions and restrictions as the RSUs to which they attach and settlement of such dividend equivalents may be made in the form of cash, in the form of shares of our common stock, or in a combination of both. In no event shall any dividends or dividend equivalents be paid out until the performance-based vesting provisions of such RSUs lapse.

After all conditions and restrictions applicable to restricted shares and/or RSUs have been satisfied or have lapsed (including the satisfaction of any applicable tax withholding obligations), shares of restricted stock will become freely transferable (except as otherwise provided in the 2022 Plan) and RSUs will be paid in cash, shares of our common stock, or some combination of cash and shares of our common stock as determined by the Committee. The Committee may provide that an award of restricted stock is conditioned upon the participant making or refraining from making an election with respect to the award under Code Section 83(b).

Performance Shares and Performance Units.    Performance shares and/or performance units may be granted under the 2022 Plan in such amounts and upon such terms as the Committee may determine. Each performance unit will have an initial value that is established by the Committee on the grant date, and each performance share will have an initial value equal to the fair market value of a share on the grant date. With respect to an award of performance shares and/or performance units, the Committee will establish performance periods and performance goals, which may be based on one or more of the performance measures set forth in the 2022 Plan. The performance period set forth in any award agreement for any performance shares must be at least one year, except under certain circumstances. The extent to which the participant achieves the performance goals during the applicable performance period will determine the value and/or the number of performance shares and/or performance units earned by a participant. Payment of earned performance shares and/or performance units will be in cash, shares of our common stock, or some combination of cash and shares of our common stock, as determined by the Committee and stated in the award agreement.

At any time during a performance period of more than one fiscal year, the Committee may, in its discretion, cancel a portion of an award or performance shares or performance units prior to the conclusion of the performance period if the award has not already vested, the Committee determines that the performance goals cannot be achieved at the maximum levels established at the time of grant, the awards are scaled back in proportion to the estimated shortfall in achievement of performance goals, and all awards for the same performance period are scaled back by the same percentage. Once an award is scaled back, it may not again be increased to add or recover performance shares or performance units that were canceled.

If provided specifically in an award agreement and only to the extent permitted by law, a participant holding performance units or performance shares awarded under the 2022 Plan may receive dividend equivalents based on the cash dividends declared on our common stock that are subject to such performance units or performance shares during the period between the date that such performance units or performance shares are granted and the date such performance units or performance shares are settled. Dividend equivalents may be converted into additional performance units or performance shares, as the case may be, and will be made subject to the same conditions and restrictions as the performance units or performance shares to which they attach. In no event shall any dividends or dividend equivalents be paid out until the performance-based vesting provisions of such performance units or performance shares, as the case may be, lapse.

Any shares issued under a deferred compensation plan that relate to the deferral of performance shares or performance units granted under the 2022 Plan (including without limitation any dividend equivalents paid in shares) will be deemed to be issued under the 2022 Plan.

Annual Performance Awards.    Annual performance awards payable in cash may be granted under the 2022 Plan in such amounts and upon such terms as the Committee may determine, based on the achievement of specified performance goals for annual periods or other time periods as determined by the Committee. The Committee will determine the target amount that may be paid with respect to an annual performance award, which will be based on a percentage of a participant’s actual fiscal year annual base earnings. The Committee may establish a maximum potential payout amount with respect to an annual performance award in the event performance goals are exceeded by an amount established by the Committee at the time performance goals are established and may establish measurements for prorating the amount of payouts for achievement of performance goals at less than or greater than the target payout but less than the maximum payout.

Non-Employee Director Awards.    Under the 2022 Plan, each non-employee director of the Company will continue to receive an unrestricted stock award and an automatic stock option grant each year on the first business day of each fiscal year (usually November 1) and will be permitted to elect to receive shares of our common stock, or if the Committee determines, other awards, in lieu of their cash retainers and meeting fees otherwise payable in cash under the 2022 Plan. Any additional awards granted to non-employee directors under the 2022 Plan must be made by a committee consisting solely of directors who are “independent directors” within the meaning of the NYSE listing standards. Any shares issued under a deferred compensation plan that relate to the deferral of awards granted to non-employee directors under the 2022 Plan or shares received by non-employee directors in lieu of their cash retainers and meeting fees (including without limitation accumulated dividend equivalents paid in shares) will be deemed to be issued under the 2022 Plan.

Other Cash-Based Awards.    Cash-based awards that are not annual performance awards may be granted to participants in such amounts and upon such terms as the Committee may determine. These other cash-based awards will be paid in cash only. If the other cash-based awards are subject to performance goals, the number and/or value of the other cash-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.

Other Stock-Based Awards.    Other stock-based or stock-related awards (including the grant or offer for sale of unrestricted shares of our common stock or the payment in cash or otherwise of amounts based on the value of shares of our common stock) may be granted in such amounts and subject to such terms and conditions (including performance goals) as determined by the Committee. Each other stock-based award shall be expressed in terms of shares of our common stock or units based on shares of our common stock, as determined by the Committee. Other stock-based awards will be paid in cash or shares of our common stock, as determined by the Committee. If the other stock-based awards are subject to performance goals, the number and/or value of other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.

Performance Measures.    The performance goals selected by the Committee may be based on any one or more performance measures, including those listed in the 2022 Plan. Any performance goal can be based on the performance of the Company or any subsidiary, as a whole, or any division or business unit, or subsidiary, or any combination thereof, as the Committee deems appropriate. Any performance goal can be compared to the performance of a peer group or a published or special index that the Committee deems appropriate. The Committee also may provide for accelerated vesting of any award based on the achievement of performance goals.

The Committee may amend or modify the vesting criteria (including any performance goals or performance periods) of any outstanding awards based in whole or in part on the financial performance of the Company (or any subsidiary or division or business unit) in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2022 Plan.

Dividend Equivalents.    With the exception of stock options and SARs, awards under the 2022 Plan (including deferred awards) may, in the Committee’s discretion, earn dividend equivalents with respect to the cash dividends that would have been paid on the shares of our common stock covered by such award had such shares been issued and outstanding on the dividend payment date. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as determined by the Committee and the Committee may provide that such amounts will be deemed to have been reinvested in additional shares of common stock or otherwise reinvested. Any dividend equivalents will be subject to the same conditions and restrictions and will be subject to forfeiture and termination to the same extent as the corresponding award as to which the dividend equivalents relate. In no event will participants holding performance shares, performance units or other performance-based awards receive any dividend payments until the performance-based vesting provisions of such awards lapse.

Effect of Termination of Service.    Pursuant to the terms of the 2022 Plan, the following provisions will apply in connection with the termination of a participant’s employment or other service with the Company except to the extent otherwise provided in the 2022 Plan, in an award agreement at the time of grant or as determined by the Committee at a later date, or by the terms of another agreement between the Company and the participant or a plan or policy of the Company applicable to the participant that specifically provides otherwise.

In the event a participant’s employment or other service is terminated by reason of death or disability, then:

•

All outstanding stock options (including non-employee director options) and SARs held by the participant shall become immediately exercisable in full and will remain exercisable for a period of one year after such termination, but not later than the date the stock option or SAR expires;

•	All outstanding shares of restricted stock held by the participant that then have not vested will terminate and be forfeited;
•

All outstanding, but unpaid, RSUs, performance shares, performance units and other cash-based or stock-based awards held by the participant will terminate and be forfeited, provided, however, that with respect to any performance shares or performance units, if a participant’s employment or other service is terminated by death or disability prior to the end of the performance period of such award, but after the conclusion of not less than one year of the performance period, the Committee may, in its sole discretion, cause shares to be delivered or payment made, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period; and
•

If the effective date of such termination is before the date payment is made in settlement of an annual performance award or would have been made had there not been a deferral election in place, the annual performance award will be terminated and forfeited; provided, however, that the Committee may, in its sole discretion, cause payment to be made with respect to such annual performance award, but only if otherwise earned for the entire performance period and only with respect to the portion of the performance period completed as of the date of such death or disability.

In the event a participant’s employment or other service is terminated by reason of retirement (except with respect to non-employee directors), then:

•

All outstanding stock options (other than non-employee director options) and SARs held by the participant will remain outstanding and exercisable and will continue to vest and become exercisable in accordance with their terms for four years after the date of such retirement, but will not be exercisable later than the date the stock option or SAR expires;

•	All outstanding shares of restricted stock held by the participant that then have not vested will terminate and be forfeited;
•

All outstanding, but unpaid, RSUs, performance shares, performance units and other cash-based or stock-based awards held by the participant will terminate and be forfeited, provided, however, that with respect to any performance shares or performance units, if a participant’s employment or other service is terminated by reason of retirement prior to the end of the performance period of such award, but after the conclusion of not less than one year of the performance period, the Committee may, in its sole discretion, cause shares to be delivered or payment made, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period; and

•

If the effective date of such retirement is before the date payment is made in settlement of an annual performance award or would have been made had there not been a deferral election in place, the annual performance award will be terminated and forfeited; provided, however, that the Committee may, in its sole discretion, cause payment to be made with respect to such annual performance award, but only if otherwise earned for the entire performance period and only with respect to the portion of the performance period completed as of the date of such retirement.

In the event a participant’s employment or other service is terminated for any reason other than death, disability or retirement (except with respect to non-employee directors), then:

•

All outstanding stock options (other than non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of termination, but those that are not exercisable will terminate and be forfeited;

•	All outstanding shares of restricted stock held by the participant that then have not vested will terminate and be forfeited;
•	All outstanding, but unpaid, RSUs, performance shares, performance units, and other cash-based or stock-based awards held by the participant will terminate and be forfeited;
•

If the effective date of such termination is before the date payment is made in settlement of an annual performance award or would have been made had there not been a deferred election in place, then any such annual performance award held by a participant will terminate and be forfeited; and

•

If a non-employee director has served as a member of the Board for 10 full fiscal years or longer and terminates service on the Board for any reason other than death or disability, (a) outstanding unvested non-employee director options will remain outstanding and continue to vest in accordance with their terms, and (b) the non-employee director may exercise all such vested outstanding non-employee director options for up to four years after the date of termination, but not later than the date the non-employee director option expires. If a non-employee director has served as a member of the Board for less than ten years and terminates service on the Board for any reason other than death or disability, (i) all unvested non-employee director options will expire and be canceled, and (ii) the non-employee director may exercise any vested outstanding non-employee director options for up to three months after the date of termination, but not later than the date the non-employee director option expires.

Modification of Rights Upon Termination.    Upon a participant’s termination of employment or other service the Committee may, in its sole discretion, cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, performance shares, performance units, annual performance awards, non-employee director awards, other cash-based awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) the Committee taking any such action relating to nonemployee director awards shall consist solely of “independent directors” (as defined in the NYSE listing standards), and (b) any such action by the Committee adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the Committee is authorized by the 2022 Plan to take such action.

Forfeiture and Recoupment or “Clawback”.    If a participant is determined by the Committee to have taken any action that would constitute an “adverse action,” all rights of the participant under the 2022 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Committee may require the participant to surrender and return to the Company any shares received, or to disgorge all or any profits or any other economic value made or realized by the participant during the period beginning one year prior to the participant’s termination of employment or other service with the Company or any affiliate or subsidiary, in connection with any awards or any shares issued upon the exercise or vesting of any awards. An “adverse action” includes any of the following actions that occur during or within one year after the termination of employment or other service with the Company or any affiliate or subsidiary, in each case as reasonably determined by the Committee: (a) being employed or retained by or rendering services to any organization that, directly or indirectly, competes with the Company or its affiliates or subsidiaries; (b) rendering services that are prejudicial or in conflict with the interests of the Company or any affiliate or subsidiary; (c) violating any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights with the Company; or (d) engaging in any misconduct or significant act reasonably determined by the Committee to be injurious, detrimental or prejudicial to any interest of the Company or any affiliate or subsidiary.

In addition, all awards under the 2022 Plan also will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the Company, as in effect from time to time (including, but not limited to, the Company’s Clawback Policy), and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable award agreement, or as otherwise required or permitted under applicable law.

Effect of Change in Control.    If a change in control of the Company occurs and an award is continued, assumed or substituted by the successor entity on terms as provided in the 2022 Plan, then the following vesting rules will apply to the continued, assumed or substituted awards, in each case effective immediately prior to such change in control but conditioned upon the completion of such change in control:

•

Any and all options and SARs shall vest and become immediately exercisable and remain exercisable until the expiration of its full specified term, regardless of any termination of employment or other service of the participant.

•

All restrictions and vesting requirements applicable to any award based solely on the continued service of the participant shall terminate and such awards shall be settled and paid in cash or shares of our common stock as provided in the award agreement as soon as practicable thereafter but in any event within 30 days following the date of such change in control, subject to the delay, if any, required under the 2022 Plan.

•

All vested and earned awards that are performance-based for which the performance period has been completed as of the date of such change in control but have not yet been paid shall be paid in cash or shares and at such time as provided in the award agreement as soon as practicable thereafter but in any event within 30 days following the date of such change in control, subject to the delay, if any, required under the 2022 Plan, and all performance-based awards for which the performance period has not been completed as of the date of such change in control shall immediately vest and be earned in full, and paid out with respect to each performance goal based on the greater of (i) target performance; or (ii) actual performance achieved through the date of such change in control, in each case with the manner of payment to be made in cash or shares as provided in the award agreement as soon as practicable thereafter but in any event within 30 days following the date of such change in control, subject to the delay, if any, required under the 2022 Plan.

If a change in control of the Company occurs, any outstanding awards that are not continued, assumed or substituted with equivalent awards by the successor entity will be subject to the following rules, in each case effective immediately prior to such change in control but conditioned upon the completion of such change in control:

•

Any and all options and SARs shall be fully vested and exercisable and the Committee shall (1) give a participant a reasonable opportunity to exercise the option and SAR before the transaction resulting in the change in control (including cashless exercise by a participant) and (2) pay the participant the difference between the exercise price for any option or the grant price for any SAR remaining outstanding as of the change in control and the per share consideration provided to other similarly situated shareholders in such change in control; provided, however, that if any portion of the consideration pursuant to a change of control may be received by holders of shares on a contingent or delayed basis, the Committee shall determine the fair market value per share of such consideration as of the time of the change of control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration; and provided, further, that if the exercise price of such option or the grant price of such SAR exceeds the aforementioned consideration provided, then the option or SAR shall be canceled and terminated without any payment.

•

All restrictions and vesting requirements applicable to any award based solely on the continued service of the participant shall terminate and such awards shall be settled and paid in cash or shares of our common stock as provided in the award agreement as soon as practicable thereafter but in any event within 30 days following the date of such change in control, subject to the delay, if any, required under the 2022 Plan; provided, however that if any such payment is to be made in shares of our common stock, the holders thereof shall receive the same consideration provided to other similarly situated shareholders in such change in control.

•

All vested and earned awards that are performance-based for which the performance period has been completed as of the date of such change in control but have not yet been paid shall be paid in cash or shares of our common stock and at such time as provided in the award agreement as soon as practicable thereafter but in any event within 30 days following the date of such change in control, subject to the delay, if any, required under the 2022 Plan; provided, however that if any such payment is to be made in shares of our common stock, the holders thereof shall receive the same consideration provided to other similarly situated shareholders in such change in control and all performance-based awards for which the performance period has not been completed as of the date of such change in control shall immediately vest and be earned in full, and paid out with respect to each performance goal based on the greater of (i) target performance; or (ii) actual performance achieved through the date of such change in control, in each case with the manner of payment to be made in cash or shares of our common stock as provided in the award agreement as soon as practicable thereafter but in any event within 30 days following the date of such change in control, subject to the delay, if any, required under the 2022 Plan; provided, however that if any such payment is to be made in shares of our common stock, the holders thereof shall receive the same consideration provided to other similarly situated shareholders in such change in control.

Generally, and subject to some exceptions, a change of control is deemed to have occurred if: (a) another person becomes the beneficial owner of at least 20% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock; (b) a majority of the Board becomes comprised of persons other than those for whom election proxies have been solicited by the Board; (c) the completion of certain business combinations, including certain reorganizations, mergers, consolidations, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our Company or the resulting Company after the business combination; or (d) our shareholders approve a complete liquidation or dissolution of our Company.

No Repricing.    The Committee may not, without prior approval of the Company’s shareholders, seek to effect any repricing of any previously granted, “underwater” option or SAR by: (a) amending or modifying the terms of the option or SAR to lower the exercise price or grant price; (b) canceling the underwater option or SAR in exchange for (i) cash; (ii) replacement options or SARs having a lower exercise price or grant price; or (iii) other awards; or (c) repurchasing the underwater options or SARs and granting new awards under the 2022 Plan, except for any adjustments required in connection with certain corporate transactions and other actions as described under the heading “Summary of the 2022 Plan Features—Adjustments.”

Term.    Unless sooner terminated by the Board, the 2022 Plan will terminate 10 years from the date it is approved by our shareholders.

Termination or Amendment.    Subject to certain exceptions, the Board has the authority to terminate and the Committee has the authority to amend the 2022 Plan or any outstanding award agreement at any time and from time to time provided that any amendment to the 2022 Plan will not become effective without shareholder approval (a) to increase the maximum number of shares of our common stock which may be issued pursuant to the 2022 Plan, (b) to increase any limitation set forth in the 2022 Plan on the number of shares of our common stock which may be issued, (c) to change the class of individuals eligible to participate in the 2022 Plan, (d) to reduce the minimum exercise price of any option or SAR, (e) reduce the minimum one-year vesting periods, or (f) if such approval is otherwise required to comply with applicable laws, rules or regulations.

No termination or amendment of the 2022 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2022 Plan without the written consent of the participant holding such award.

U.S. Federal Income Tax Information

The following is a general summary, as of the date of this proxy statement, of the U.S. federal income tax consequences to participants and the Company of transactions under the 2022 Plan. This summary is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2022 Plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2022 Plan.

Incentive Stock Options.    With respect to incentive stock options, generally, the stock option holder is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Code Section 422 continue to be met. If the stock option holder meets the employment requirements and does not dispose of the shares of our common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of our common stock are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our common stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder, assuming a deduction is allowed under Code Section 162(m).

Non-Qualified Stock Options.    The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-qualified or non-statutory stock option, is generally not a taxable event for the stock option holder. Upon exercise of the stock option, the stock option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year, assuming a deduction is allowed under Code Section 162(m). At the time of a subsequent sale or disposition of shares obtained upon exercise of the stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

SARs.    The grant of an SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming a deduction is allowed under Code Section 162(m).

Restricted Stock, RSUs, Performance Shares, Performance Units and Other Stock-Based Awards.    The federal income tax consequences with respect to restricted stock, RSUs, performance shares and performance units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award of stock granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by us, assuming a deduction is allowed under Code Section 162(m). Under certain circumstances, the participant, by making an election under Code Section 83(b), can accelerate federal income tax recognition with respect to an award of stock subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction (assuming a deduction is allowed under Code Section 162(m)) will be measured and timed as of the grant date of the award. If the stock award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming a deduction is allowed under Code Section 162(m). If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives the stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us, assuming a deduction is allowed under Code Section 162(m).

Annual Performance Awards and Other Cash-Based Awards.    Annual performance awards and other cash-based awards will be taxable as ordinary income to the participant in the amount of the cash received by the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming a deduction is allowed under Code Section 162(m).

Withholding Obligations.    We are entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the recipient to pay to us, an amount necessary for us to satisfy the recipient’s federal, state or local tax withholding obligations with respect to awards granted under the 2022 Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. The Committee may permit a participant to satisfy a tax withholding obligation by withholding shares of common stock underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.

Code Section 409A.    A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Code Section 409A and the requirements of Code Section 409A are not satisfied.

Code Section 162(m).    Pursuant to Code Section 162(m), the annual compensation paid to an individual who is a “covered employee” is not deductible to the extent it exceeds $1 million. The Tax Cut and Jobs Act, signed into law on December 22, 2017 (the Tax Act), amended Code Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in our proxy statement for our Annual Meeting of Shareholders; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2017, as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit (with a transition provision continuing the performance-based exception for certain compensation covered by a written binding contract in existence on November 2, 2017).

Excise Tax on Parachute Payments.    Unless otherwise provided in a separate agreement between a participant and the Company, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments such participant has the right to receive from the Company, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Code Section 4999 attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Code Section 4999, we will be denied a deduction with respect to such excess parachute payment pursuant to Code Section 280G.

New Plan Benefits

No awards have been granted under the 2022 Plan. Other than the automatic grant of stock awards and stock options to our non-employee directors as described in more detail under the heading “Summary of 2022 Plan Features—Non-Employee Director Awards”, it presently is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2022 Plan or would have been received by or allocated to participants for the last completed fiscal year if the 2022 Plan then had been in effect because awards under the 2022 Plan will be made at the discretion of the Committee.

The Board of Directors Recommends a Vote FOR Approval of The Toro Company 2022 Equity and Incentive Plan.	☑

EXECUTIVE COMPENSATION

Compensation & Human Resources Committee Report

The Compensation & Human Resources Committee has reviewed and discussed the “Compensation Discussion and Analysis” with Management and, based on such review and discussions, recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2021.

Compensation & Human Resources Committee:

James C. O‘Rourke (Chair)

Jeffrey M. Ettinger

D. Christian Koch

Joyce A. Mullen

Compensation Discussion and Analysis

Overview.    In this Compensation Discussion and Analysis, or CD&A, we describe key principles and approaches used to determine elements of compensation paid or awarded to and earned by the following named executive officers whose compensation is set forth in the “Summary Compensation Table”:

•	Richard M. Olson, Chairman of the Board, President and CEO;
•	Renee J. Peterson, Vice President and Chief Financial Officer;
•	Richard W. Rodier, Group Vice President, Construction, Contractor and Residential Businesses;
•	Amy E. Dahl, Vice President, Human Resources and General Counsel; and
•	Bradley A. Hamilton, Group Vice President, Commercial, International, Ventrac and Irrigation Businesses.

This CD&A should be read in conjunction with the accompanying compensation tables, corresponding footnotes and narrative discussion, as they provide information and context to the compensation disclosures. Additionally, this CD&A should be read in conjunction with our advisory vote on executive compensation, which can be found under “Proposal Three—Advisory Approval of our Executive Compensation.”

Fiscal 2021 Financial and Other Highlights.    We remain focused on executing our enterprise strategic priorities of accelerating profitable growth, driving productivity and operational excellence, and empowering people. Despite the continued challenges and uncertainty we faced in fiscal 2021, we, among other things:

•	achieved fiscal 2021 net sales of $3.96 billion, up 17.2% from fiscal 2020;
•	achieved reported diluted earnings per share, or EPS, of $3.78 per share, up 24.8% from fiscal 2020;
•	achieved professional segment net sales of $2.93 billion, up 16.1% from fiscal 2020;
•	achieved residential segment net sales of $1.0 billion, up 23.1% from fiscal 2020;
•	improved SG&A expense by 190 basis points;
•	returned $414.7 million of cash to our shareholders through a combination of quarterly cash dividends and share repurchases; and
•	continued our commitment to maintaining the health, safety and well-being of our employees, servicing our customers and supporting our communities.

Executive Compensation Program Objectives.    Our guiding compensation philosophy is to maintain an executive compensation program that allows us to attract, retain, motivate and reward highly qualified and talented executive officers who will enable us to execute on our strategic priorities, perform better than our competitors and drive long-term shareholder value. The following core principles provide a framework for our executive compensation program:

•	Align interests of executive officers with shareholder interests;
•	Link pay to performance; and
•	Provide competitive target total direct compensation opportunities.

Highlights of Compensation Practices.    At our 2021 Annual Meeting of Shareholders, our shareholders had the opportunity to vote on an advisory say-on-pay proposal and over 93% of the votes cast were in favor of such proposal. The Compensation & Human Resources Committee believes that such results affirmed shareholder support of our approach to executive compensation and did not believe it was necessary to, and, therefore, did not, make any significant structural changes to our executive compensation program in fiscal 2021.

What We Do:

✓	We link a substantial portion of total executive compensation directly to performance.
✓	We utilize a mix of performance measures in our incentive plans.
✓	We establish threshold levels of performance and we cap payouts at 200% of the target award.
✓	We utilize three-year performance share awards in which payouts vary based on performance against three-year performance goals.
✓	We utilize stock options, the value of which is contingent upon long-term stock price performance.
✓	We maintain minimum vesting requirement for our time-based equity awards.
✓	We maintain stock ownership guidelines for our executive officers.
✓	We include a clawback policy and clawback provisions.
✓	We have an independent Compensation & Human Resources Committee which is advised by an independent external compensation consultant

What We Don’t Do:

No repricing or exchange of any equity awards without shareholder approval.
No individual executive employment agreements.
No excessive perquisites.
No gross-up payments.
No hedging or pledging of TTC securities by our executive officers.

Pay Levels/Mix.    A significant portion of our executive officers’ target total direct compensation is comprised of short- and long-term variable performance-based, or at risk, compensation to directly link their pay to performance. Generally, higher level executive positions have a higher level of pay that is performance-based. For fiscal 2021:

•	84% of the target total direct compensation for our Chairman and CEO was performance-based, and
•	70% of the target total direct compensation for our other named executive officers was performance-based.

Short-term variable compensation is in the form of annual cash incentive awards. Long-term variable compensation is 50% in the form of three-year performance share awards and 50% stock options that vest over three years. We target pay opportunities within a competitive range of the market 50th percentile for each element of compensation and in total; however, variance around the market 50th percentile is dependent on a number of factors as discussed below under the “Role of Management” in “How We Make Compensation Decisions.” We also provide our executive officers with modest perquisites and market competitive retirement and benefit plans.

Chairman and CEO Target Total Direct Compensation Mix	Other Named Executive Officers Target Total Direct Compensation Mix

Annual Cash Incentives.    As described in more detail under “Annual Cash Incentives,” our corporate performance for our annual cash incentive exceeded target levels for each performance measure. The corporate performance payout for our fiscal 2021 annual cash incentives was 167.0% of target:

Corporate: Fiscal 2021 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% diluted net adjusted EPS*	$2.71	$3.39	$4.07	$3.62 (between target and maximum)
30% corporate revenue growth	5.8%	8.8%	11.8%	17.2% (above maximum)
20% corporate working capital as a percent of sales	22.76%	19.79%	16.82%	14.80% (above maximum)
Corporate performance payout				167.0% of target

*	Non-GAAP financial measure. See the investor presentation for fiscal year ended October 31, 2021 for definition and reconciliation to GAAP financial measure.

Long-Term Incentives.    As described in more detail under “Long-Term Incentives—Performance Measures for the Performance Period Ending in Fiscal 2021,” the three-year cumulative corporate performance for our three-year performance share awards is adjusted to reflect predefined adjustment events, which for fiscal 2019 to fiscal 2021 resulted in the exclusion of all financial impacts related to the acquisition of Venture Products, Inc. in March 2020. In addition, we did not adjust our performance measures or goals which were set at the beginning of fiscal 2019 as a result of the COVID-19 pandemic. The payout for our fiscal 2019 to fiscal 2021 performance share awards was 74.0% of target:

Fiscal 2019 to Fiscal 2021 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% cumulative corporate net income plus after-tax interest (in thousands)*	$997,434	$1,246,792	$1,496,151	$1,093,333 (between threshold and target)
20% cumulative corporate revenue (in thousands)	$10,149,788	$10,797,676	$11,445,506	$10,308,898 (between threshold and target)
30% cumulative corporate average net assets turns**	4.48840	5.28047	6.07254	5.30248 (between target and maximum)
Fiscal 2019 to fiscal 2021 performance share award payout				74.0% of target

*	Cumulative corporate net income plus after-tax interest is defined as net earnings plus interest expense, net of taxes.

** Corporate average net assets turns is defined as total cost of goods sold divided by the twelve month average of net assets less the twelve month average of cash and cash equivalents. Net assets is defined as the fiscal year monthly average of total assets less accounts payables, accrued liabilities, income taxes and other long-term liabilities.

How We Make Compensation Decisions.    There are several elements to our executive officer compensation decision-making, which we believe allow us to most effectively implement our established compensation philosophy. The Compensation & Human Resources Committee, its independent external compensation consultant and Management all have a role in the decision-making process for executive officer compensation. These roles are described below:

Role of the Compensation & Human Resources Committee.    The Compensation & Human Resources Committee, which is comprised solely of independent directors, oversees our executive compensation program. Within its duties, the Committee approves compensation for each of our executive officers. In addition, compensation approved by the Committee for our Chairman and CEO is submitted to the independent directors of the Board for ratification. In doing so, the Committee:

•	Approves the total direct executive compensation package for each executive officer, including his or her base salary, annual cash incentive award and long-term incentive awards;
•	Reviews and approves corporate, division and plant financial performance measures, weightings, goals and performance adjustment events, if any, related to our annual and long-term incentive awards;
•	Reviews and approves annual cash incentive award payouts and long-term performance share award payouts;
•	Evaluates market competitiveness of each of our executive officer’s compensation (in total and by each individual element);

•	Evaluates proposed changes to other elements of our executive compensation program; and
•	Approves any executive officer compensation changes in connection with merger and acquisition transactions.

During fiscal 2021, the Committee received input from Willis Towers Watson, its independent external compensation consultant, and our Management, including our Chairman and CEO, Vice President, Human Resources and General Counsel and our Managing Director, Total Rewards and Employee Services.

Role of the Independent External Compensation Consultant.    The Committee has sole authority to hire consultants, approve their fees and determine the nature and scope of their work. The Committee may replace consultants or hire additional consultants at any time.

A representative from Willis Towers Watson attended three Committee meetings in fiscal 2021, including attendance in executive session without Management present. During fiscal 2021, Willis Towers Watson reviewed and discussed executive compensation structure and trends with Management and the Committee and provided market data for all of our executive officers, including our named executive officers, along with a comparison of those executive officers’ current base salaries, target total cash compensation and total direct compensation to the market 25th, 50th and 75th percentiles. Additionally, during fiscal 2021, Willis Towers Watson reviewed executive officer compensation recommendations made by Management in advance of applicable Committee meetings, participated in discussions at the Committee meetings regarding those recommendations and provided consulting services related to the 2022 Plan, including reviewing and preparing plan documents and performing data review and modeling. Willis Towers Watson is engaged by the Committee from time to time to perform other compensation consulting services, which in fiscal 2021 included a review of non-employee director compensation, an assessment of risk as it relates to our incentive plans, compensation consulting services relating to incentive plan performance measures, equity compensation mix, and marketplace practices.

Role of Management.    Management’s role is to provide current compensation information and information regarding executive officer duties and responsibilities to Willis Towers Watson and provide analysis and recommendations on executive officer compensation to the Committee based on the comparison to market; the executive’s level of professional experience; the executive’s duties and responsibilities, including as a result of the completion and/or integration of significant acquisitions; individual performance; future potential; tenure in the position; corporate and/or division performance, as applicable; internal pay comparisons; and outside market factors, including general economic conditions. None of our executive officers provides input or recommendations with respect to his or her own compensation.

Use of Market Data and Target Positioning.    Since one of the objectives of our executive compensation program is to provide market competitive compensation opportunities, the Committee uses market data provided by Willis Towers Watson to help evaluate and make compensation decisions. Market data, which is size-adjusted, is provided by Willis Towers Watson through its executive compensation database, which includes roughly 500 participating companies. We believe that the market for our executive officer talent is not limited to the manufacturing industry; therefore, we do not focus specifically on manufacturing companies within the database, nor do we identify a separate group of peer companies within the manufacturing industry for executive compensation purposes. The market data provided by Willis Towers Watson was in aggregate form and, therefore, individual data for participating companies in the survey was not considered when determining executive officer compensation in total or for any individual officer or element.

We typically target pay opportunities within a competitive range of the market 50th percentile for each element of compensation and in total; however, variance around the market 50th percentile is dependent on multiple factors.

Elements of Our Executive Compensation Program.    During fiscal 2021, our executive compensation program consisted of the following key elements: base salary, annual cash incentive, long-term incentives in the form of performance share awards and stock options, health and welfare benefits, retirement plans and perquisites. The following table provides some of the key characteristics of and purpose for each element along with key actions taken during fiscal 2021.

Element	Key Characteristics	Purpose	Key Fiscal 2021 Actions
Base Salary	A fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.	Provide a source of fixed income that is market competitive and reflects scope and responsibility of the position held.	All of our named executive officers received salary increases ranging from 3.4% to 5.4%.

Element	Key Characteristics	Purpose	Key Fiscal 2021 Actions
Annual Cash Incentive	A variable, short-term element of compensation, payable in cash based on achievement of pre-established annual corporate financial goals and, for division participants, division financial goals.	Motivate and reward our executive officers for achievement of annual financial goals intended to drive overall company and division and/or business performance.

At the beginning of fiscal 2021, target awards as a percent of base salary for named executive officers were established at 60% to 120% of fiscal year base salary earnings.

Corporate performance measures and weightings were established for all of our named executive officers.

Long-Term Incentives

A variable, long-term element of compensation, provided in the form of performance share awards and stock options. Performance share awards are payable based on achievement of cumulative financial goals after three years and are paid in shares of our common stock. Stock options are time-based and vest no more frequently than ratably over three years.

Align the interests of our executive officers with our shareholders; encourage focus on long-term company financial performance measures that are deemed strategically and operationally important to our Company; promote retention of our executive officers; and encourage significant ownership of our common stock.

All of our named executive officers were granted performance share awards and stock options.
Health and Welfare Benefits	Includes medical and dental insurance; life, accidental death and dismemberment insurance; and disability insurance.	Provide competitive health and welfare benefits.

Although no significant changes were made to our health and welfare benefits in 2021, we continued to offer fully covered virtual doctor visits without a co-pay and did not increase our medical or dental premiums for calendar year 2021.

Retirement Plans	Includes a defined contribution retirement plan and certain nonqualified retirement plans.	Provide an opportunity for employees to save and prepare financially for retirement.	For calendar year 2021, we made a discretionary investment fund contribution to the defined contribution retirement plan.
Perquisites	Includes a financial planning allowance, Company products, company-leased automobile, and executive physical.

Assist in promoting the personal financial security of our executive officers; promote personal use of our products by our executive officers and the attraction, retention and wellbeing of our executive officers.

No significant changes were made to perquisites for fiscal 2021.

We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in fiscal 2021.

Base Salary.

General.    We review base salaries for our executive officers on an annual basis to ensure that they remain market competitive and reflect the scope and responsibility of their positions. Base salaries for our executive officers are reviewed and discussed at the regular meeting of the Compensation & Human Resources Committee held in November or December of each year. Additionally, base salaries for executive officers are periodically reviewed upon a significant change in an executive officer’s responsibilities or role.

Discussion and Analysis.    When we recommended new base salaries for our named executive officers, the following factors were considered: current base salary; positioning relative to competitive market data; scope and complexity of the position; experience; tenure; historical and current levels of function, division, and individual performance; future potential; and internal pay comparisons. The new annual base salaries and the percent increase over the previous base salaries are provided in the table below.

Name	New Base Salary as of March 1, 2021 ($)	Percent Increase over Previous Base Salary (%)
Mr. Olson	1,060,000	3.4
Ms. Peterson	575,000	4.2
Mr. Rodier	525,000	5.0
Ms. Dahl	490,000	5.4
Mr. Hamilton	437,000	4.0

On November 1, 2020, the beginning of our fiscal year, annual base salaries for all named executive officers were restored to the level at which they had been prior to reductions that went into effect in March 2020. Those reductions were 30% for Mr. Olson and 20% for all other named executive officers. At its December 2020 meeting, the Compensation & Human Resources Committee established base salaries for all named executive officers that were effective as of March 1, 2021; previously base salaries were effective as of the beginning of November. This change was made to align the timing of base salary adjustments for executive officers with the general timing of base salary adjustments for the company’s office salaried employees.

Base salary levels and increases for the named executive officers were reflective of all the factors described previously and all resulting base salaries are within 10% of the market 50th percentile. Additionally, when determining the percent increases, some consideration was given to the fact that executive officers had been subject to previous reductions and that the effective date of the annual increase for fiscal 2021 and going forward was moved from November to March.

Annual Cash Incentives.

General.    To help ensure we meet our compensation program objective of linking pay to performance, we provide the opportunity for our executive officers to earn an annual cash incentive, which is designed to motivate attainment and reward accomplishment of annual financial goals. This is done by establishing financial goals that link to our annual financial plan.

At the beginning of each fiscal year, during its regular meeting held in November or December, the Compensation & Human Resources Committee approves a target award expressed as a percentage of base salary for each executive officer. Additionally, the Committee approves specific performance measures, weightings, goals and performance adjustment events, if any, at the corporate and division and/or business level for the fiscal year. The performance measures are derived from a list of performance measures included in our 2010 Plan. For each performance measure, a threshold, target and maximum level of performance is defined, which have corresponding payout percentages. During the fiscal year, the Committee reviews progress against the pre-established goals. In addition, as needed during the fiscal year, the Committee reviews significant events that have occurred at our Company and assesses whether such events necessitate a change in target awards or performance measures, weightings and goals for any annual cash incentive award granted to our executive officers. Following the end of the fiscal year, at the Committee’s regular meeting held in November or December, Management presents a summary of, and the Committee certifies, actual performance as compared to the pre-established goals along with a corresponding payout percentage, which is expressed as a percent of target performance. Annual cash incentive awards are paid out to the executive officers in December.

Target Awards.    When determining the target award for each executive officer, the Committee reviews the market 50th percentile for target total cash compensation (sum of base salary and target annual cash incentive) for the position in which such executive officer serves. Our objective is that when we achieve target levels of performance for each measure, resulting total cash compensation paid to our executive officers is within a reasonable range of the market 50th percentile. Actual total cash compensation will generally exceed the market 50th percentile if actual performance for each measure exceeds the pre-established target annual financial goals and will generally be less than the market 50th percentile if actual performance for each measure is below the pre-established target annual financial goals. In addition to considering the market data, the Committee also considers experience, tenure, scope and complexity of the executive officer’s position, individual contributions and performance, as well as internal pay equity. Actual awards can range from 0% (if threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met for all of the performance measures) and the resulting competitiveness of total cash compensation will also vary accordingly.

In December 2020, the Committee approved the fiscal 2021 target awards for our named executive officers. Those target awards, any change in the target award percentage, the resulting cash incentive award and target total cash compensation are provided below.

Name	Fiscal 2021 Base Salary Earnings ($)	Fiscal 2021 Award at Target (% of base salary)	Fiscal 2021 Target Award Percentage Change	Fiscal 2021 Target Annual Cash Incentive Award ($)	Fiscal 2021 Target Total Cash Compensation ($)
Mr. Olson	1,045,930	120%	+5%	1,255,116	2,301,046
Ms. Peterson	566,066	80%	+5%	452,853	1,018,919
Mr. Rodier	515,545	70%	No Change	360,882	876,427
Ms. Dahl	480,635	65%	+5%	312,413	793,048
Mr. Hamilton	430,366	60%	No Change	258,220	688,586

We believe that the fiscal 2021 target annual cash incentive awards that were established at the beginning of fiscal 2021 are within a reasonable range of market competitive annual cash incentive opportunities given all relevant factors described previously and that the differentiation of target awards among our named executive officers was appropriate given the scope and responsibility of their respective positions. The changes in the target award for Mr. Olson, Ms. Peterson, and Ms. Dahl were made to align their target total cash compensation closer to the market 50th percentile. The Committee determined it was appropriate to keep the target awards for fiscal 2021 consistent with those in fiscal 2020 for Messrs. Rodier and Hamilton. Details regarding actual total cash compensation for fiscal 2021 can be found under “Annual Cash Incentives—Actual Cash Compensation Discussion and Analysis.”

Performance Measures, Weightings and Goals.    Each year, the Committee determines performance measures, weightings, goals and performance adjustment events, if any, for the annual cash incentive awards. We believe that in order to motivate our executive officers to achieve annual financial business goals, it is important to select performance measures designed to motivate our executive officers to achieve our annual financial plan, as well as drive shareholder value. Key elements of our annual financial plan for fiscal 2021 included profitability, revenue growth, and asset efficiency; and, accordingly, the performance measures for fiscal 2021 and their weightings were intended to support these key elements.

Our executive officers with all corporate responsibilities for the full fiscal year, which includes all of our named executive officers, had 100% of their annual cash incentive tied to corporate performance to encourage an enterprise-wide performance perspective. The corporate performance measures and weightings established at the beginning of fiscal 2021, were as follows:

Corporate Performance Measures
50% diluted net EPS
30% corporate revenue growth
20% corporate working capital as a percent of sales

At its meeting in December 2020, the Committee’s first meeting of fiscal 2021, threshold, target and maximum goals were established by the Committee for each corporate performance measure. Target levels of performance were established based on our annual financial plan, which takes into account our prior fiscal year actual financial results, our competitive situation and the general outlook for our business during the current fiscal year. Additionally, the diluted net adjusted EPS threshold goal, which was set at 80% of plan, must have been met in order for there to be any payout for corporate participants.

As provided for and in accordance with our 2010 Plan, the Committee also established specific adjustment events for determining corporate performance payouts under the fiscal 2021 annual cash incentive awards. The impact of an acquisition on the fiscal 2021 annual cash incentive award payouts was determined by the size of the acquisition based on projected annual revenue for the first twelve months following the closing of an acquisition, as follows:

•	The impact of any acquisition greater than $10 million was to be excluded from the payout calculation, unless such acquisition was included in the fiscal 2021 goals; and
•	The impact of any acquisition less than $10 million was to be included in the payout calculation.

In addition, any externally driven changes in accounting principles and standards were to be excluded if the cumulative net impact on the payout of all such accounting adjustments affected the award payout by more than 2%.

Corporate Performance Measures and Goals.    The table below summarizes the fiscal 2021 corporate performance measures and goals applicable to our named executive officers.

Corporate: Fiscal 2021 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% diluted net adjusted EPS	$2.71	$3.39	$4.07	$3.62 (between target and maximum)
30% corporate revenue growth	5.8%	8.8%	11.8%	17.2% (above maximum)
20% corporate working capital as a percent of sales	22.76%	19.79%	16.82%	14.80% (above maximum)
Corporate performance payout				167.0% of target

Corporate Performance Discussion and Analysis.    All of our named executive officers had 100% of their annual cash incentive awards tied to corporate performance for all of fiscal 2021; and therefore, their annual cash incentive award payouts were at 167.0% of target. Applying the corporate performance payout to their individual target awards, this translated to payouts of fiscal year base salaries of approximately 200% for Mr. Olson, 134% for Ms. Peterson, 117% for Mr. Rodier, 109% for Ms. Dahl, and 100% for Mr. Hamilton.

Actual Cash Compensation Discussion and Analysis.    Fiscal 2021 actual total cash compensation (which represents the sum of actual fiscal 2021 base salary earnings and actual fiscal 2021 total annual cash incentive award payout) is reflected in the table below. Given the strong corporate performance for the fiscal year, the actual total cash compensation exceeded the market 50th percentile, which aligns with our pay for performance philosophy and, therefore, with paying above market compensation for above market performance.

Name	Fiscal 2021 Base Salary Earnings ($)	Fiscal 2021 Total Annual Cash Incentive Award Payout ($)	Fiscal 2021 Total Cash Compensation ($)
Mr. Olson	1,045,930	2,095,541	3,141,471
Ms. Peterson	566,066	756,083	1,322,149
Mr. Rodier	515,545	602,528	1,118,074
Ms. Dahl	480,635	521,604	1,002,239
Mr. Hamilton	430,366	431,123	861,489

Long-Term Incentives.

General.    We believe that our use of long-term incentives tied to our common stock, along with our stock ownership guidelines, help align the interests of our executive officers with the interest of our shareholders. Therefore, we provide the opportunity for our executive officers to earn market competitive long-term incentives in the form of both stock options and performance share awards that are granted annually. With respect to annual grants of long-term incentive awards, in addition to considering market data, we also consider for each executive officer the scope and complexity of the position, experience, tenure, internal pay comparisons, function, division, and individual performance and historical targeted grant levels.

Generally, one-half of the long-term incentive value is delivered in the form of stock options and one-half is delivered in the form of performance share awards. We believe this mix of equity strikes the appropriate balance between rewarding achievement of company specific performance measures and increases in the market value of our common stock. Actual value realized from our long-term incentive awards may vary from the market 50th percentile based on performance against our three-year cumulative financial plan in the year of the grant for the price of our common stock for stock options and performance share awards. In addition to stock options and performance share awards, we occasionally use awards of restricted stock units in connection with the hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes.

Stock Options.    Each year at its regular meeting held in November or December, the Compensation & Human Resources Committee approves the annual grant of stock options to our executive officers. If we deliver strong shareholder returns, our stock price presumably will increase, thereby increasing the value of the stock options and executive officer resulting total compensation. If shareholder value is not delivered and our stock price does not increase, the options will have no value. Annual stock options are generally granted on the date of the Committee’s meeting or, if such meeting is held before the announcement of our financial results for the recently completed fiscal year, on the second business day following such issuance, and have a per share exercise price equal to the closing price of our common stock on the grant date.

To determine the number of options to award to our executive officers, we start with a total target value of stock options and divide that value by the expected value of an option to purchase a share of our common stock, using a Black-Scholes option pricing method. The calculation of the expected value is based on the average closing price of our common stock over the last three months of the prior fiscal year. The three-month average allows for smoothing of any volatility that may be associated with a particular date’s stock price.

Stock options granted to our executive officers on an annual basis vest in three equal installments on each of the first, second and third year anniversaries of the grant date and are exercisable for a period of ten years following the grant date. The three-year vesting schedule is consistent with the three-year performance period for our performance share awards. We believe the three-year period for both stock options and performance share awards provides retention value and focuses our executive officers on attainment of long-term performance. The Compensation & Human Resources Committee periodically reviews option vesting schedules and terms.

Occasionally the Committee will approve stock option awards for use in certain situations, including hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes. Vesting may be either performance-based or time-based. Performance-based awards are derived from one or more of the performance measures included in our 2010 Plan. Under our 2010 Plan, stock options with time-based vesting can vest no more rapidly than ratably over three years.

Performance Share Awards.    Each year at its regular meeting held in November or December, the Compensation & Human Resources Committee approves the annual grant of performance share awards to our executive officers. Performance share awards are paid out in shares of our common stock following completion of a three-year performance period if certain performance goals are achieved. Performance goals are derived from performance measures included in our 2010 Plan.

To determine the number of target performance share awards to be granted to our executive officers, we start with a total target value of performance share awards to be delivered. That value is divided by an expected value per share to determine the number of performance share awards to grant at target. The expected value per share is equal to the average closing price of our common stock over the last three months of the prior fiscal year.

At the beginning of the first fiscal year in the three-year period, the Compensation & Human Resources Committee establishes performance measures, weightings, goals and performance adjustment events, if any, for the entire three-year performance period, as well as thresholds and maximums. Factors we consider when establishing the performance goals for the three-year period include our prior fiscal year actual financial business results, our longer-term strategic plan outlook, including our projections for performance for years two and three of the three-year award term, and of our competitive situation and outlook. During the fiscal year, the Committee reviews progress against the performance goals for performance share awards for all outstanding performance periods. At the end of the three-year performance period, at the Committee’s regular meeting in November or December, Management presents a summary of, and the Committee certifies, performance against the performance goals, including the applicability of any performance adjustment events, and a corresponding payout, which is expressed as a percent of target. Shares of our common stock are paid out to the executive officers in December. Actual payouts for performance share awards can range from 0% (if the threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met).

Restricted Stock Unit Awards.    Occasionally, the Committee will approve awards of restricted stock units for use in certain situations, including hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes. Vesting may be either performance-based or time-based. Performance-based awards are derived from one or more of the performance measures included in our 2010 Plan. Under our 2010 Plan, restricted stock units with time-based vesting can vest no more rapidly than ratably over three years.

Fiscal 2021 Grants.    The number of stock options granted to our named executive officers for fiscal 2021 can be found in the “Grants of Plan-Based Awards for Fiscal 2021” table. The per share exercise price of the options is $93.33, which is equal to the closing price of our common stock on the grant date, which for fiscal 2021 was December 17, 2020. The grant date fair value of those awards can be found in the “Summary Compensation Table” in the “Option Awards” column and in the “Grants of Plan-Based Awards for Fiscal 2021” table in the “Grant Date Fair Value of Stock and Option Awards” column.

On December 1, 2020, the Committee granted performance share awards for the fiscal 2021 through fiscal 2023 performance period. The number of performance shares at threshold, target and maximum levels of performance for the fiscal 2021 through fiscal 2023 performance period can be found in the “Grants of Plan-Based Awards for Fiscal 2021” table in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns. The grant date fair value of those awards at target can be found in the “Summary Compensation Table” in the “Stock Awards” column“ and in the “Grants of Plan-Based Awards for Fiscal 2021” table in the “Grant Date Fair Value of Stock and Option Awards” column.

Performance Measures for the Performance Period Beginning in Fiscal 2021.    For the fiscal 2021 to fiscal 2023 performance share awards, the following corporate performance measures and weightings were established for all of our executive officers:

•	50% cumulative corporate net income plus after-tax interest;
•	30% cumulative corporate revenue; and
•	20% corporate working capital as a percent of sales.

At its meeting in December 2020, threshold, target and maximum goals were established for the fiscal 2021 to fiscal 2023 performance share awards. The specific performance goals for the three-year award period are maintained by us as proprietary and confidential. The Committee believes that disclosure of these specific performance goals would represent competitive harm to us as such cumulative corporate goals and results are not publicly disclosed and are competitively sensitive. For each performance measure, the target goal reflects the cumulative three-year financial plan set at the corporate level. Based on historical performance, the Committee believes the attainment of target performance levels, while uncertain, could be reasonably anticipated. Threshold goals represent the minimum level of performance necessary for there to be a payout for that performance measure and the Committee believes the threshold goals are likely to be achieved. Maximum goals represent the performances at which payouts are 200% of the target award. Even if actual results exceed the maximum goals, the payouts are capped at 200% of the target award. Maximum goals represent levels of performance at which the Committee determined a payout of 200% of target would be appropriate. The Committee believes that the maximum goals established are more aggressive goals.

In addition to approving performance measures, goals and weightings, the Committee also established, in accordance with our 2010 Plan, specific corporate adjustment events for determining payouts under the fiscal 2021 to fiscal 2023 performance share awards. The impact of acquisitions on the evaluation of performance will be determined based on the size of the acquisition as determined by projected annual revenue for the first twelve months after the closing of an acquisition as follows:

•

The entire impact of any acquisition greater than $50 million will be excluded from the payout calculation for the entire performance period unless the acquisition was included in the annual financial plan and cumulative goals;

•	All impacts for acquisitions less than $10 million will be included in the payout calculation for the entire performance period; and
•	For acquisitions between $10 million and $50 million:
−	the impact will be excluded from the payout calculation if the transaction closes during the third year of the three-year term; and
−	if the transaction closes in the first or second year of the performance period, the impact will be included in the payout calculation with the exception of any transaction costs incurred.

Any externally driven changes in accounting principles and standards will be excluded from the evaluation of performance if the cumulative net impact on the payout of all such accounting adjustments affects the award payout by more than 2%, unless such accounting change was included in the annual plan and cumulative goals.

Performance Measures for the Performance Period Ending in Fiscal 2021.    The performance share awards that were granted in fiscal 2019 for the fiscal 2019 to fiscal 2021 performance period were approved for payout upon the Committee’s certification of performance against the goals and impact of any predefined adjustment events at its meeting on December 1, 2020. Pursuant to the predefined adjustment events, all financial impacts related to our acquisition of Venture Products, Inc. in March 2020 were excluded from the payout calculation. The payout for our fiscal 2019 to fiscal 2021 performance share awards was 74% of target.

The table below outlines the corporate performance measures and weightings, as well as threshold, target and maximum goals that were established by the Committee at the beginning of fiscal 2019, along with actual levels of performance when factoring in adjustment events, for the fiscal 2019 to fiscal 2021 performance share awards.

Fiscal 2019 to Fiscal 2021 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% cumulative corporate net income plus after-tax interest (in thousands)	$997,434	$1,246,792	$1,496,151	$1,093,333 (between threshold and target)
20% cumulative corporate revenue (in thousands)	$10,149,788	$10,797,676	$11,445,506	$10,308,898 (between threshold and target)
30% cumulative corporate average net assets turns	4.48840	5.28047	6.07254	5.30248 (between target and maximum)
Fiscal 2019 to fiscal 2021 performance share award payout				74.0% of target

Corporate Performance Discussion and Analysis.    When applying the actual performance when factoring in the defined adjustment events against the weightings of the performance measures, the fiscal 2019 to fiscal 2021 payout was 74.0% of target.

Target Total Direct Compensation.    As described previously, when analyzing compensation, we look at base salary, target total cash compensation and target total direct compensation in comparison to the market 50th percentile when establishing new base salary levels, target annual cash incentive awards and long-term incentive awards. Actual value realized from long-term incentives is dependent on actual payout of performance share awards at the end of the three-year term, which is dependent on actual cumulative performance against established performance goals and the stock price at the time of exercise for stock option grants. Therefore, it is difficult to assess actual total direct compensation on an annual basis in comparison to the market since the market data may have changed significantly when actual long-term incentive results are fully realized. We believe it is important to continue to review target total direct compensation when establishing long-term incentive grants. The fiscal 2021 target total direct compensation (sum of actual base salary, target annual cash incentive and target value of equity awards), for each named executive officer is in the table below.

Name	Fiscal 2021 Target Total Direct Compensation ($)
Mr. Olson	6,832,000
Ms. Peterson	2,160,000
Mr. Rodier	1,882,500
Ms. Dahl	1,523,500
Mr. Hamilton	1,414,200

Health, Welfare and Retirement Benefits and All Other Compensation.

Health and Welfare Benefits.    We believe that providing competitive health and welfare benefits at a reasonable cost is an important part of any employee’s compensation package and promotes employee health. Our executive officers participate in the same health and welfare benefits as our full-time office salaried employees. These health and welfare benefits for fiscal 2021 included medical and dental insurance; life, accidental death and dismemberment insurance; and disability insurance. These benefits, including plan design and cost, are analyzed annually.

Retirement Benefits.    We believe that it is important to allow our employees, including our executive officers, the opportunity to save for retirement through our Retirement Plan, which is our defined contribution plan. The majority of our U.S.-based employees participate in the Retirement Plan and certain of our subsidiaries participate in different retirement plans. For 2021, the Retirement Plan included a 401(k) plan with a Company match and an investment fund contribution that can be made at the discretion of the Company. Company contributions for fiscal 2021 to our Retirement Plan on behalf of our named executive officers can be found under “All Other Compensation for Fiscal 2021.”

Nonqualified Deferred Compensation Plans.    To help ensure our executive officers’ ability to provide financial security and save for retirement, we maintain three nonqualified deferred compensation plans, which include: The Toro Company Deferred Compensation Plan, or Deferred Plan, The Toro Company Deferred Compensation Plan for Officers, or the Deferred Plan for Officers and The Toro Company Supplemental Benefit Plan, or Supplemental Benefit Plan. These plans, which are unsecured and unfunded, are described under “Nonqualified Deferred Compensation for Fiscal 2021.”

Perquisites.    The limited perquisites provided during fiscal 2021 to our executive officers are described in “All Other Compensation for Fiscal 2021.” We believe these perquisites are an important part of our overall compensation package and help us attract, retain and reward top executive talent. Specifically, we believe that these perquisites assist in promoting the financial security and health of our executive officers and encourage the use and promotion of our products.

Charitable Giving.    We support charitable organizations for our employees through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer and his/her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $3,000 per year.

Employment, Severance and Change in Control Arrangements.    None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our CIC policy and other than certain change in control provisions in our equity plans. Accordingly, our executive officers do not have the right to cash severance or additional benefits in connection with a termination of employment except in connection with a change in control of our Company as described under “Potential Payments Upon Termination or Change in Control—Change in Control.” Each executive officer is a party to our standard confidentiality, invention and non-compete agreement.

We believe our CIC policy and other change in control arrangements are important because they provide retention incentives and additional monetary motivation to complete a transaction that the Board believes is in the best interests of our Company and shareholders. We believe it is in the best interests of our Company and our shareholders to assure that we will have the continued dedication of our executives, notwithstanding the possibility, threat or occurrence of a change in control. We also believe it is imperative to diminish any distraction of our executives by virtue of the personal uncertainties and risks, including personal financial risks, created by a pending or threatened change in control of the Company.

Our CIC policy incorporates a “double trigger” mechanism and provides for a severance payment for an executive officer if within three years after a change in control an executive officer’s employment is terminated by us without just cause or the executive officer terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control. Our CIC policy does not provide a “gross-up” for 280G excise taxes and, as a condition to the payment of any severance payment, the executive officer must execute a release of claims against us.

In addition to our CIC policy, we also have change in control provisions in our 2010 Plan and prior equity plans and individual award agreements that apply to our executives, as well as other employees, that provide for immediate vesting acceleration upon a change in control. More information regarding these provisions is also provided under “Potential Payments Upon Termination or Change in Control—Change in Control.” Because the immediate vesting of stock options, restricted stock units and certain other awards is triggered by the change in control itself, and is not dependent upon a termination of employment within a certain protection period, these acceleration provisions are known as a “single trigger” change in control arrangements. We believe these “single trigger” change in control arrangements for equity awards granted provide important retention incentives during what can often be an uncertain time for employees and provide executives with additional monetary motivation to focus on and complete a transaction that our Board believes is in the best interests of our shareholders rather than seeking new employment opportunities. If an executive were to leave prior to the completion of the change in control, non-vested options or other awards held by the executive would terminate.

The Compensation & Human Resources Committee reviews our change of control arrangements periodically to ensure that they remain appropriate.

Stock Ownership Guidelines.    We maintain stock ownership guidelines that enable us to meet our compensation objective of aligning the interests of our executive officers with those of our shareholders. Our stock ownership guidelines are described in more detail in “Stock Ownership Guidelines.” As of October 31, 2021, each of our executive officers required to meet the stock ownership guidelines had met such guideline.

Hedging and Pledging.    Our insider trading policy prohibits officers and directors from engaging in hedging or pledging of our securities. Our anti-hedging and pledging policy is described in more detail in “Anti-Hedging and Anti-Pledging Policies.”

Tax Deductibility of Compensation.    Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”), in designing our executive compensation program, we considered the deductibility of executive compensation under Code Section 162(m). The 2017 Tax Act, among other things, repealed the exemption from

Code Section 162(m)’s $1 million deduction limit for “performance-based” compensation for taxable years beginning after December 31, 2017. Our compensation plans were designed with the intention of satisfying the requirements for “performance-based” compensation as defined in Code Section 162(m) prior to the effective date of the 2017 Tax Act so that such awards would be exempt from the Code Section 162(m) deduction limitation. While we designed these plans to operate in this manner, the Committee could administer the plans in a manner that did not satisfy such requirements in order to achieve a result that the Committee determined to be appropriate, including by revising performance goals and/or adjustment events as needed to ensure our pay practices continued to align with performance even if this resulted in a disallowance of a deduction for amounts in excess of $1 million.

Despite the changes to Section 162(m) as a result of the 2017 Tax Act, consistent with our executive compensation philosophy of linking pay to performance and aligning executive interests with those of our shareholders, we currently expect that we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our Company even though amounts in excess of the Code Section 162(m) limit are no longer deductible.

Assessment of Risk Related to Compensation Programs

We determined that our compensation policies, practices and programs and related compensation governance structure work together to minimize exposure to excessive risk while appropriately pursuing growth, profitability and asset efficiency strategies that emphasize shareholder value creation. In reaching such determination, we noted that (i) base salaries for all office salaried employees are targeted within a competitive range of the market 50th percentile, are not subject to performance risk and, for non-executive employees, constitute the largest part of their total compensation; (ii) incentive or variable compensation awarded to our executive officers, which constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation, and utilizes performance measures and goals that are drivers of long-term success for our Company and our shareholders; and (iii) caps on performance-based awards are used.

Clawback Policy and Provisions

Clawback Policy.    In January 2022, we adopted a clawback policy pursuant to which we may recover certain incentive compensation from current or former officers in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly or the executive engaged in egregious conduct that is substantially detrimental to the Company.

Clawback Provisions.    Our 2010 Plan and the related award agreements contain a clawback provision which provides that if, within one year after the termination of employment the participant is employed or retained by or renders services to a competitor, violates any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights or engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of our Company, all rights of such participant under the 2010 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Committee may require the executive to surrender and return to our Company any shares received, and/or to disgorge any profits or any other economic value made or realized by the participant during the period beginning one year prior to the participant’s termination of employment or other service with our Company or any affiliate or subsidiary, in connection with any awards or any shares issued upon the exercise or vesting of any awards granted under such plan.

The 2022 Plan, if adopted, will have a similar clawback provision, as described under “Summary of Sound Governance Features of the 2022 Plan—Forfeiture and Recoupment or Clawback.”

Summary Compensation Table

The following table summarizes compensation for each of the last three fiscal years awarded to, earned by or paid to individuals who served as our principal executive officer and principal financial officer and each of the other three most highly compensated executive officers during fiscal 2021. We collectively refer to these executive officers as our “named executive officers”. The “Compensation Discussion and Analysis” provides additional information about compensation paid to our named executive officers. Amounts in this Summary Compensation Table are not reduced to reflect elections, if any, by the named executive officers to defer receipt of base salary, annual cash incentive award payouts or performance share award payouts. Elections to defer these forms of compensation are described in more detail under “Nonqualified Deferred Compensation for Fiscal 2021.” Earnings on nonqualified deferred compensation are not on a basis that is considered to be above-market or preferential.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Richard M. Olson, Chairman of the Board, President and Chief Executive Officer	2021	1,045,930	0	2,536,520	2,651,082	2,095,541	300,778	8,629,851
	2020	871,250	0	2,335,366	2,388,298	307,094	95,349	5,997,357
	2019	925,000	0	1,906,560	1,646,571	606,939	182,363	5,267,433
Renee J. Peterson, Vice President and Chief Financial Officer	2021	566,066	0	634,130	663,264	756,083	187,432	2,806,975
	2020	496,800	0	518,111	529,518	114,202	73,211	1,731,842
	2019	535,500	0	464,724	401,134	239,569	114,944	1,755,871
Richard W. Rodier, Group Vice President, Construction, Contractor and Residential Businesses	2021	515,545	0	561,658	584,304	602,528	127,192	2,391,228
	2020	399,333	0	383,620	604,329	79,057	64,158	1,530,497
	2019	351,667	0	391,461	108,090	130,608	74,866	1,056,692
Amy E. Dahl(7), Vice President, Human Resources, and General Counsel	2021	480,635	0	398,596	420,462	521,604	147,740	1,969,037
	2020	418,500	0	317,053	324,896	76,962	46,256	1,183,667

Bradley A. Hamilton, Group Vice President, Commercial, International, Ventrac and Irrigation Businesses	2021	430,366	0	398,596	420,462	431,123	129,341	1,809,888
	2020	378,000	0	347,985	353,012	69,514	46,368	1,194,879
	2019	400,000	0	297,900	259,416	143,160	74,446	1,174,922

(1)

Amounts reflect actual salary earnings throughout the fiscal year. Beginning in May 2020, and for the remainder of fiscal 2020, due to the uncertainty of the impact of the COVID-19 pandemic on our business at that time, we initiated several cost saving measures to partially mitigate the anticipated impact of COVID-19, which included a 30% base salary reduction for our Chairman and CEO and a 20% base salary reduction for the other named executed officers.

(2)

We generally do not pay discretionary bonuses or bonuses that are subjectively determined; we did not pay any such bonuses to any of our named executive officers in any of the last three most recently completed fiscal years. Annual cash incentive award payouts based on performance against pre-established financial performance goals are reported in the “Non-Equity Incentive Plan Compensation” column.

(3)

Amounts reported for fiscal 2021 for our named executive officers represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of performance share awards granted for the fiscal 2021 to fiscal 2023 performance period assuming target levels of performance. Amounts reported for each named executive officer and each award for fiscal 2021 are set forth in the “Grants of Plan-Based Awards for Fiscal 2021” table in the “Grant Date Fair Value of Stock and Option Awards” column. Provided below is the fiscal 2021 grant date fair value of performance share awards for the fiscal 2021 to fiscal 2023 performance period assuming maximum levels of performance. The maximum value is calculated using the number of shares reflected in the “Maximum” column of the “Estimated Future Payouts Under Equity Incentive Plan Awards” section of the “Grants of Plan-Based Awards for Fiscal 2021” table and the closing price of our common stock on December 1, 2020, the grant date, of $90.59.

Name	Grant Date Fair Value at Maximum Levels of Performance ($)
Mr. Olson	5,073,040
Ms. Peterson	1,268,260
Mr. Rodier	1,123,316
Ms. Dahl	797,192
Mr. Hamilton	797,192

(4)

Amounts reported represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of option awards granted each fiscal year. Summarized in the table below are the specific assumptions used in the valuation of the option awards.

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Per Share Black-Scholes Value
12/17/2020	0.58%	6.4 years	23.13%	0.85%	$19.74
12/19/2019	1.81%	6.5 years	19.37%	0.97%	$15.62
12/07/2018	2.72%	5.7 years	19.35%	1.19%	$12.01
(5)

Amounts reported represent annual cash incentive awards earned for each fiscal year, but paid during the following fiscal year or deferred. Annual cash incentive awards are calculated and paid based on performance against financial performance goals. Additional detail regarding our annual cash incentives is set forth in the “Annual Cash Incentives—Actual Cash Compensation Discussion and Analysis.”

(6)	Amounts for fiscal 2021 are set forth below under “All Other Compensation for Fiscal 2021.”
(7)	Ms. Dahl was not a named executive officer in fiscal 2019; therefore, her information is provided only for fiscal 2020 and fiscal 2021.

All Other Compensation for Fiscal 2021

All other compensation for fiscal 2021 includes the value of Company contributions to our retirement plan(s), the value of modest perquisites provided and the matching portion by the Company for charitable donations by our named executive officers, all of which are described below.

Element	Description
Retirement Benefits

Under our Retirement Plan in calendar year 2021, we matched one dollar for each employee dollar contribution, up to an employee maximum of 4%. Additionally, the Company may make a discretionary investment fund contribution. Employees are eligible to participate in the plan and receive company contributions, after 30 days of service. For certain employees whose compensation exceeds the IRS limit, we also provide a contribution into our nonqualified deferred compensation plans, the Supplemental Benefit Plan or the Deferred Plan, as applicable. Our nonqualified deferred compensation plans are described under “Nonqualified Deferred Compensation for Fiscal 2021.”

Perquisites

We provide our executive officers with modest perquisites, including:

•   Company-leased automobile—We pay all costs associated with leasing, operating, maintaining and insuring a company-leased automobile up to certain thresholds. Our executive officers are generally eligible for a new vehicle after 30 months and may choose to purchase the existing vehicle at book value plus payment of any miscellaneous expenses charged by our leasing company.

•   Financial planning—We encourage our executive officers to receive professional advice regarding their financial, tax and estate planning needs. Therefore, we pay up to a maximum defined amount for each of our executive officers to cover tax planning, tax return preparation, financial counseling and estate planning. Every three years, we will pay up to an additional 50% of the annual allowance. Annual allowance ranges from $5,000 to $15,000 depending on the level of the executive officer’s position.

•   Annual executive physical—To help ensure the health of our executive officers, we generally pay up to $2,000 for approved physical exam expenses not covered by the executive officer’s health insurance.

•   Company products—To enable our executive officers the opportunity to become more familiar with our products and use those products on a regular basis, we provide certain Company products and related accessories for personal use at no cost; provided, however, that executive officers are responsible for applicable taxes attributable to the value of such products. The value of a product or accessory is generally deemed to be our distributor net price or its equivalent, which is also the price at which products are available to employees for purchase.

•   Travel expenses—During fiscal 2021, we paid certain travel costs for spouses of our executive officers in connection with certain off-site, business-related meetings in which it was appropriate for a spouse to attend.

Charitable Giving

We support charitable organizations for our employees through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer and/or his or her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $3,000 per year.

Specific amounts included in the fiscal 2021 “All Other Compensation” column of the “Summary Compensation Table” are in the table below.

Name	Retirement Plan Contributions(1) ($)	Nonqualified Plan Contributions(2) ($)	Charitable Giving(3) ($)	Perquisites(4) ($)	Total ($)
Mr. Olson	28,483	242,932	3,000	26,363	300,778
Ms. Peterson	28,483	87,891	3,000	68,058	187,432
Mr. Rodier	25,311	70,187	3,000	28,694	127,192
Ms. Dahl	28,483	60,580	3,000	55,677	147,740
Mr. Hamilton	27,913	48,477	0	52,951	129,341

(1)	Amounts reported represent Company matching contributions and a discretionary investment fund contribution.
(2)	Amounts reported represent Company contributions to the Supplemental Benefit Plan.
(3)	Amounts reported represent matching contributions for charitable donations made by our executive officers.
(4)

Amounts reported represent Company paid amounts for automobile lease plus reportable income for personal use of the automobile; Company paid amounts for financial planning expenses and executive physical expenses; value of Company products received for personal use; and incremental travel costs paid by the Company for spouses of our executive officers in connection with certain off-site, business-related meetings in which it was appropriate for a spouse to attend.

Grants of Plan-Based Awards for Fiscal 2021

We currently grant cash and equity awards under our 2010 Plan. During fiscal 2021, plan-based awards granted to our named executive officers included annual cash incentive awards, performance share awards, restricted stock unit awards, and stock option awards. More details on these grants can be found within the “Compensation Discussion and Analysis.”

The following table summarizes all plan-based awards granted to our named executive officers during fiscal 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options(3) (#)	Awards(4) ($/Sh)	Awards(5) ($)
Richard M. Olson
Annual Cash Incentive	—	—	502,046	1,255,116	2,510,232
Performance Shares	12/01/20	12/01/20				11,200	28,000	56,000				2,536,520
Stock Options	12/17/20	12/01/20								134,300	93.33	2,651,082
Renee J. Peterson
Annual Cash Incentive	—	—	181,141	452,853	905,706
Performance Shares	12/01/20	12/01/20				2,800	7,000	14,000				634,130
Stock Options	12/17/20	12/01/20								33,600	93.33	663,264
Richard W. Rodier
Annual Cash Incentive	—	—	144,353	360,882	721,764
Performance Shares	12/01/20	12/01/20				2,480	6,200	12,400				561,658
Stock Options	12/17/20	12/01/20								29,600	93.33	584,304
Amy E. Dahl
Annual Cash Incentive	—	—	124,965	312,413	624,826
Performance Shares	12/01/20	12/01/20				1,760	4,400	8,800				398,596
Stock Options	12/17/20	12/01/20								21,300	93.33	420,462
Bradley A. Hamilton
Annual Cash Incentive			103,288	258,220	516,440
Performance Shares	12/01/20	12/01/20				1,760	4,400	8,800				398,596
Stock Options	12/17/20	12/01/20								21,300	93.33	420,462

(1)

Amounts reported represent the range of payouts of annual cash incentive awards for fiscal 2021. Actual payouts for fiscal 2021 are included in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(2)

Amounts reported represent the range of performance share award payouts for the fiscal 2021 to fiscal 2023 performance period. Information regarding the performance share awards is set forth within the “Compensation Discussion and Analysis” under “Long-Term Incentives—Performance Share Awards.”

(3)

Amounts reported represent stock options granted during fiscal 2021, which grant date was December 17, 2020. All of these options have a ten-year term and vest ratably in three equal installments on each of the first, second and third year anniversaries of the grant date. Additional information regarding stock options is set forth within the “Compensation Discussion and Analysis” under “Long-Term Incentives—Stock Options.”

(4)	Amounts reported represent the exercise price of stock options granted during fiscal 2021, which equals the closing price of our common stock on December 17, 2020.
(5)

Amounts reported represent the grant date fair value of performance share awards at target granted for the fiscal 2021 to fiscal 2023 performance period and option awards for all named executive officers, each as computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance share awards is based on the closing price of our common stock on December 1, 2020, the grant date, of $90.59. These amounts are also set forth in the “Summary Compensation Table” in the “Stock Awards” column. The grant date fair value of the option awards is based on a Black-Scholes model valuation of $19.74 per share for options granted on December 17, 2020. The specific assumptions used in the valuation of the options are included in footnote 4 to the “Summary Compensation Table.” The option amounts are also set forth in the “Summary Compensation Table” beginning on page in the “Option Awards” column.

Outstanding Equity Awards at Fiscal Year-End for 2021

The following table summarizes all outstanding equity awards previously granted to our named executive officers that were outstanding on October 31, 2021, the last day of fiscal 2021. Specifically, it reflects exercisable and unexercisable stock options, unvested restricted stock unit awards and unvested performance share awards.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Richard M. Olson
Stock Options	12,600	0	21.0300	12/11/2022
	12,000	0	29.7500	12/06/2023
	20,000	0	31.3750	12/05/2024
	44,400	0	38.8200	12/04/2025
	119,400	0	56.5400	12/09/2026
	102,400	0	65.9300	12/08/2027
	91,400	45,700	58.5300	12/07/2028
	50,966	101,934	76.5300	12/19/2029
	0	134,300	93.3300	12/17/2030
F’20-F’22 Performance Shares							27,617	2,636,595
F’21-F’23 Performance Shares							44,998	4,295,959
Renee J. Peterson
Stock Options	39,400	0	38.8200	12/04/2025
	36,300	0	56.5400	12/09/2026
	28,400	0	65.9300	12/08/2027
	22,266	11,134	58.5300	12/07/2028
	11,300	22,600	76.5300	12/19/2029
	0	33,600	93.3300	12/17/2030
F’20-F’22 Performance Shares							6,127	584,945
F’21-F’23 Performance Shares							11,249	1,073,942
Richard W. Rodier
Stock Options	3,600	0	21.0300	12/11/2022
	6,000	0	29.7500	12/06/2023
	6,400	0	31.3750	12/05/2024
	7,400	0	38.8200	12/04/2025
	6,400	0	56.5400	12/09/2026
	6,600	0	65.9300	12/08/2027
	6,000	3,000	58.5300	12/07/2028
	6,066	12,134	76.5300	12/19/2029
	8,433	16,867	65.7700	05/19/2030
	0	29,600	93.3300	12/17/2030
Restricted Stock Units - 04/01/2019					3,967	398,016
Restricted Stock Units - 05/19/2020					1,085	108,846
F’20-F’22 Performance Shares							3,292	314,287
F’21-F’23 Performance Shares							9,964	951,263
Amy E. Dahl
Stock Options	2,600	0	21.0300	12/11/2022
	2,600	0	21.0300	12/11/2022
	2,230	0	29.7500	12/06/2023
	2,230	0	29.7500	12/06/2023
	2,230	0	31.3750	12/05/2024
	2,230	0	31.3750	12/05/2024
	17,200	0	38.8200	12/04/2025
	16,600	0	56.5400	12/09/2026
	13,200	0	65.9300	12/08/2027
	10,800	5,400	58.5300	12/07/2028
	6,933	13,867	76.5300	12/19/2029
	0	21,300	93.3300	12/17/2030
F’20-F’22 Performance Shares							3,749	357,917
F’21-F’23 Performance Shares							7,071	675,068
Bradley A. Hamilton
Stock Options	1,940	0	29.7500	12/06/2023
	1,940	0	29.7500	12/06/2023
	2,230	0	31.3750	12/05/2024
	10,800	0	38.8200	12/04/2025
	10,200	0	56.5400	12/09/2026
	14,200	0	65.9300	12/08/2027
	14,400	7,200	58.5300	12/07/2028
	7,533	15,067	76.5300	12/19/2029
	0	21,300	93.3300	12/17/2030
F’20-F’22 Performance Shares							4,115	392,859
F’21-F’23 Performance Shares							7,071	675,068

(1)

Stock options have a ten-year term and vest ratably in three equal installments on each of the first, second and third year anniversaries of the grant date. The vesting schedule for options unexercisable as of October 31, 2021 is as follows:

Name	Grant Date	12/07/21	12/17/21	12/19/21	05/19/22	12/17/22	12/19/22	05/19/23	12/17/23	Option Expiration Date
Mr. Olson	12/07/18	45,700								12/07/28
	12/19/19			50,967			50,967			12/19/29
	12/17/20		44,766			44,767			44,767	12/17/30
Ms. Peterson	12/07/18	11,134								12/07/28
	12/19/19			11,300			11,300			12/19/29
	12/17/20		11,200			11,200			11,200	12/17/30
Mr. Rodier	12/07/18	3,000								12/08/27
	12/19/19			6,067			6,067			12/07/28
	05/19/20				8,433			8,434		05/19/30
	12/17/20		9,866			9,867			9,867	12/17/30
Ms. Dahl	12/07/18	5,400								12/07/28
	12/19/19			6,933			6,934			12/19/29
	12/17/20		7,100			7,100			7,100	12/17/30
Mr. Hamilton	12/07/18	7,200								12/07/28
	12/19/19			7,533			7,534			12/19/29
	12/17/20		7,100			7,100			7,100	12/17/30
(2)

Amounts reported represent the number of unvested restricted stock units held by Mr. Rodier, including dividend equivalents earned on those restricted stock units. These unvested restricted stock units granted on April 1, 2019, vest in full on the three-year anniversary of the grant date. These unvested restricted stock units granted on May 19, 2020, vest in three equal installments on each anniversary of the grant date.

(3)

Amounts reported represent the value of unvested restricted stock units based on the closing price of our common stock on October 29, 2021, the last trading day preceding October 31, 2021, of $95.47 per share.

(4)

Amounts reported represent the number of performance share awards that were in progress based on actual levels of performance for fiscal 2020 and fiscal 2021 and financial plan levels of performance for fiscal 2022 and fiscal 2023. The fiscal 2020 to fiscal 2022 performance share awards will vest solely based on the accomplishment of the performance goals established for the three-year performance period, which will end on October 31, 2022. The fiscal 2021 to fiscal 2023 performance share awards will vest solely based on the accomplishment of the performance goals established for the three-year performance period, which will end on October 31, 2023.

(5)

Amounts reported represent the value of performance share awards that were in progress based on the closing price of our common stock on October 29, 2021, the last trading day preceding October 31, 2021, of $95.47 per share.

Option Exercises and Stock Vested for Fiscal 2021

The following table summarizes all of the stock options exercised during fiscal 2021, restricted stock units vested during fiscal 2021 and performance share awards that were paid out or deferred by our named executive officers for the fiscal 2019 to fiscal 2021 performance period.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard M. Olson
Stock Option Exercises	14,000	1,234,985
F’19-F’21 Performance Share Award Payout			23,685	2,321,841
Renee J. Peterson
Stock Option Exercises
F’19-F’21 Performance Share Award Payout			5,773	565,927
Richard W. Rodier
Stock Option Exercises	7,000	593,146
F’19-F’21 Performance Share Award Payout			1,554	152,339
Restricted Stock Units			539	59,274
Amy E. Dahl
Stock Option Exercises
F’19-F’21 Performance Share Award Payout			2,812	275,660
Bradley A. Hamilton
Stock Option Exercises	3,880	247,354
F’19-F’21 Performance Share Award Payout			3,700	362,711

(1)

The number of shares acquired upon exercise reflects the gross number of shares acquired absent any netting for shares surrendered to pay the option exercise price and/or satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our common stock on the exercise date, less the per share exercise price.

(2)

The number of shares acquired upon vesting reflects the gross number of shares acquired absent any netting of shares surrendered to satisfy tax withholding requirements. The value realized on vesting for performance share awards represents the gross number of shares acquired multiplied by the closing price of our common stock on December 15, 2021 (the payout date for the fiscal 2019 to fiscal 2021 performance share awards) of $98.03. The value realized on vesting for restricted stock units represents the gross number of shares acquired multiplied by the closing price of our common stock on May 19, 2021 (the vesting date) of $109.92. Amounts are not reduced to reflect any elections by our named executive officers to defer receipt of performance share award payouts. Under the Deferred Plan for Officers, Messrs. Olson, and Hamilton deferred receipt of 100% of their fiscal 2019 to fiscal 2021 performance share award payout. The material terms of the Deferred Plan for Officers are described under “Nonqualified Deferred Compensation for Fiscal 2021” set forth below.

Nonqualified Deferred Compensation for Fiscal 2021

We maintain three nonqualified deferred compensation plans in which our named executive officers are eligible to participate.

The Toro Company Deferred Compensation Plan.    This plan allows a select group of management or highly compensated employees, including our executive officers, to defer on a pre-tax basis his or her calendar year base salary and/or fiscal year annual cash incentive payout to a date in the future. Participants can defer up to 50% of calendar year base salary and up to 100% of the fiscal year annual cash incentive award payout. Deferred amounts are placed into a participant’s account and the participant may invest such deferred amounts in an array of funds that are consistent with or comparable to funds provided in the Retirement Plan. Deferral elections are made on an annual basis, before the beginning of the new fiscal year. Participants must elect a distribution date that is at least two years later than the date the compensation otherwise would have been received. Participants elect the frequency of payments and the number of payments to receive at the time of distribution. Participants are always 100% vested in their accounts.

The Toro Company Deferred Compensation Plan for Officers.    This plan allows key employees that receive performance share awards, including our executive officers, an opportunity to defer receipt of shares of our common stock paid out under such awards to a date in the future. Participants can defer up to 100% of the common stock payout. Each year, before the third fiscal year of the three-year performance period begins, participants are given the opportunity to defer the receipt of those shares to some point in the future. Participants must elect a distribution date that is at least two years later than the date the shares would have been received. Participants elect the frequency of payment and the number of payments to receive at the time of distribution. Participants are always 100% vested in their accounts.

The Toro Company Supplemental Benefit Plan.    This plan is maintained for the purpose of providing to a select group of management or highly compensated employees, including our executive officers, benefits in excess of the limitations on benefits and contributions imposed by Code Sections 401(a)(17) and 415. Our credits under this plan are made on a calendar year basis, usually in the first calendar quarter following the end of the prior calendar year. Amounts are credited to the Supplemental Benefit Plan for earnings above the compensation limit for all forms of employer contributions, which may include Company matching, investment savings and ESOP contribution amounts. For calendar year 2020, employer matching contributions were made for the Retirement Plan, but neither an investment savings contribution or ESOP contribution were made. For calendar year 2021, employer matching contributions and an investment savings contribution were made. Amounts credited are placed into a participant’s account and the participant may select the deemed investment of such deferred amounts in an array of funds that are consistent with or comparable to funds provided in the Retirement Plan. Participants elect the funds into which these contributions are allocated, as well as the frequency of payments and the number of payments to receive. Participants are always 100% vested in their accounts.

Nonqualified Deferred Compensation for Fiscal 2021 Table.    The following table reflects any named executive officer contributions and Company contributions for fiscal 2021 to our nonqualified deferred compensation plans.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Richard M. Olson
Deferred Plan	733,439	0	259,297	0	1,953,148
Deferred Plan for Officers	2,321,841	0	1,251,684	0	11,902,386
Supplemental Benefit Plan	0	242,932	200,004	0	1,200,361
Renee J. Peterson
Deferred Plan	545,101	0	741,877	0	4,231,392
Deferred Plan for Officers	0	0	1,217,344	0	8,194,990
Supplemental Benefit Plan	0	87,891	142,242	0	773,008
Richard W. Rodier
Deferred Plan	847,800	3,351	336,264	267,527	2,211,932
Deferred Plan for Officers	0	0	74,531	0	578,344
Supplemental Benefit Plan	0	70,187	64,346	0	305,795
Amy E. Dahl
Deferred Plan	602,231	0	34,242	0	856,261
Deferred Plan for Officers	0	0	79,201	0	681,646
Supplemental Benefit Plan	0	70,187	54,438	0	267,666
Bradley A. Hamilton
Deferred Plan	502,489	0	143,049	0	1,349,483
Deferred Plan for Officers	362,711	0	103,474	0	1,217,330
Supplemental Benefit Plan	0	60,580	35,954	0	228,450

(1)

Executive contributions of base salary and annual cash incentive award payouts are included in the “Salary” column and the “Non-Equity Incentive Plan Compensation” column, respectively, of the “Summary Compensation Table.” Executive contributions of the fiscal 2019 to fiscal 2021 performance share award payouts are included in the “Value Realized on Vesting” column of the “Option Exercises and Stock Vested for Fiscal 2021” table, but are not included in the “Summary Compensation Table” as that table reflects the grant of the fiscal 2021 to fiscal 2023 performance share awards at target value. Our named executive officers deferred the following components of compensation during fiscal 2021:

Name	Deferrals	Amount ($)
Mr. Olson	35% of the fiscal 2021 annual cash incentive award	733,439
	100% of the fiscal 2019 to 2021 performance share award	2,321,841
Ms. Peterson	27% of base salary from November through December 2020	24,840
	30% of base salary for January 2021 through October 2021	142,220
	50% of the fiscal 2021 annual cash incentive award	378,041
Mr. Rodier	35% of base salary from November through December 2020	29,166
	50% of base salary from January 2021 through October 2021	216,106
	100% of the fiscal 2021 annual cash incentive award	602,528
Ms. Dahl	20% of base salary from January 2021 through October 2021	80,627
	100% of the fiscal 2021 annual cash incentive award	521,604
Mr. Hamilton	50% of base salary from November through December 2020	35,000
	40% of base salary from January 2021 through October 2021	144,146
	75% of the fiscal 2021 annual cash incentive award	323,343
	100% of the fiscal 2019 to 2021 performance share award	362,711
(2)

Amounts reported represent Company credits to the Supplemental Benefit Plan in fiscal 2021. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table” and the related footnote.

(3)

Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of investment results during the fiscal year based on each named executive officer’s selected fund allocation. None of these amounts are included in the “Summary Compensation Table” because earnings were not preferential or above-market. The funds listed below are consistent with or comparable to those funds provided in our Retirement Plan and do not include any preferential or above-market interest. The rates for fiscal 2021 are provided in the following table:

Fund Name	Change from Fiscal 2020
American Funds Europacific Growth Fund R6	28.40%
Artisan Mid Cap Investor Fund	39.85%
Fidelity Treasury Only Money Market Fund	0.01%
Fidelity US Bond Index	-0.44%
Goldman Sachs Small Cap Value Institutional Fund	56.61%
JPMorgan Mid Cap Value I Fund	48.69%
PGIM Total Return Bond R6	1.61%
PIMCO International Bond Fund (Unhedged)	0.35%
T. Rowe Price International Discovery Fund	29.66%
The Toro Company	17.48%
Vanguard Explorer Fund Admiral Shares	46.42%
Vanguard Institutional Index Fund Institutional Shares	42.88%
Vanguard Mid Cap Index Fund Admiral Shares	45.22%
Vanguard Small Cap Index Fund Admiral Shares	48.16%
Vanguard Target Retirement 2015 Fund	12.30%
Vanguard Target Retirement 2020 Fund	17.33%
Vanguard Target Retirement 2025 Fund	20.88%
Vanguard Target Retirement 2030 Fund	23.99%
Vanguard Target Retirement 2035 Fund	27.13%
Vanguard Target Retirement 2040 Fund	30.32%
Vanguard Target Retirement 2045 Fund	33.60%
Vanguard Target Retirement 2050 Fund	33.99%
Vanguard Target Retirement 2055 Fund	33.97%
Vanguard Target Retirement 2060 Fund	33.92%
Vanguard Target Retirement 2065 Fund	33.98%
Vanguard Target Retirement Income Fund	11.04%
(4)

Amounts reported represent the total balance at October 31, 2021, the last day of fiscal 2021, plus any named executive officer’s or Company contributions for fiscal 2021 that were paid, or expected to be paid, after October 31, 2021. Includes the following amounts reported in the “Summary Compensation Table” in the “Base Salary” or “Non-Equity Incentive Plan Compensation” column for fiscal years 2019 and 2020:

Mr. Olson	$228,871
Ms. Peterson	$435,890
Mr. Rodier	$268,865
Ms. Dahl	$223,587
Mr. Hamilton	$205,208

Includes the following amounts reported in the “Summary Compensation Table” in the “All Other Compensation” column for fiscal years 2019 and 2020.

Mr. Olson	$190,959
Ms. Peterson	$74,408
Mr. Rodier	$33,397
Ms. Dahl	$11,820
Mr. Hamilton	$38,572

Potential Payments Upon Termination or Change In Control

Overview.    The following discussion describes the payments and benefits to which our named executive officers are entitled in various termination of employment and change in control situations. The intent of this discussion is to describe those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment or change in control situation. Therefore, this discussion does not describe all payments and benefits a named executive officer may receive following a termination or change in control, such as the following accrued, vested or non-forfeitable compensation and benefits:

•

Payment of individual contributions to our Deferred Plan and Deferred Plan for Officers in accordance with prior distribution elections, as described under “Nonqualified Deferred Compensation for Fiscal 2021”;

•	Payment of Company contributions on behalf of the named executive officer under our Supplemental Benefit Plan, as described under “Nonqualified Deferred Compensation for Fiscal 2021”;
•

Payment of individual contributions and vested Company investment fund contributions on behalf of the named executive officer under our Retirement Plan, as described under “Health, Welfare and Retirement Benefits and All Other Compensation—Retirement Benefits”;

•

Payment of annual cash incentive awards if employed on the last day of the fiscal year and if threshold levels are met and at the percentage of the target achieved, as described under “Annual Cash Incentives”;

•

Payout for performance share awards if employed on the last day of the performance period and if threshold levels are met and at the percentage of the target achieved, as described under “Long-Term Incentives—Performance Share Awards”;

•	Exercise of stock options that had vested prior to the date of termination; and
•	Payouts under, and continuation of, health and welfare benefits under plans generally applicable to our U.S.-based office salaried employees.

None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our CIC policy and other than certain change in control provisions in our equity plans. Accordingly, our named executive officers do not have the right to cash severance or additional benefits in connection with a termination of employment except in connection with a change in control of our Company, as described under “Potential Payments Upon Termination or Change in Control—Change in Control”. Each of our executive officers is a party to our standard confidentiality, invention and non-compete agreement.

Voluntary Resignation and Retirement.    In the event of a named executive officer’s voluntary resignation or retirement, we would not be obligated to pay or provide any additional payments or benefits, unless the named executive officer meets the criteria for “retirement” in connection with his or her voluntary resignation. For purposes of our compensation arrangements, “retirement” generally means the voluntary termination of employment at or after the age of 55 and with a number of years of service that, when added together with the named executive officer’s age, equals at least 65.

If a named executive officer meets the criteria for “retirement” in connection with his or her voluntary resignation, the named executive officer generally would be entitled to or, in the case of annual cash incentive awards and performance share awards, may receive upon approval by the Compensation & Human Resources Committee, the following additional payments and benefits:

•

Extended vesting and exercise period of four additional years (or the remaining term of the option, whichever is shorter) after the retirement date for all outstanding stock options held on the retirement date;

•

Extended perquisites consisting of reimbursement for amounts incurred for: (i) one additional year of financial planning expenses; (ii) one additional executive physical; (iii) twelve additional months, or through the end of the lease term, whichever is shorter, of lease payments for a Company-leased automobile; and (iv) certain Company products for personal use at no cost for five years following the named executive officer’s retirement; provided, however, that the named executive officer is responsible for payment of applicable taxes attributed to the value of such products;

•

Prorated payment of an outstanding annual cash incentive award if the named executive officer retires prior to the date payment is made in settlement of the annual cash incentive award, which is typically in early December, but only (i) if threshold levels are met and at the percentage of the target achieved; and (ii) in an amount that is proportionate to the portion of the fiscal year performance period that was completed as of the retirement date; and

•

Prorated payment of outstanding performance share awards if the named executive officer retires after completion of at least one fiscal year of our current three-fiscal year performance period, but only (i) if threshold levels are met and at the percentage of the target achieved and (ii) in an amount that is proportionate to the portion of the performance period based on the number of months or years that the named executive officer was employed or performed services during the performance period as of the named executive officer’s retirement date.

Any such payment for any prorated annual cash incentive or performance share awards would be made at the same time payments are made to our other executive officers after the certification of performance achieved by the Compensation & Human Resources Committee at the meeting following the completion of the applicable performance period.

Disability or Death.    In the event of a termination as the result of the disability or death of a named executive officer, the named executive officer, or his or her beneficiary, would be entitled to or, in the case of annual cash incentive awards and performance share awards, may receive upon approval by the Compensation & Human Resources Committee, the following additional payments and benefits:

•

Immediate vesting of all outstanding stock options held as of the termination date and stock options may be exercised for a period of up to one year (or the remaining term of the option, whichever is shorter) after the termination date;

•

Prorated payment of an outstanding annual cash incentive award if the termination of the named executive officer is prior to the date payment is made in settlement of the annual cash incentive award, but only (i) if threshold levels are met and at the percentage of the target achieved; and (ii) in an amount that is proportionate to the portion of the fiscal year performance period that was completed as of the termination date; and

•

Prorated payment of outstanding performance share awards if the named executive officer was employed for at least one fiscal year of our current three-fiscal year performance period, but only (i) if threshold levels are met and at the percentage of the target achieved and (ii) in an amount that is proportionate to the portion of the performance period based on the number of months or years that the named executive officer was employed or performed services during the performance period as of the named executive officer’s termination date.

Any such payment for any prorated annual cash incentive or performance share awards would be made at the same time payments are made to our other executive officers after the certification of performance achieved by the Compensation & Human Resources Committee at the meeting following the completion of the applicable performance period.

Involuntary Termination by TTC.    Since our named executive officers do not have employment or severance agreements or arrangements other than as provided for in our CIC policy, we would not be obligated to provide any additional payments or benefits to our named executive officers in the event of an involuntary termination of employment by us. Any negotiated separation arrangement typically requires that the named executive officer sign a release and waiver of claims and comply with confidentiality and non-compete restrictions.

Termination by TTC for Cause.    In the event of a termination of a named executive officer’s employment by us for cause, we would not be obligated to provide any additional payments or benefits to the executive. In addition, we may have certain clawback rights, as described below under “Clawback Provisions.”

Change in Control.    We have a CIC policy generally applicable to our executive officers. Our CIC policy incorporates a “double trigger” mechanism and provides for a cash severance payment and certain other benefits if within three years after a change in control the named executive officer’s employment is terminated by us without just cause or the named executive officer terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control. The payments and benefits the named executive officer would be entitled to receive include:

•	a lump sum cash severance payment equal to two times (or three times for the CEO) the sum of the named executive officer’s then current annual base salary and target annual cash incentive award;
•

a lump sum cash payment in an amount equal to the named executive officer’s pro-rated target annual cash incentive award for the fiscal year in which the termination date occurs, reduced by any amounts paid under the terms of the applicable equity compensation policy for the same period of time;

•

eligibility for continuation coverage under our medical, dental and other group health plans for a period of three years following the termination date and reimbursement for any costs incurred in securing such continuation coverage that are in excess of costs that would have been incurred by the named executive officer immediately prior to his or her termination date to obtain such coverage; and

•	two years of outplacement services.

Our CIC policy does not provide a “gross-up” for 280G excise tax and, as a condition to the payment of any severance payment, the named executive officer must execute a release of claims against us. If a change in control, as generally defined below, has not occurred, our Board may terminate our CIC policy after two years’ advance notice of such termination.

In addition to our CIC policy, our 2010 Plan provides that if we experience a change in control, as generally defined below, whether or not there is a qualifying termination of employment:

•	all stock options immediately vest, become exercisable in full and remain exercisable for their remaining term following the change in control;
•	all outstanding annual cash incentive awards for performance periods in progress at the time of the change in control immediately vest and become immediately payable at target in cash;
•

all outstanding performance share awards for performance periods in progress at the time of the change in control immediately vest and become payable at maximum levels of performance in shares of our common stock, provided, however, that the CIC policy provides that for executive officers covered by the CIC policy, any such performance share awards are payable at target (not in full or at maximum); and

•	all outstanding shares of restricted stock and restricted stock unit awards immediately vest and become non-forfeitable or issuable, as the case may be.

Alternatively, the Compensation & Human Resources Committee may elect to terminate such options, restricted stock awards, restricted stock unit awards or performance share awards in exchange for a cash payment for each option, restricted stock, restricted stock unit or performance share award in an amount equal to the excess, if any, between the consideration received by shareholders of our Company for shares of our Company in connection with the change in control and the exercise or purchase price, if any, of the option, restricted stock, restricted stock unit award or performance share award, multiplied by the number of shares subject to such option or award. Our 2010 Plan does not provide a “gross-up” for 280G excise tax, but does provide for a reduction of payments if such payments would result in lower after-tax income taking into consideration the 280G excise tax.

For purposes of our CIC policy and 2010 Plan, and subject to limited exceptions, a “change in control” occurs if:

•	another person becomes the beneficial owner of 20% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock;
•	a majority of our Board becomes comprised of persons other than those for whom election proxies have been solicited by our Board;
•

the completion of certain business combinations, including a reorganization, merger, consolidation, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our Company or the resulting company after the business combination; or

•	our shareholders approve a complete liquidation or dissolution of our Company.

Additionally, under our nonqualified deferred compensation and retirement plans, upon the occurrence of a change in control, we must transfer cash or property to a “rabbi” trust for the benefit of plan participants in an amount sufficient to cause the trust to be funded at a level equal to the present value of all accumulated or accrued benefits then payable to or on behalf of plan participants.

Potential Payments Upon Termination or Change In Control.    The following table quantifies the payments and benefits for which the amount, vesting or time of payment is altered by each of the foregoing termination of employment or change in control situations. For purposes of quantifying payments and benefits, amounts are calculated (i) for each named executive officer as if the termination or change in control occurred on October 29, 2021, the last business day of our 2021 fiscal year; and (ii) using a per share value of $95.47, which represents the closing price of our common stock, on October 29, 2021. Material assumptions used in calculating the estimated payments and benefits are described in footnotes to the table.

							Change in Control
Name/Payment Type	Voluntary Resignation / Retirement(1) ($)		Disability or Death ($)		Involuntary Termination by TTC ($)	Termination by TTC for Cause ($)	No Termination Event ($)		Termination Without Cause by TTC or by Executive for Good Reason ($)
Richard M. Olson
Cash Severance Payment(2)	0		0		0	0	0		6,996,000
Unvested & Accelerated Stock Options(3)	0		3,906,190		0	0	3,906,190		3,906,190
Performance Share Award Payouts	3,189,653	(4)	3,189,653	(4)	0	0	2,813,119	(5)	2,813,119	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		62,877
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	35,932		0		0	0	0		0
Total	3,225,585		7,095,843		0	0	6,719,309		13,808,186
Renee J. Peterson
Cash Severance Payment(2)	0		0		0	0	0		2,070,000
Unvested & Accelerated Stock Options(3)	0		911,238		0	0	911,238		911,238
Performance Share Award Payouts	747,817	(4)	747,817	(4)	0	0	649,101	(5)	649,101	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		43,197
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	25,802		0		0	0	0		0
Total	773,619		1,659,055		0	0	1,560,339		3,703,536
Richard W. Rodier
Cash Severance Payment(2)	0		0		0	0	0		1,785,000
Unvested & Accelerated Stock Options(3)	0		904,932		0	0	904,932		904,932
Unvested & Accelerated Restricted Stock Units(9)	0		0		0	0	482,314		482,314
Performance Share Award Payouts	526,517	(4)	526,517	(4)	0	0	426,369	(5)	426,369
Welfare Plan Benefits(6)	0		0		0	0	0		42,999
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	37,734		0		0	0	0		0
Total	564,251		1,431,449		0	0	1,813,615		3,671,614
Amy E. Dahl
Cash Severance Payment(2)	0		0		0	0	0		1,617,000
Unvested & Accelerated Stock Options(3)	0		911,238		0	0	911,238		911,238
Performance Share Award Payouts	463,602	(4)	463,602	(4)	0	0	400,879	(5)	400,879	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		18,990
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	36,176		0		0	0	0		0
Total	499,778		1,374,840		0	0	1,312,117		2,978,107
Bradley A. Hamilton
Cash Severance Payment(2)									1,398,400
Unvested & Accelerated Stock Options(3)	0		596,919		0	0	596,919		596,919
Performance Share Award Payouts	486,897	(4)	486,897	(4)	0	0	426,369	(5)	426,369	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		60,657
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	24,794		0		0	0	0		0
Total	511,691		1,083,816		0	0	1,023,288		2,512,345

(1)	Each of Messrs. Olson, Hamilton and Rodier and Ms. Peterson met the retirement criteria on October 31, 2021.

(2)

Amount reported represents two times (three times for Mr. Olson since he was CEO on October 31, 2021) the sum of the named executive officer’s (a) then current annual base salary and (b) then target annual cash incentive award for fiscal 2020.

(3)

Amount reported represents the value of the automatic acceleration of vesting of unvested stock options. All amounts are based on the difference between: (a) the market price of our common stock underlying the unvested stock options as of October 29, 2021, the last trading day preceding October 31, 2021, and (b) the exercise price of the stock options. Because each of Messrs. Olson, Hamilton and Rodier and Ms. Peterson met the retirement criteria on October 31, 2021, upon such event any unvested stock options held would continue to vest for four additional years, but such extended vesting is not quantified in the above table, “Voluntary Resignation / Retirement” column.

(4)

Amount reported represents the value of the future payout of two-thirds of the named executive officer’s fiscal 2020 to fiscal 2022 performance share awards (based on two years of the three-year performance period completed as of October 31, 2020) and one-third of the named executive officer’s fiscal 2021 to fiscal 2023 performance share awards (based on one year of the three-year performance period completed as of October 31, 2021), assuming that the Compensation & Human Resources Committee approves the payout at financial plan levels of performance.

(5)

Amount reported represents the value of the immediate payout of the applicable number of shares of our common stock that the named executive officer would have been entitled to receive as payout for performance share awards for each of the fiscal 2020 to fiscal 2022 performance period and the fiscal 2021 to fiscal 2023 performance period. The value is based on: (a) the number of outstanding performance share awards at target as of October 31, 2021, multiplied by (b) the market price of our common stock on October 29, 2021, the last trading day preceding October 31, 2021.

(6)	Amount reported represents the estimated value of the welfare plan benefits for a three-year period based on our premium levels in effect on October 31, 2021.
(7)	Amount reported is based on the assumption that we would incur a $30,000 one-time cost for outplacement services to be provided for the two-year period.
(8)	Amount reported represents the value of (a) one additional year of financial planning services, (b) one additional executive physical, and (c) twelve additional months of automobile lease payments.
(9)

Amount reported represents the value of the automatic acceleration of the vesting of unvested restricted stock units and is based on the number of shares of common stock underlying the unvested restricted stock units multiplied by the market price of our common stock on October 29, 2021, the last trading day preceding October 31, 2021.

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, passed as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we calculated the ratio of annual total compensation of Mr. Olson relative to the annual total compensation of our median employee.

Under SEC rules, the median employee is only required to be identified once every three years if there has been no change in our employee population or compensation arrangements or in the median employee’s circumstances that we reasonably believe would significantly affect our pay ratio disclosure. Because there were no such changes, we did not re-identify a new median employee for fiscal 2021, but rather used the same median employee from last fiscal year.

To determine the median employee last fiscal year, we identified that, as of October 31, 2020, our total employee population was 10,103 employees, which included employees from all our subsidiaries. We identified our median employee from this population (excluding Mr. Olson) by using base salary as our consistently applied compensation measure.

We calculated the annual total compensation of our median employee for fiscal 2021 using the same methodology that we used to calculate the annual total compensation of our named executive officers, including Mr. Olson, for fiscal 2021, as set forth in the Summary Compensation Table. Mr. Olson’s annual total compensation for fiscal 2021, as set forth in the Summary Compensation Table, was $8,629,851. Annual total compensation for our median employee for fiscal 2021 was $47,443. The ratio of annual total compensation of Mr. Olson to the annual total compensation of our median employee for fiscal 2021 is 182:1.

We believe the pay ratio presented above is a reasonable estimate calculated in a manner consistent with applicable SEC rules. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation & Human Resources Committee was an officer or employee of TTC during fiscal year 2021 or in any prior year, and no member of the Compensation & Human Resources Committee had a relationship that would require disclosure under Item 404(a) of Regulation S-K. There were no compensation committee interlocks as described in Item 407(e)(4) of Regulation S-K.

STOCK OWNERSHIP

Significant Beneficial Owners

The following table sets forth information known to us as of January 18, 2022, as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	10,580,971(2)	10.09%
Common Stock	BlackRock, Inc. 55 East 52nd St. New York, NY 10055	8,979,035(3)	8.56%
Common Stock	T Rowe Price Associates Inc. 100 East Pratt St. Baltimore, MD 21202	7,130,115(4)	6.80%

(1)	Percent of class is based on 104,908,637 shares outstanding as of our record date.
(2)

Based solely on information contained in the most recently filed Schedule 13F of The Vanguard Group, Inc., an investment adviser, filed with the SEC on November 12, 2021, reflecting beneficial ownership as of September 30, 2021, with sole investment discretion but no voting authority with respect to 10,411,649 shares, sole investment discretion and shared voting authority with respect to 503 shares, shared investment discretion but no voting authority with respect to 93,187 shares and shared discretion and voting authority with respect to 75,632 shares. The Vanguard Group, Inc. does not have sole voting authority over any of the shares.

(3)

Based solely on information contained in the most recently filed Schedule 13F of BlackRock, Inc., a parent holding company, filed with the SEC on November 9, 2021, reflecting beneficial ownership as of September 30, 2021, with sole investment discretion and voting authority with respect to 8,605,953 shares and sole investment discretion but no voting authority with respect 373,082 shares. BlackRock, Inc. does not have shared voting or dispositive power over any of the shares.

(4)

Based solely on information contained in the most recently filed Schedule 13F of T Rowe Price Associates, Inc., an investment adviser, filed with the SEC on November 15, 2021, reflecting beneficial ownership as of September 30, 2021, with sole investment discretion with respect to all such shares, sole voting authority with respect to 1,287,617 shares and no voting authority with respect to 5,842,498 shares.

Directors, Director Nominees and Executive Officers

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 18, 2022, by (i) each of our current non-employee directors and director nominees, (ii) individuals who served as our “principal executive officer” or “principal financial officer” during fiscal 2021 and the next three most highly compensated executive officers named in the “Summary Compensation Table,” and (iii) all current directors and executive officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)	Percent of Class(4)
	Non-Employee Directors and Director Nominees:
Common Stock	Janet K. Cooper	99,575	*
Common Stock	Gary L. Ellis	73,951	*
Common Stock	Jeffrey M. Ettinger	99,661	*
Common Stock	Eric P. Hansotia	0	*
Common Stock	Katherine J. Harless	90,675	*
Common Stock	Jeffrey L. Harmening	8,544	*
Common Stock	D. Christian Koch	23,317	*
Common Stock	Joyce A. Mullen	5,867	*
Common Stock	James C. O’Rourke	33,765	*
Common Stock	Jill M. Pemberton	0	*
Common Stock	Michael G. Vale	11,399	*
	Named Executive Officers:
Common Stock	Richard M. Olson	745,283	*
Common Stock	Renee J. Peterson	319,060	*
Common Stock	Richard W. Rodier	105,261	*
Common Stock	Amy E. Dahl	126,542	*
Common Stock	Bradley A. Hamilton	96,759	*
All Current Directors, Director Nominees and Executive Officers as a Group (25)		2,230,991	2.10%

*	Less than one percent of the outstanding shares of our common stock.
(1)

Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares: (a) the power to vote or direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. Except as otherwise indicated in the footnotes to this table, the persons in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)

“Beneficial ownership” also includes: (a) shares that a person has the right to acquire within 60 days of January 18, 2022, and, as such, includes shares that may be acquired upon exercise of stock options within 60 days of January 18, 2022; (b) shares allocated to executive officers under the Retirement Plan; and (c) common stock units and performance share units, collectively referred to as units, credited under the Deferred Plan for Directors and Deferred Plan for Officers. The following table reflects the beneficial ownership by type of security held by our non-employee directors, director nominees, named executive officers, and all current directors, director nominees and executive officers as a group:

Name	Stock Options	Retirement Plan	Units under the Deferred Plan for Directors	Units under the Deferred Plan for Officers
Non-Employee Directors and Director Nominees:
Janet K. Cooper	26,923	‒	47,038	‒
Gary L. Ellis	38,869	‒	3,913	‒
Jeffrey M. Ettinger	38,869	‒	0	‒
Eric P. Hansotia	0	‒	0	‒
Katherine J. Harless	32,027	‒	4,486	‒
Jeffrey L. Harmening	3,414	‒	0	‒
D. Christian Koch	16,693	‒	0	‒
Joyce A. Mullen	3,414	‒	2,453	‒
James C. O’Rourke	21,731	‒	0	‒
Jill M. Pemberton	0	‒	0	‒
Michael G. Vale	7,896	‒	3,492	‒
Named Executive Officers:
Richard M. Olson	594,599	16,689	‒	124,419
Renee J. Peterson	171,300	735	‒	86,103
Richard W. Rodier	75,832	2,796	‒	6,077
Amy E. Dahl	98,286	3,734	‒	7,162
Bradley A. Hamilton	81,196	1,021	‒	12,691
All Current Directors, Director Nominees and Executive Officers as a Group (25)	1,458,204	78,699	61,382	300,950
(3)

Includes shares held in trust for estate planning purposes as follows: 24,897 shares for Ms. Cooper, 60,792 shares for Mr. Ettinger, 48,744 shares for Ms. Harless, 6,624 shares for Mr. Koch, 11,317 shares for Mr. O’Rourke, 40,698 shares for Ms. Peterson and 193,072 shares for all current directors and executive officers as a group. Ms. Cooper’s spouse is sole trustee of the trust and has sole voting and investment power with respect to the shares held in trust; and accordingly, Ms. Cooper disclaims beneficial ownership of such shares.

(4)

Percentages are based on our shares outstanding as of our record date and are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume, for each person and the group, that all shares that may be acquired by such person or by the group pursuant to stock options or other rights currently exercisable or that become exercisable or issuable within 60 days following January 18, 2022, are outstanding for the purpose of computing the percentage of common stock owned by such person or by the group. However, those unissued shares of our common stock described above are not deemed to be outstanding for the purpose of calculating the percentage of common stock owned by any other person.

Stock Ownership Guidelines

We maintain stock ownership guidelines described in the table below to align the interests of our non-employee directors and executive officers with those of our shareholders. Non-employee directors are expected to meet this guideline within five years of joining the Board. Executive officers are expected to meet the guideline within five years of the date of hire or promotion. As of January 18, 2022, each of our non-employee directors and executive officers who is required to meet a stock ownership guideline met such guideline.

Stock Ownership Guidelines by Position
Non-Employee Directors	Chairman and CEO	Other Executive Officers
5x annual board retainer	5x annual base salary	2x or 3x annual base salary

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy addresses hedging, pledging and other transactions which might give the appearance of impropriety. Under the Insider Trading Policy, we consider it inappropriate for any person subject to the policy, including all directors, officers and employees of TTC, to engage in speculative transactions in TTC securities or other transactions which might give the appearance of impropriety. In addition, we discourage any person subject to the Insider Trading Policy from engaging in frequent trading in TTC securities because such trading also may give the appearance that such trades were timed to take advantage of material non-public information. Accordingly, our Insider Trading Policy either prohibits or limits the following types of transactions:

•

Short sales. All directors, officers and employees of TTC are prohibited from engaging in short sales of TTC securities since such sales are intended to reward a person for downward changes in price, and as such, may appear to have resulted from the possession of material non-public information.

•

Publicly-traded options. All directors, officers and employees of TTC are prohibited from engaging in transactions in put options, call options, or other derivative securities involving TTC stock, whether on an exchange or otherwise, since given the relatively short terms of publicly-traded options, such transactions may create the appearance that they have resulted from possession of material non-public information.

•

Hedging transactions. All directors, officers and employees of TTC are prohibited from engaging in hedging transactions involving TTC securities, such as collars, equity swaps, prepaid variable forwards, and exchange funds, since such transactions are designed to hedge or offset any decrease in the market value of securities and when that occurs, the owner may no longer have the same objectives as other TTC security holders.

•

Standing and limit orders. All directors, officers and employees of TTC are restricted in their use of standing and limit orders for TTC securities, which are orders placed with a broker to sell or purchase stock at a specified price. Because there is no control over the timing of purchases or sales that result from standing instructions to a broker, a transaction could be executed when such shareholders are aware of material non-public information. Accordingly, the Insider Trading Policy provides that if a TTC director, officer or employee uses a standing order or limit order for TTC securities, the order should be limited in duration and should otherwise comply with the trading requirements outlined in the Insider Trading Policy.

•

Pledging. All directors and officers of TTC are prohibited from purchasing TTC securities on margin, borrowing against any account in which TTC securities are held, or pledging TTC securities as collateral for a loan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of our common stock that may be issued under our equity compensation plans as of October 31, 2021, the last day of fiscal 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,099,850(1)	$64.60(2)	3,062,081(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	3,099,850(1)	$64.60(2)	3,062,081(3)

(1)

Amount includes: 2,771,354 outstanding stock options under the 2010 Plan; 124,252 outstanding restricted stock unit awards under the 2010 Plan, including share dividend equivalents that have been issued on such outstanding restricted stock units; and 204,244 outstanding performance share awards under the 2010 Plan, assuming a maximum level of achievement. The actual number of shares that will be issued under the performance share awards is determined by the level of achievement of performance goals.

(2)	Performance share awards and restricted stock units do not have exercise prices and, therefore, have been excluded from the weighted-average exercise price calculation in column (b).
(3)	Amount represents shares available for future issuance upon awards that may be granted under the 2010 Plan.

OTHER INFORMATION

Shareholder Proposals and Director Nominations for the 2023 Annual Meeting

The 2023 Annual Meeting of Shareholders is expected to be held on March 21, 2023. In order for a shareholder proposal to be included in our proxy statement for the 2023 Annual Meeting, (i) our General Counsel must receive such proposal no later than the close of business on October 4, 2022, unless the date of the 2023 Annual Meeting is delayed by more than 30 calendar days; and (ii) such proposal must satisfy all of the requirements of, and not otherwise be permitted to be excluded under, Rule 14a-8 promulgated by the SEC and our Amended and Restated Bylaws.

Under our current Amended and Restated Bylaws, in order for a shareholder to nominate one or more persons for election to the Board at the 2023 Annual Meeting of Shareholders or propose any other business to be brought before the 2023 Annual Meeting, complete and timely notice must be given in writing and in proper form to our General Counsel not later than December 15, 2022, nor earlier than November 15, 2022. However, if the date of the 2023 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the 2022 Annual Meeting of Shareholders, such notice must be delivered not earlier than the 120th day prior to the date of the rescheduled 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the rescheduled 2023 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the rescheduled 2023 Annual Meeting. Any notice must contain the specific information required by our Amended and Restated Bylaws, including, among other things, information about: any proposed nominee and his or her relationships with the shareholder submitting the nomination; any agreements, arrangements or understandings the shareholder may have with any proposed nominee or other parties relating to the nomination or other proposal; and the interests that the shareholder has related to our Company and its shares, including as a result of, among other things, derivative securities, voting arrangements or short positions. Such information must be updated as of the record date for the 2023 Annual Meeting and as of the date that is 10 business days prior to the date of the 2023 Annual Meeting. This summary information regarding our Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which can be found on our website at www.thetorocompany.com/corporategovernance. If a nomination or proposal is not timely and properly made in accordance with the procedures set forth in our Amended and Restated Bylaws, or does not contain the specific information required by our Amended and Restated Bylaws, such nomination or proposal will be defective and will not be brought before the 2023 Annual Meeting. If a nomination or proposal is nonetheless brought before the 2023 Annual Meeting and the Chairman does not exercise the power and duty to declare the nomination or proposal defective, the persons named in the proxy may use their discretionary voting with respect to such nomination or proposal.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one set of these documents may have been sent to multiple shareholders at a shared address. Additional copies of this proxy statement and our Annual Report on Form 10-K are available upon request to our General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (952) 888-8801, or by e-mail to invest@thetorocompany.com. These documents also may be downloaded and printed from our website at www.thetorocompany.com/proxy. Any shareholder who wants to receive separate copies of our proxy statement and annual report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record holder.

Annual Report

A copy of TTC’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, as filed with the SEC, will be sent to any shareholder, without charge, upon written request to our General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196. You also may obtain our Annual Report on Form 10-K on the Internet at the SEC’s website, www.sec.gov, or on our website at www.thetorocompany.com/proxy. Our Fiscal Year 2021 Annual Report, which contains information about our business but is not part of our disclosure deemed to be filed with the SEC, also is available on our website at www.thetorocompany.com/proxy.

Cost and Method of Solicitation

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock. We will reimburse these third-parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our non-employee directors, executive officers and other employees may solicit proxies by telephone, electronic transmission and personally. Our non-employee directors, executive officers and other employees will not receive compensation for such services other than regular non-employee director or employee compensation. We have retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut, 06902, for an estimated fee of $8,000, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies in connection with our 2022 Annual Meeting of Shareholders.

Dated: February 2, 2022

BY ORDER OF THE BOARD OF DIRECTORS

Amy E. Dahl Vice President, Human Resources and General Counsel and Corporate Secretary

APPENDIX

The Toro Company

2022 Equity and Incentive Plan

The Toro Company
2022 Equity and Incentive Plan

Article 1.  Establishment, Purpose and Duration

1.1Establishment.  The Toro Company, a Delaware corporation (the “Company”), has established an incentive compensation plan known as The Toro Company 2022 Equity and Incentive Plan, as set forth in this document (this “Plan”).  This Plan provides for the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Performance Awards, Nonemployee Director Awards, Other Cash-Based Awards and Other Stock-Based Awards, each as defined below in Article 2.  This Plan will become effective upon its approval by the shareholders of the Company (the “Effective Date”) and will remain in effect as provided in Section 1.3. On the Effective Date, this Plan will replace and supersede in its entirety The Toro Company Amended and Restated 2010 Equity and Incentive Plan, as amended (the “Prior Plan”); provided, however, that awards outstanding under the Prior Plan as of the Effective Date shall remain outstanding in accordance with their terms. After the Effective Date, no more grants of awards shall be made under the Prior Plan.

1.2Purpose of This Plan.  The purpose of this Plan is to provide a means whereby Employees, Directors and Third-Party Service Providers, each as defined below in Article 2, develop a sense of ownership and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.  A further purpose of this Plan is to provide a means through which the Company may attract talented and qualified individuals to become Employees or serve as Directors or Third-Party Service Providers, and provide a means for such individuals to acquire and maintain stock ownership, which facilitates alignment of interests with the Company’s shareholders.

1.3Duration of This Plan.  Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date.  After this Plan is terminated, no Awards (as defined below in Article 2) may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.  Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1“Affiliate” means a corporation or other entity (including a partnership or a limited liability company) that is controlled by, controlling, or under common control with, the Company, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2“Adverse Action” means any Participant, during or within one (1) year after the termination of employment or other service with the Company, an Affiliate or a Subsidiary, (a) being employed or retained by or rendering services to any organization that, directly or indirectly, competes with or becomes competitive with the Company or such Affiliate or Subsidiary, or rendering such services that are prejudicial or in conflict with the interests of the Company, an Affiliate or a Subsidiary, as reasonably determined by the Committee, or (b) violating any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights with the Company, as reasonably determined by the Committee, or (c) engaging in any other misconduct or significant act reasonably determined by the Committee to be injurious, detrimental or prejudicial to any interest of the Company, an Affiliate or a Subsidiary.

2.3“Annual Performance Award” has the meaning set forth in Section 10.1.

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2.4“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Performance Awards, Nonemployee Director Awards, Other Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.5“Award Agreement” means either:  (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.  The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.6“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7“Board” or “Board of Directors” means the Board of Directors of the Company.

2.8“Business Combination” has the meaning set forth in Section 2.9(c).

2.9“Change of Control” means any of the following events:

(a)

The acquisition by any Person of Beneficial Ownership of twenty percent (20%) or more of either (i) the then-outstanding Shares of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.9; or

(b)

Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)

Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding Shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation which as a result of such transaction owns the

2

Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.10“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11“Committee” means the Compensation & Human Resources Committee of the Board or a subcommittee thereof, or any other committee comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and (b) “independent directors” (as defined in the rules of The New York Stock Exchange).  The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.  If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee.

2.12“Company” means The Toro Company, a Delaware corporation, and any successor thereto as provided in Article 21 herein.

2.13“Director” means any individual who is a member of the Board of Directors of the Company.

2.14“Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company, Affiliate or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Code Section 22(e)(3).

2.15"Dividend Equivalents" has the meaning set forth in Section 3.2(i).

2.16“Effective Date” has the meaning set forth in Section 1.1.

2.17“Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof.  An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period.  An individual shall not cease to be an Employee in the case of:  (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries.  For purposes of Incentive Stock Options, no

3

such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company, an Affiliate or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.  Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute "employment" by the Company.

2.18“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19“Fair Market Value” or “FMV” means, with respect to a Share, as of any date:  (a) the closing sale price of a Share at the end of the regular trading session, as reported by the New York Stock Exchange LLC, The Nasdaq Stock Market LLC, the NYSE American LLC or any national exchange on which the Shares are then listed or quoted (or, if no Shares were traded on such date, as of the next preceding date on which there was such a trade); or (b) if the Shares are not so listed, admitted to unlisted trading privileges, or reported on any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Markets Group or OTC Bulletin Board, or other comparable service (or, if no Shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if Shares are not so listed or reported, such price as the Committee determines in good faith, and consistent with the definition of “fair market value” under Code Section 409A.

2.20“Full-Value Award” means an Award other than in the form of an ISO, NQSO or SAR, and which is settled by the issuance of Shares.

2.21“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.

2.22“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.23“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted pursuant to Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.24“Incumbent Board” has the meaning set forth in Section 2.9(b).

2.25“Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.26“Maximum Payout” has the meaning set forth in Section 10.3.

2.27“Nonemployee Director” means a Director who is not an Employee.

2.28“Nonemployee Director Award” means any NQSO, SAR or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan, including any Nonemployee Director Option or Nonemployee Director Shares granted pursuant to Article 11.

2.29“Nonemployee Director Option” has the meaning set forth in Section 11.2(a).

2.30“Nonemployee Director Shares” has the meaning set forth in Section 11.1.

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2.31“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements, including an NQSO granted pursuant to Article 6 and a Nonemployee Director Option granted pursuant to Article 11.

2.32“Outstanding Company Common Stock” has the meaning set forth in Section 2.9(a).

2.33“Outstanding Company Voting Securities” has the meaning set forth in Section 2.9(a).

2.34“Option” means (a) an Incentive Stock Option or a Nonqualified Stock Option, granted pursuant to Article 6 or (b) a Nonemployee Director Option, granted pursuant to Article 11.

2.35“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.36“Other Cash-Based Award” means an Award, denominated and paid in cash, not otherwise described by the terms of this Plan, granted pursuant to Article 12.

2.37“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 12.

2.38“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.39“Participation Factor” has the meaning set forth in Section 10.2.

2.40“Performance Goals” mean with respect to any applicable Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measures during the specified Performance Period, as set forth in the related Award Agreement.

2.41“Performance Measures” mean such performance measures as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement for purposes of determining the applicable Performance Goal and which may include any one or more of the following measures: revenue, net revenue, revenue growth, revenues from new products, sales, bad debts, direct or indirect material, labor or manufacturing costs, costs of goods sold, selling, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, total expenses; gross margin, net operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), net operating income after taxes (NOPAT), net income, net income before taxes, net cash flow, net cash flow from operations, maintenance or improvement of profit margins; cash and cash equivalents, excess cash, accounts receivable, days sales outstanding, inventories, current assets, working capital, total capital, fixed assets, total assets, net assets, plan utilization, manufacturing overhead variance, accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total common equity, cash-to-debt, interest coverage, after-tax interest, liquidity, earnings per share (diluted, fully diluted and diluted net adjusted), stock price, dividends, shares repurchased, total return to shareholders, price/earnings ratio, market capitalization, book value, debt coverage ratios, return on assets, equity or invested capital, economic profit (for example, economic value added); dealer/channel size/scope, dealer/channel performance/effectiveness, order fill rate, customer satisfaction, retention or service/care, brand awareness and perception, market share, warranty rates, channel inventory, service quality, strategic business objectives, introduction of new products, acquisition/entrance into new markets, asset acquisitions, strategic asset sales or acquisitions, improvements in capital structure; headcount, employee performance, employee productivity, standard hours, employee engagement/satisfaction, employee turnover, employee diversity, safety, quality, satisfactory completion of major project or organizational initiative, environmental initiatives or metrics, social initiatives or metrics, governance initiatives or metrics. Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary or Affiliate as a whole or any

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division or business unit of the Company, product or product group, region or territory, Subsidiary or Affiliate, or any combination thereof, as the Committee may deem appropriate. Any Performance Measure(s) can be used in an algebraic formula (e.g., averaged over a period, combined into a ratio, compared to a budget or standard, compared to previous periods and/or other formulaic combinations) or compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select any Performance Measure(s) above as compared to various stock market indices.

2.42“Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.

2.43“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding Performance Goals have been achieved.

2.44“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding Performance Goals have been achieved.

2.45“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.46“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.47“Plan” means The Toro Company 2022 Equity and Incentive Plan, as amended and restated from time to time in accordance with Article 19.

2.48“Plan Year” means the Company’s fiscal year which, as of the Effective Date, begins November 1 and ends October 31.

2.49“Prior Plan” mean The Toro Company 2010 Equity and Incentive Plan, as amended and restated and as further amended from time to time.

2.50“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.51“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually issued to the Participant on the Grant Date.

2.52“Retirement” shall have the meaning established by the Committee from time to time or, if no such meaning is established, shall mean termination of employment with the Company or any Affiliate or Subsidiary at or after age 55 and with a number of years of service that, when added together with the Participant’s age, equals at least 65.

2.53“Scale Back” has the meaning set forth in Section 9.8.

2.54“Share” means a share of common stock of the Company, par value $1.00 per share.

2.55"Share Payment" has the meaning set forth in Section 20.2.

2.56“SPM Performance Goals” has the meaning set forth in Section 10.5.

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2.57“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.58“Stock-Based Award” means any equity-based or equity-related Award made pursuant to the Plan, including Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Nonemployee Directors Awards and Other Stock-Based Awards.

2.59“Strategic Performance Participants” has the meaning set forth in Section 10.5.

2.60“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.61“Supplemental Division Performance Goals” has the meaning set forth in Section 10.4.

2.62“Target Payout” has the meaning set forth in Section 10.2.

2.63“Tax Laws” has the meaning set forth in Section 23.20.

2.64“Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders services to the Company, a Subsidiary or an Affiliate that:  (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3.  Administration

3.1General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan.  The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals.  All actions taken, and all interpretations and determinations made, by the Committee shall be final and binding upon the Participants, the Company, any Affiliate or any Subsidiary and all other interested individuals.

3.2Authority of the Committee.  Subject to any express limitations set forth in this Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan including the following:

(a)

To determine from time to time which of the persons eligible under this Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;

(b)

To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;

(c)	To approve forms of Award Agreements for use under this Plan;
(d)	To determine Fair Market Value of a Share in accordance with Section 2.19;
(e)	To amend this Plan or any Award Agreement as provided in this Plan;

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(f)

To adopt subplans or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than, and outside of, the United States.  Such subplans or special provisions may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of such subplans or special provisions, the provisions of this Plan shall govern;

(g)	To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;
(h)	To determine whether Awards will be settled in Shares, cash or in any combination thereof;
(i)

Subject to Article 15 and any other provision of this Plan, to determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant, which Dividend Equivalents may be subject to the same conditions and restrictions as the Awards to which they attach and may be settled in the form of cash, Shares, or in any combination of both; or

(j)

To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including:  (i) restrictions under an insider trading policy, and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

3.3Delegation.  To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.  The Committee may, by resolution, authorize one or more Directors or officers of the Company to do one or both of the following on the same basis as can the Committee:  (a) designate persons eligible under this Plan to be recipients of Awards pursuant to this Plan; and (b) determine the size of any such Awards; provided, however, that (i) the Committee shall not delegate such responsibilities to any such Director(s) or officer(s) for any Awards granted to an individual who is considered an Insider; or (ii) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority will only be permitted to the extent it is permissible under applicable law; (aa) the resolution providing such authorization shall set forth the type of Awards and total number of each type of Awards such Director(s) or officer(s) may grant; and (bb) the Director(s) or officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.  At all times, the delegate appointed under this Section 3.3 will serve in such capacity at the pleasure of the Committee.

Article 4.  Shares Subject to This Plan and Available for Awards; Adjustments; Minimum Vesting Periods

4.1Number of Shares Authorized and Available for Awards.  Subject to adjustment as provided in Section 4.3, the number of Shares authorized and available for Awards under this Plan shall be determined in accordance with the following provisions:

(a)

The maximum number of Shares available for issuance under this Plan shall be equal to the sum of: (i) 1,250,000 Shares, plus (ii) the number of Shares remaining available for issuance under the Prior Plan as of the Effective Date but not subject to outstanding awards as of the Effective Date; and plus (iii) the number of Shares subject to awards outstanding under the Prior Plan as of the Effective Date but only to the extent that such

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outstanding awards are forfeited, expire or otherwise terminate without the issuance of such Shares after the Effective Date.

(b)	No more than 2,500,000 of the Shares authorized for issuance under this Plan may be issued pursuant to Full-Value Awards.
(c)	The maximum number of Shares that may be issued pursuant to ISOs under this Plan shall be 1,250,000.

4.2Share Usage.  Shares covered by an Award shall be counted as used only to the extent they are actually issued; provided, however, the full number of Shares subject to an SAR granted that are settled by the issuance of Shares shall be counted against the Shares authorized for issuance under this Plan, regardless of the number of Shares actually issued upon settlement of such SAR.  Furthermore, any Shares tendered or withheld to satisfy tax withholding obligations on Awards issued under this Plan, any Shares tendered or withheld to pay the Option Price or Grant Price of Awards under this Plan and any Shares not issued or delivered as a result of the "net exercise" of an outstanding Option pursuant to Section 6.6 shall be counted against the Shares authorized for issuance under this Plan.  Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for future grant of Awards.  Any Shares related to Awards under this Plan or under the Prior Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares or are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, shall be available again for grant under this Plan.  The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3Adjustments in Authorized Shares.  Adjustment in authorized Shares available for issuance under this Plan or under an outstanding Award shall be subject to the following provisions:

(a)

Except to the extent that Section 18.1 applies, in the event of any corporate event or transaction (including a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, will substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards, provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of Performance Periods.

(c)	The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
(d)

Subject to the provisions of Article 19 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or

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reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable.

4.4Minimum Vesting Requirements on Awards.  Notwithstanding any other provision of this Plan to the contrary, but subject to Section 4.3 and Article 18, equity-based Awards granted under this Plan will vest no earlier than the one-year anniversary of the date the Award is granted and any Awards under this Plan which vest upon the attainment of Performance Goals will provide for a Performance Period of at least one (1) year; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the Shares available pursuant to Section 4.1 may be granted to any one or more eligible Non-Employee Directors, Third-Party Service Provider or Employees without respect to such minimum vesting condition; and provided, further, that nothing in this Section 4.4 shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s: (a) termination of employment or service after the one-year anniversary of the date the Award is granted; (b) death; or (c) disability. This Section 4.4 will be inapplicable to (i) substitute Awards granted pursuant to Article 22 of this Plan, (ii) shares delivered in lieu or payment of fully vested cash Awards or other cash obligations and (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting.

Article 5.  Eligibility and Participation

5.1Eligibility.  Individuals eligible to participate in this Plan include all Employees, Directors and Third-Party Service Providers.

5.2Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6.  Stock Options

6.1Grant of Options.  Subject to the terms and provisions of this Plan (including Section 19.5), Options may be granted to Participants pursuant to this Article 6 in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.  Options may be granted to a Participant for services provided to an Affiliate only if, with respect to such Participant, the underlying Shares constitute "service recipient stock" within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).  ISOs may be granted solely to eligible Employees of the Company or certain Subsidiaries (as permitted under Code Sections 422 and 424).  To the extent that any ISO (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Code Section 422, such ISO (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be an NQSO.

6.2Award Agreement.  Each Option granted pursuant to this Article 6 shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.  The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3Option Price.  The Option Price for each grant of an Option pursuant to this Article 6 shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.

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6.4Term of Options.  Each Option granted to a Participant pursuant to this Article 6 shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its Grant Date, subject to any extension permitted by the Committee in accordance with Section 23.8 for Nonqualified Stock Options granted to Participants outside the United States.

6.5Exercise of Options.  Options granted pursuant to this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve (subject, in each case, to Sections 4.4 and 19.5), which terms and restrictions need not be the same for each grant or for each Participant.  Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Sections 23.4, 23.5, 23.6 or 23.7 below, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

6.6Payment.  Options granted under this Plan shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment of the aggregate Option Price for the Shares.  A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price.  The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)	In cash or its equivalent as determined by the Committee in its sole discretion;
(b)	By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;
(c)	By a cashless (broker-assisted) exercise;
(d)	By a “net exercise” of the Option (as further described below);
(e)	By any combination of (a), (b), (c) and (d); or
(f)	Any other method approved or accepted by the Committee in its sole discretion.

In the case of a “net exercise” of an Option, the Company will not require a payment of the Option Price of the Option from the Participant but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that has a Fair Market Value on the exercise date that does not exceed the aggregate Option Price for the Shares exercised under this method.  Shares will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) Shares used to pay the Option Price of an Option under the “net exercise,” (ii) Shares actually delivered to the Participant as a result of such exercise, and (iii) any Shares withheld for purposes of tax withholding pursuant to Article 20 of this Plan.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to or for the benefit of the Participant that number of Shares purchased under the Option(s) by means of one or more of the following, each in the Company’s sole discretion: (i) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant; or (ii) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship or the Company has engaged to provide such services for the Plan.  Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

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Article 7.  Stock Appreciation Rights

7.1Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.  Subject to the terms and conditions of this Plan (including Section 19.5), the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.  SARs may be granted to a Participant for services provided to an Affiliate only if, with respect to such Participant, the underlying Shares constitute "service recipient stock" within the meaning of Treas.  Reg.  Section 1.409A-1(b)(5)(iii).

7.2Award Agreement.  Each SAR granted pursuant to this Article 7 shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3Grant Price.  The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Grant Date.

7.4Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its Grant Date, subject to any extension permitted by the Committee in accordance with Section 23.8 for SARs granted to Participants outside the United States.

7.5Exercise of SARs.  SARs may be exercised by giving notice in the same manner as that used for Options, as set forth in Section 6.6, subject to any terms and conditions the Committee, in its sole discretion, imposes (subject, in each case, to Sections 4.4 and 19.5).  Notwithstanding the foregoing, if the exercise of an SAR that is exercisable in accordance with its terms is prevented by the provisions of Sections 23.4, 23.5, 23.6 or 23.7 below, the SAR will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such SAR.

7.6Settlement of SARs.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)	The number of Shares with respect to which the SAR is exercised.

7.7Form of Payment.  Payment, if any, with respect to an SAR settled in accordance with Section 7.6 shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination thereof, as the Committee determines.

7.8Other Restrictions.  The Committee shall impose such other conditions or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable.  These restrictions may include a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8.  Restricted Stock and Restricted Stock Units

8.1Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

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Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2Award Agreement.  Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine (subject, in each case, to Section 19.5).

8.3Conditions and Restrictions.  The Committee shall impose such conditions or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

8.4Restricted Stock Transfer Restrictions; Lapse of Restrictions on Restricted Stock and Restricted Stock Units.

(a)

Unless otherwise determined by the Committee, until such time as all conditions or restrictions applicable to Shares of Restricted Stock have been satisfied or lapse, (i) Shares of Restricted Stock will be held at the Company’s transfer agent in book entry form in the name of the Participant or (iii) such Shares of Restricted Stock will be held for the benefit of the Participant in nominee name by the broker engaged by the Company to provide such services for the Plan, in each case with appropriate restrictions relating to the transfer of such Shares of Restricted Stock.  Except as otherwise provided in this Article 8 and subject to Section 14.2, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

(b)

Restricted Stock Units shall be paid in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion, shall determine, and as provided in the Award Agreement, except that if a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan, common stock units will be credited to the Participant’s account under such plan and paid out in accordance with the terms of such plan. Any Shares issued under such deferred compensation plan that relate to the deferral of Restricted Stock Units granted under this Plan (including without limitation any Dividend Equivalents paid in Shares) will be deemed to be issued under this Plan.  Upon the satisfactions, lapse or waiver of all conditions or restrictions applicable to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the Participant holder of the Restricted Stock Units or the broker engaged by the Company to provide services for the Plan for the benefit of the Participant holder of the Restricted Stock Units.

8.5Restrictive Legends.  In addition to any restrictions on Shares pursuant to Section 8.3, each book-entry notation representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following (and Shares of Restricted Stock held for the benefit of the Participant in nominee name by the broker engaged by the Company to provide such services for the Plan will be subject to restrictions set forth in the following legend) or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of shares of stock represented by this book-entry notation, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer

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as set forth in The Toro Company 2022 Equity and Incentive Plan, as may be amended from time to time (the “Plan”), and in the associated award agreement.  A copy of the Plan and such award agreement may be obtained from The Toro Company.”

8.6Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7Dividend Rights.

(a)

Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the same dividend rights as the Company’s other shareholders; provided, however, that any dividends (cash or stock-based) as to Shares of Restricted Stock that are subject to vesting requirements will be subject to forfeiture and termination to the same extent as the Shares of Restricted Stock to which such dividends relate and the Award Agreement may require that any cash dividends be reinvested in additional Shares of Restricted Stock subject to the same conditions and restrictions as the Shares of Restricted Stock with respect to which the dividends were paid. Notwithstanding the generality of the foregoing and for the avoidance of any doubt, in no event shall dividends with respect to Shares of Restricted Stock that are subject to performance-based vesting be paid out until the performance-based vesting provisions of such Restricted Stock lapse.

(b)

Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, prior to settlement or forfeiture, any Restricted Stock Units awarded under the Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalents.  Such right, if applicable, would entitle the Participant to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding or may be converted into additional Restricted Stock Units; provided, however, that such Dividend Equivalents will be made subject to the same conditions and restrictions as the Restricted Stock Units to which they attach and settlement of such Dividend Equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.  Notwithstanding the generality of the foregoing and for the avoidance of any doubt, in no event shall any dividends or Dividend Equivalents be paid out to Participants holding performance-based Restricted Stock Units until the performance-based vesting provisions of such Restricted Stock Units lapse.

8.8Section 83(b) Election for Restricted Stock Award.  If a Participant makes an election pursuant to Code Section 83(b) with respect to an Award of Restricted Stock, the Participant must file, within thirty (30) days following the Grant Date, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Code Section 83.  The Committee may provide in the Award Agreement that the Award of Restricted Stock is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Code Section 83(b).

Article 9.   Performance Units and Performance Shares

9.1Grant of Performance Units and Performance Shares.  Subject to the terms and provisions of this Plan (including Section 19.5), the Committee, at any time and from time to time, may grant Performance Units or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

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9.2Award Agreement.  The terms and conditions of any grant of any Performance Units or Performance Shares shall be set forth in an Award Agreement.

9.3Value of Performance Units and Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value or number of Performance Units or Performance Shares that will be paid out to the Participant.  Pursuant to Section 4.4, the Performance Period set forth in any Award Agreement for any Performance Units or Performance Shares shall be at least one year, except in connection with the death or Disability of the Participant or a Change of Control.

9.4Earning of Performance Units and Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the value and number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined by the Committee as a function of the extent to which the corresponding Performance Goals have been achieved.

9.5Evaluation of Performance.  In evaluating the extent to which Performance Goals have been achieved and in approving payouts to holders of Performance Units or Performance Shares, the Committee may include or exclude any of the following events that occurs during a Performance Period:  (a) items related to a change in accounting or measurement principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments, (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign exchange gains and losses; or (t) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

9.6Discretionary Adjustments.  The Committee shall retain the discretion to adjust Awards upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines. In addition, subject to the terms and conditions of this Plan, the Committee also has the authority to provide for accelerated vesting of any Performance Shares or Performance Units based on the achievement of Performance Goals.

9.7Reassignment.  If prior to the end of a Performance Period, but after the conclusion of one year of the Performance Period, a Participant holding Performance Units or Performance Shares is reassigned to a position with the Company or any Affiliate or Subsidiary, and that position is not eligible to participate in such an Award, but the Participant does not terminate employment or service with the Company or any Affiliate or Subsidiary, as the case may be, the Committee may, in its sole discretion: (a) cause Shares to be delivered or payment made with respect to the Participant’s Award in accordance with Section 9.9, but only if otherwise earned for the entire Performance Period or (b) cause Shares to be delivered or payment made with respect to the Participant’s Award in accordance with Section 9.9, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such reassignment, with proration based on the number of months or years such Participant served in the prior position during the Performance Period.

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9.8Committee Discretion to Scale Back Awards.  At any time during a Performance Period of more than one year, the Committee may, in its discretion, cancel a portion of an Award of Performance Shares or Performance Units prior to the conclusion of the Performance Period (a “Scale Back”), provided that:

(a)	the Award has not yet vested;
(b)

based on financial information contained in the financial statements or similar internal reports of the Company or any Affiliate or Subsidiary, as the case may be, the Committee determines that the Performance Goals for the Performance Period cannot be achieved at the maximum levels established at the time of grant;

(c)	Awards shall be Scaled Back in proportion to the estimated short fall in achievement of Performance Goals from maximum levels;
(d)	all Awards for the same Performance Period are Scaled Back by the same percentage;
(e)	once an Award is Scaled Back, it may not again be increased to add or recover Performance Shares or Performance Units that were canceled; and
(f)

Performance Shares or Performance Units canceled in a Scale Back shall again be available to the Committee for grant of new Awards of Performance Shares or Performance Units for any future Performance Period.  This provision shall not be used in any manner that could have the effect of repricing a previous Award of Performance Shares or Performance Units.

9.9Form and Timing of Payment of Performance Units or Performance Shares.  Payment of earned Performance Units or Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period or as soon as practicable after the end of the Performance Period, except that if a Participant has properly elected to defer income that may be attributable to Performance Shares or Performance Units under a Company deferred compensation plan, common stock units will be credited to the Participant’s account under such deferred compensation plan and paid in accordance with the terms of such plan. Any Shares issued under such deferred compensation plan that relate to the deferral of Performance Shares or Performance Units granted under this Plan (including without limitation any Dividend Equivalents paid in Shares) will be deemed to be issued under this Plan.  Any Shares issued in payment of earned Performance Units or Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.10Dividend Rights. If provided specifically in an Award Agreement and only to the extent permitted by law, a Participant holding Performance Units or Performance Shares awarded under the Plan may receive Dividend Equivalents based on the cash dividends declared on the Shares that are subject to such Performance Units or Performance Shares during the period between the date that such Performance Units or Performance Shares are granted and the date such Performance Units or Performance Shares are settled. Dividend Equivalents may be converted into additional Performance Units or Performance Shares, as the case may be, and will be made subject to the same conditions and restrictions as the Performance Units or Performance Shares to which they attach. Notwithstanding the generality of the foregoing and for the avoidance of any doubt, in no event shall any dividends or Dividend Equivalents be paid out to Participants holding Performance Units or Performance Shares until the performance-based vesting provisions of such Performance Units or Performance Shares, as the case may be, lapse.

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9.11Voting Rights.  A Participant shall have no voting rights with respect to any Performance Units or Performance Shares granted hereunder.

Article 10.  Annual Performance Awards

10.1Grant of Annual Performance Awards.  Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant to Participants an Award denominated in cash in such amounts and upon such terms as the Committee may determine, based on the achievement of specified Performance Goals for annual periods or other time periods as determined by the Committee (“Annual Performance Award”).

10.2Target Payout.  The target amount that may be paid with respect to an Annual Performance Award (the “Target Payout”) shall be determined by the Committee and based on a percentage of a Participant’s actual fiscal year annual base earnings (“Participation Factor”), within the range established by the Committee for each Participant and subject to adjustment as provided in the next sentence of this Section 10.2.  The Chief Executive Officer may approve modifications to the foregoing Participation Factors for any Participant who is not an Executive Officer, if such modification is based on level of responsibility.  The Committee may establish curves, matrices or other measurements for prorating the amount of payouts for achievement of Performance Goals at less or greater than the Target Payout.

10.3Maximum Payout. The Committee may also establish a maximum potential payout amount (the “Maximum Payout”) with respect to an Annual Performance Award in the event Performance Goals are exceeded by an amount established by the Committee at the time Performance Goals are established.  The Committee may establish curves, matrices or other measurements for prorating the amount of payouts for achievement of Performance Goals at greater than the Target Payout but less than the Maximum Payout.

10.4Division Payout.  At the time an Annual Performance Award is made, the Committee may establish supplemental division-specific Performance Measures (“Supplemental Division Performance Goals”) and may provide that achievement of a Supplemental Division Performance Goal at or above an established target level shall be required in order to earn a Target Payout or Maximum Payout.  The Committee shall also have the discretion to reduce or otherwise revise the amount that would otherwise be paid under the division payout formula to a division officer or general manager based on the Committee’s evaluation of the quality of division performance.

10.5Strategic Performance Measure Payout.  At the time an Annual Performance Award is made, the Committee may increase the Target Payout and the Maximum Payout (as either may be prorated in accordance with Sections 10.2 and 10.3) for selected Participants (“Strategic Performance Participants”), to reflect individual strategic performance measures (“SPM Performance Goals”) established at that time by the Committee.  The Committee shall have the discretion to reduce or otherwise revise the amount that would otherwise be paid under the payout formula to a Strategic Performance Participant based on the Committee’s evaluation of the individual’s achievement of the SPM Performance Goal.

10.6Evaluation of Performance.  In evaluating the extent to which Performance Goals have been achieved and in approving payouts to holders of Annual Performance Awards, the Committee may include or exclude any of the events described in Section 9.5 or any similar event that occurs during a Performance Period.

10.7Discretionary Adjustments.  The Committee shall retain the discretion to adjust Annual Performance Award payouts upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

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10.8Payment.  Payment of Annual Performance Award payouts will be made as soon as possible after the Committee has determined the extent to which the applicable Performance Goals have been achieved and final payouts not later than the last day of the short term deferral period determined in accordance with Treas. Reg. Sec. 1.409A-1(b)(4), except to the extent that a Participant has properly elected to defer income that may be attributable to an Annual Performance Award under a Company deferred compensation plan or arrangement.

Article 11.  Nonemployee Director Awards

11.1Annual Nonemployee Director Share Grants.  On the first business day of each fiscal year, the Company shall issue to each person who is then a Nonemployee Director a number of Shares in an amount as determined by the Committee from time to time (the “Nonemployee Director Shares”), which Committee shall consist solely of Directors who are “independent directors” (as defined in the rules of the New York Stock Exchange). Since the Nonemployee Director Shares will not be subject to any minimum vesting condition, they will count towards the five percent (5%) basket in Section 4.4.

11.2Annual Nonemployee Director Options.

(a)

Annual Grant.  Subject to the terms and conditions of this Section 11.2, on the first business day of each fiscal year, the Company shall grant to each person who is then a Nonemployee Director, a Nonqualified Stock Option to purchase that number of Shares (a “Nonemployee Director Option”) as determined by the Committee from time to time, which Committee shall consist solely of directors who are “independent directors” (as defined in the rules of the New York Stock Exchange).

(b)	Option Price. The Option Price for each grant of a Nonemployee Director Option shall be one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.
(c)

Vesting; Term.  Except as provided in Articles 13 and 18 of this Plan or as determined by the Committee from time to time, which Committee shall consist solely of directors who are “independent directors” (as defined in the rules of the New York Stock Exchange), Nonemployee Director Options shall vest and become exercisable in three equal installments on each of the first, second and third anniversaries following the Grant Date, and shall remain exercisable for a term of ten (10) years after the Grant Date.

(d)	Exercise and Payment of Option Price. Nonemployee Director Options may be exercised by giving notice and paying the Option Price pursuant to Section 6.6.

11.3Share Proration.  If, on any date on which Nonemployee Director Shares are to be issued pursuant to Section 11.1 or Nonemployee Director Options are to be granted pursuant to Section 11.2, the number of Shares is insufficient for the issuance of the entire number of Nonemployee Director Shares to be issued or for the grant of the entire number of Nonemployee Director Options, as calculated in accordance with Section 11.1 or 11.2, respectively, then the number of Nonemployee Director Shares to be issued and Nonemployee Director Options to be granted to each Nonemployee Director entitled to receive Nonemployee Director Shares or Nonemployee Director Options on such date shall be such Nonemployee Director’s proportionate share of the available number of such Shares and Options (rounded down to the greatest number of whole Shares), provided that if a sufficient number of Shares is available to issue all of the Nonemployee Director Shares, then the entire number of Nonemployee Director Shares shall be issued first and the number of Shares to be subjected to Nonemployee Director Options shall be prorated in accordance with this Section 11.3.

11.4Shares or Other Awards in Lieu of Retainers and Other Director Fees.  A Nonemployee Director shall have the right to elect to receive Shares or other Award, in a manner as set by the Committee, in lieu of any Board, chair and other retainers and any meeting fees otherwise payable in cash.

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11.5Award Agreement.  The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

11.6Other Awards to Nonemployee Directors.  The Committee (which shall consist solely of directors who are “independent directors” (as defined in the rules of the New York Stock Exchange)) may grant to Nonemployee Directors other types of Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an Award Agreement, subject to the limit on total Nonemployee Director compensation in Section 11.8 and the other terms and provisions of this Plan.

11.7Deferral of Award Payment. The Committee (which shall consist solely of directors who are “independent directors” (as defined in the rules of the New York Stock Exchange)) may permit a Nonemployee Director the opportunity to defer the grant or payment of an Award pursuant to such terms and conditions as the Committee may prescribe and set forth in an Award Agreement. If a Nonemployee Director has properly elected to defer Shares to be received by Nonemployee Directors under Section 11.4 or income that may be attributable to any Awards granted to Nonemployee Directors under this Plan under a Company deferred compensation plan, common stock units will be credited to the Nonemployee Director’s account under such deferred compensation plan and paid out in accordance with the terms of such deferred compensation plan. Any Shares issued under such deferred compensation plan that relate to the deferral of Shares to be received by Nonemployee Directors under Section 11.4 or payment of Awards granted to Nonemployee Directors under this Plan (including without limitation accumulated Dividend Equivalents paid in Shares) will be deemed to be issued under this Plan.

11.8Limit on Total Nonemployee Director Compensation. Notwithstanding anything to the contrary in this Plan, the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Nonemployee Director Awards under this Plan and all other cash and other compensation as a Nonemployee Director during any fiscal year of the Company may not exceed $500,000 (increased to $750,000 with respect to any Nonemployee Director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a Nonemployee Director's initial service as a Nonemployee Director) (with any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement).

Article 12.  Other Cash-Based Awards and Other Stock-Based Awards

12.1Other Cash-Based Awards.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

12.2Other Stock-Based Awards.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Other Stock-Based Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine.  Without limiting the generality of the foregoing, such Awards may (a) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares; (b) include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States; and (c) be in the form of deferred common stock units, including those accumulated as a result of Dividend Equivalents paid in Shares on common stock units credited to a Participant’s account under a Company deferred compensation plan and paid out in accordance with the terms of such deferred compensation plan.

12.3Value of Other Cash-Based Awards and Other Stock-Based Awards.  Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.  The Committee may establish Performance Goals in its discretion for any Other Cash-Based Award or any Other Stock-Based Award.  If the Committee exercises its discretion to establish Performance Goals for any such Awards, the number or value of Other Cash-Based Awards or

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Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

12.4Payment of Other Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to an Other Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash for any Other Cash-Based Award and in cash or Shares for any Other Stock-Based Award, as the Committee determines; except that if a Participant has properly elected to defer income that may be attributable to an Other Cash-Based Award or an Other Stock-Based Award under a Company deferred compensation plan, common stock units will be credited to the Participant’s account under such plan and paid out in accordance with the terms of such plan.

Article 13.  Termination of Service

The following provisions shall apply upon termination of a Participant’s employment or other service with the Company or any Affiliate or Subsidiary, as the case may be, except to the extent that the Committee provides otherwise in an Award Agreement evidencing an Award at the time of grant or determines otherwise pursuant to Section 13.4 (and such provisions and determinations need not be uniform among all Awards granted pursuant to this Plan) or the terms of another agreement between the Company and the Participant or a plan or policy of the Company applicable to the Participant specifically provides otherwise.

13.1Effect of Termination Due to Death or Disability.  Subject to Section 13.6, in the event a Participant’s employment or other service with the Company or any Affiliate or Subsidiary, as the case may be, is terminated by reason of death or Disability:

(a)

All outstanding Options (including Nonemployee Director Options) and SARs held by the Participant as of the effective date of such termination shall become immediately exercisable in full and will remain exercisable for a period of one (1) year after such termination (but in no event after the expiration date of any such Option or SAR);

(b)

All outstanding Shares of Restricted Stock held by the Participant as of the effective date of such termination that have not vested as of the date of such termination shall be terminated and forfeited;

(c)

All outstanding but unpaid Restricted Stock Units, Performance Shares, Performance Units, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination shall be terminated and forfeited; provided, however, that with respect to any Performance Shares or Performance Units, if a Participant’s employment or other service with the Company or any Affiliate or Subsidiary, as the case may be, is terminated by reason of death or Disability prior to the end of the Performance Period of such Award, but after the conclusion of not less than one (1) year of the Performance Period, the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to Performance Shares or Performance Units under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period. The Committee shall consider the provisions of Section 13.6 of this Plan and shall have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such Shares, including whether the Participant again becomes employed; and

(d)	If the effective date of such termination is before the date payment is made in settlement of an Annual Performance Award or would have been made had there not been a

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deferral election in place, the Annual Performance Award will be terminated and forfeited; provided, however, that the Committee may, in its sole discretion, cause payment to be made with respect to such Annual Performance Award and in accordance with Section 10.6 and the payment terms thereof, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the Performance Period completed as of the date of such death or Disability.

13.2Effect of Termination Due to Retirement.  Subject to Section 13.6, in the event a Participant’s employment or other service with the Company or any Affiliate or Subsidiary, as the case may be, is terminated by reason of Retirement (except with respect to Nonemployee Directors):

(a)

All outstanding Options (other than Nonemployee Director Options) and SARs held by the Participant as of the effective date of such Retirement shall remain outstanding and exercisable and shall continue to vest and become exercisable in accordance with their terms for a period of four (4) years after the date of such Retirement (but in no event shall be exercisable after the expiration date of any such Option or SAR);

(b)	All outstanding Shares of Restricted Stock held by the Participant as of the effective date of such Retirement that have not vested as of the date of such Retirement shall be terminated and forfeited;
(c)

All outstanding but unpaid Restricted Stock Units, Performance Shares, Performance Units, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such Retirement shall be terminated and forfeited; provided, however, that with respect to any Performance Shares or Performance Units, if a Participant’s employment or other service with the Company or any Affiliate or Subsidiary, as the case may be, is terminated by reason of Retirement prior to the end of the Performance Period of such Award, but after the conclusion of not less than the one (1) year of the Performance Period, the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to Performance Shares or Performance Units under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period.  The Committee shall consider the provisions of Section 13.6 and shall have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such Shares, including whether the Participant again becomes employed; and

(d)

If the effective date of such Retirement is before the date payment is made in settlement of an Annual Performance Award or would have been made had there not been a deferral election in place, the Annual Performance Award will be terminated and forfeited; provided, however, that the Committee may, in its sole discretion, cause payment to be made with respect to such Annual Performance Award and in accordance with Section 10.6 and the payment terms thereof, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the Performance Period completed as of the date of such Retirement.

13.3Effect of Termination for Reasons Other than Death, Disability or Retirement.  Subject to Section 13.6, in the event a Participant’s employment or other service with the Company or any Affiliate or Subsidiary, as the case may be, is terminated for any reason other than death, Disability or Retirement (except with respect to Nonemployee Directors):

(a)	All outstanding Options (other than Nonemployee Director Options) and SARs held by the Participant as of the effective date of such termination shall, to the extent exercisable

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as of the date of such termination, remain exercisable in full for a period of three (3) months after the date of such termination (but in no event after the expiration date of any such Option or SAR), and Options and SARs not exercisable as of the date of such termination shall be forfeited and terminate;

(b)

All outstanding Shares of Restricted Stock held by the Participant as of the effective date of such termination that have not vested as of the date of such termination shall be terminated and forfeited;

(c)

All outstanding but unpaid Restricted Stock Units, Performance Shares, Performance Units, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination shall be terminated and forfeited;

(d)

If the effective date of such termination is before the date payment is made in settlement of an Annual Performance Award or would have been made had there not been a deferral election in place, then any such Annual Performance Award held by a Participant shall be terminated and forfeited; and

(e)

If a Nonemployee Director has served as a member of the Board for ten (10) full fiscal years or longer and terminates service on the Board for any reason other than death or Disability, (i) outstanding unvested Nonemployee Director Options shall remain outstanding and continue to vest in accordance with their terms, and (ii) the Nonemployee Director may exercise all such vested outstanding Nonemployee Director Options for up to four (4) years after the date of termination, but not later than the date the Nonemployee Director Option expires.  If a Nonemployee Director has served as a member of the Board for less than ten (10) years and terminates service on the Board for any reason other than death or Disability, (x) all unvested Nonemployee Director Options shall expire and be canceled and (y) the Nonemployee Director may exercise any vested outstanding Nonemployee Director Options for up to three (3) months after the date of termination, but not later than the date the Nonemployee Director Option expires.

13.4Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Article 13 and subject to Section 4.4, upon a Participant’s termination of employment or other service with the Company or any Affiliate or Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or SARs (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Performance Awards, Nonemployee Director Awards, Other Cash-Based Awards and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) the Committee taking any such action relating to Nonemployee Director Awards shall consist solely of “independent directors” (as defined in the rules of the New York Stock Exchange), and (b) any such action by the Committee adversely affecting any outstanding Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 4.3 or 13.6 or Article 19).

13.5Determination of Termination of Employment or Other Service.  Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Affiliate or Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records; provided, however, that if distribution of an Award subject to Code Section 409A is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Code Section 409A.

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13.6Additional Forfeiture Events.

(a)

Actions Constituting Adverse Action.  Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Plan, including this Section 13.6, if a Participant is determined by the Committee, acting in its sole reasonable discretion, to have taken any action that would constitute an Adverse Action, (i) all rights of the Participant under this Plan and any agreements evidencing an Award then held by the Participant shall terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion may require the Participant to surrender and return to the Company all or any Shares received, or to disgorge all or any profits or any other economic value (however defined by the Committee) made or realized by the Participant, during the period beginning one (1) year prior to the Participant’s termination of employment or other service with the Company, an Affiliate or a Subsidiary, in connection with any Awards or any Shares issued upon the exercise or vesting of any Awards.  The Company may defer the exercise of any Option or SAR, the issuance of book-entry notations or removal of restrictions on shares issued in book entry form upon the vesting of any Restricted Stock or the issuance of Shares or payment upon vesting of any Restricted Stock Unit, Performance Share, Performance Unit or Other Stock-Based Awards for a period of up to ninety (90) days in order for the Committee to make any determination as to the existence of an Adverse Action.  Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 13.6(a) shall not apply to any Participant following a Change of Control.

(b)

Forfeiture or “Clawback” of Awards under Applicable Law or Company Policy.  Awards under the Plan shall be subject to any automatic forfeiture or voluntary compensation “clawback,” forfeiture or recoupment provisions under applicable law and any compensation “clawback,” forfeiture or recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant.

Article 14.  Transferability of Awards and Shares

14.1Transferability of Awards.  Except as determined by the Committee in its sole discretion, and on and subject to such terms and conditions as it shall deem appropriate:  (a) during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant; (b) Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; (c) no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and (d) any purported transfer in violation of this Section 14.1 shall be null and void.  The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

14.2Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired by a Participant under this Plan as it may deem advisable, including minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 15.  Dividend Equivalents

Subject to the provisions of this Plan and any Award Agreement, any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Shares that are subject to any Award (including any deferred Award), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, settles, is paid or expires, as determined by the Committee.  Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be

23

determined by the Committee and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents based on the dividends declared on Shares that are subject to an Option or SAR Award and further, no dividend or Dividend Equivalents shall be paid out with respect to any unvested Award, including those subject to time- and/or performance-based conditions.

Article 16.  Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 17.  Rights of Participants

17.1Employment.  Nothing in this Plan or an Award Agreement shall:  (a) interfere with or limit in any way the right of the Company, its Affiliates or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company or an Affiliate or Subsidiary at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.  Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates or its Subsidiaries.

17.2Participation.  No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

17.3Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 18.  Change of Control

18.1Effect of Change of Control if Outstanding Awards are Continued, Assumed or Substituted.  In the event of a Change of Control, the surviving or successor organization (or a parent or subsidiary thereof) (the "Successor") may continue, assume or substitute equivalent awards (with such adjustments as may be required or permitted by Section 4.3). The Successor may elect to continue, assume or substitute only some Awards or portions of Awards. A substitute equivalent award must (i) have a value at least equal to the value of the Award being substituted; (ii) relate to a publicly-traded equity security of the Successor involved in the Change of Control or another entity that is affiliated with the Company or the Successor following the Change of Control; (iii) be the same type of award as the Award being substituted; (iv) be fully vested as a result of the Change of Control as set forth below; and (v) have other terms and conditions that are not less favorable to the Participant than the terms and conditions of the Award being substituted. If an Award is continued, assumed or substituted by the Successor, the following vesting rules shall apply to the continued, assumed or substituted Awards, in each case effective immediately prior to such Change of Control but conditioned upon the completion of such Change of Control:

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(a)

Any and all Options and SARs granted hereunder shall vest and become immediately exercisable and remain exercisable until the expiration of its full specified term, regardless of any termination of employment or other service of the Participant.

(b)

All restrictions and vesting requirements applicable to any Award based solely on the continued service of the Participant shall terminate and such Awards shall be settled and paid in cash or Shares as provided in the Award Agreement as soon as practicable thereafter but in any event within thirty (30) days following the date of such Change of Control, subject to the delay, if any, required under Section 23.12.

(c)

All vested and earned Awards that are performance-based for which the Performance Period has been completed as of the date of such Change of Control but have not yet been paid shall be paid in cash or Shares and at such time as provided in the Award Agreement as soon as practicable thereafter but in any event within thirty (30) days following the date of such Change of Control, subject to the delay, if any, required under Section 23.12, and all performance-based Awards for which the Performance Period has not been completed as of the date of such Change of Control shall immediately vest and be earned in full, and paid out with respect to each Performance Goal based on the greater of (i) target performance; or (ii) actual performance achieved through the date of such Change of Control, in each case with the manner of payment to be made in cash or Shares as provided in the Award Agreement as soon as practicable thereafter but in any event within thirty (30) days following the date of such Change of Control, subject to the delay, if any, required under Section 23.12.

18.2Effect of Change of Control if Outstanding Awards are Not Continued, Assumed or Substituted or Upon a Dissolution or Liquidation. In the event of a Change of Control, any outstanding Awards that are not continued, assumed or substituted with equivalent awards by the Successor pursuant to Section 18.1, or in the case of a dissolution or liquidation of the Company, all Awards, shall be subject to the following rules, in each case effective immediately prior to such Change of Control but conditioned upon the completion of such Change of Control:

(a)

Any and all Options and SARs shall be fully vested and exercisable and the Committee shall (1) give a Participant a reasonable opportunity to exercise the Option and SAR before the transaction resulting in the Change of Control (including cashless exercise by a Participant) and (2) pay the Participant the difference between the Option Price for any Option or the Grant Price for any SAR remaining outstanding as of the Change of Control and the per Share consideration provided to other similarly situated shareholders in such Change of Control; provided, however, that if any portion of the consideration pursuant to a Change of Control may be received by holders of Shares on a contingent or delayed basis, the Committee shall determine the fair market value per share of such consideration as of the time of the Change of Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration; and provided, further, that if the Option Price of such Option or the Grant Price of such SAR exceeds the aforementioned consideration provided, then the Option or SAR shall be canceled and terminated without any payment. In either case, such Option or SAR shall be cancelled. The exercise of any Option or SAR whose exercisability is accelerated as provided in this Section 18.2 shall be conditioned upon the consummation of the Change of Control and shall be effective only immediately before such consummation.

(b)

All restrictions and vesting requirements applicable to any Award based solely on the continued service of the Participant shall terminate and such Awards shall be settled and paid in cash or Shares as provided in the Award Agreement as soon as practicable thereafter but in any event within thirty (30) days following the date of such Change of Control, subject to the delay, if any, required under Section 23.12; provided, however that

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if any such payment is to be made in Shares, the holders thereof shall receive the same consideration provided to other similarly situated shareholders in such Change of Control.

(c)

All vested and earned Awards that are performance-based for which the Performance Period has been completed as of the date of such Change of Control but have not yet been paid shall be paid in cash or Shares and at such time as provided in the Award Agreement as soon as practicable thereafter but in any event within thirty (30) days following the date of such Change of Control, subject to the delay, if any, required under Section 23.12; provided, however that if any such payment is to be made in Shares, the holders thereof shall receive the same consideration provided to other similarly situated shareholders in such Change of Control and all performance-based Awards for which the Performance Period has not been completed as of the date of such Change of Control shall immediately vest and be earned in full, and paid out with respect to each Performance Goal based on the greater of (i) target performance; or (ii) actual performance achieved through the date of such Change of Control, in each case with the manner of payment to be made in cash or Shares as provided in the Award Agreement as soon as practicable thereafter but in any event within thirty (30) days following the date of such Change of Control, subject to the delay, if any, required under Section 23.12; provided, however that if any such payment is to be made in Shares, the holders thereof shall receive the same consideration provided to other similarly situated shareholders in such Change of Control.

18.3Limitation on Change of Control Payments.  Notwithstanding anything in Section 18.1 or 18.2 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award as provided in Section 18.1 or 18.2 or the payment of cash in exchange for all or part of a Stock-Based Award as provided in Section 18.2 (which acceleration or payment could be deemed a “payment” within the meaning of Code Section 280G(b)(2)), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Code Section 1504(a) without regard to Code Section 1504(b)) of which the Company is a member, would constitute a “parachute payment” (as defined in Code Section 280G(b)(2)), then the “payments” to such Participant pursuant to Section 18.1 or 18.2 will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Code Section 4999; provided, however, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Code Section 4999 attributable to any such excess parachute payments; and provided further that such payments will be reduced (or acceleration of vesting eliminated) in the following order:  (i) options with an Option Price above fair market value that have a positive value for purposes of Code Section 280G, (ii) pro rata among Awards that constitute deferred compensation under Code Section 409A, and (iii) finally, among the Awards that are not subject to Code Section 409A.  Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or an Affiliate or Subsidiary that expressly addresses the potential application of Code Sections 280G or 4999, then this Section 18.3 shall not apply and any “payments” to a Participant pursuant to Section 18.1 or 18.2 of this Plan will be treated as “payments” arising under such separate agreement; provided such separate agreement may not modify the time or form of payments under any Award that constitutes deferred compensation under Code Section 409A if the modification would cause such Award to become subject to the adverse tax consequences specified in Code Section 409A.

Article 19.  Amendment and Termination

19.1Amendment and Termination of this Plan and Award Agreements; No Repricing.

(a)

Subject to subparagraphs (b) and (c) of this Section 19.1 and Sections 19.3, 19.5 and 23.12, the Board may at any time terminate this Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend this Plan or an outstanding Award Agreement.

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(b)

Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any repricing of any previously granted, “underwater” Option or SAR by: (a) amending or modifying the terms of the Option or SAR to lower the Option Price or Grant Price; (b) canceling the underwater Option or SAR in exchange for (i) cash; (ii) replacement Options or SARs having a lower Option Price or Grant Price; or (iii) other Awards; or (c) repurchasing the underwater Options or SARs and granting new Awards under this Plan.  For purposes of this Section 19.1, an Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the Option Price of the Option or Grant Price of the SAR.

(c)

Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval (i) to increase the maximum number of Shares which may be issued pursuant to the Plan; (ii) to increase any limitation set forth in the Plan on the number of Shares which may be issued or the aggregate value of Awards which may be made, in respect of any type of Award; (iii) to change the class of individuals eligible to participate in the Plan; (iv) to reduce the minimum Option Price or the minimum SAR Grant Price as set forth in Sections 6.3 and 7.3; (v) to reduce the minimum one-year vesting periods in Section 4.4; or (vi) if shareholder approval is otherwise required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.

19.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may amend or modify the vesting criteria (including any Performance Goals, Performance Measures or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Section 4.3 or 9.5) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.  By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 19.2 without further consideration or action.

19.3Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary, other than Sections 19.2, 19.4 or 23.12, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

19.4Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 19.4 to any Award granted under this Plan without further consideration or action.

19.5Nonemployee Director Awards.  Notwithstanding any other provision of this Plan to the contrary, no action may be taken with respect to any Nonemployee Director Award other than by the Committee (which shall consist solely of “independent directors” (as defined in the rules of the New York Stock Exchange)).

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Article 20.  Withholding

20.1Tax Withholding.  Subject to Section 20.2, the Company or any plan administrator of the Plan, as applicable, shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the statutory amount reasonably determined by the Company or any plan administrator of the Plan, as applicable, to be required to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, including such amounts as may be calculated based on maximum applicable rates.

20.2Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of Performance Goals related to Performance Shares, or any other taxable event arising as a result of a Stock-Based Award granted hereunder (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company or any plan administrator, as applicable, withhold from the Share Payment a number of Shares having a Fair Market Value up to an amount of withholding based on the maximum statutory tax rates in the Participant’s applicable tax jurisdictions (unless a lesser amount of withholding is required to avoid the classification of an Award as a liability on the Company’s consolidated balance sheet or other adverse accounting treatment), calculated on the date the withholding is to be determined .  All such elections shall be irrevocable, made in writing and signed by the Participant (including pursuant to electronic mail communications from the Participant to the email address established by the Company), and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 21.  Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

Article 22.  Substituted Awards

The Committee may grant Awards under this Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Article 23.  General Provisions

23.1Legend.  Shares issued in book entry form or deposited with any broker with which the Company has engaged to provide services for the Plan on behalf of a Participant may be made subject to any restriction, that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

23.2Usage.  In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also shall include the feminine, (b) the plural shall include the singular, and the singular shall include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

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23.3Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.4Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.5Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)

Completion of any registration or other qualification of the Shares under any applicable federal, state, provincial, local, foreign or other law or ruling of any governmental body that the Company determines to be necessary or advisable.

23.6Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.7Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

23.8Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates or its Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;
(b)	Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;
(c)	Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;
(d)

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.  Any subplans and modifications to Plan terms and procedures established under this Section 23.8 by the Committee shall be attached to this Plan document as appendices;

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and
(f)

Provide for a longer term for Nonqualified Stock Options and SARs granted to Participants outside the United States to accommodate regulations in non-U.S.  jurisdictions that require a minimum exercise or vesting period following a participant’s death.

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Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.  The Committee will have no authority, however, to take action pursuant to this Section 23.8:  (i) to reserve shares or grant Awards in excess of the limitations provided in Section 4.1; (ii) in violation of Section 19.1(b); (iii) to grant Options or Stock Appreciation Rights having an Option Price or Grant Price in violation of Section 6.3 or 7.3, as the case may be; or (iv) for which shareholder approval would then be required pursuant to Code Section 422 or the rules of the New York Stock Exchange (or other applicable exchange or market on which the Company’s Shares may be traded or quoted).

23.9Unfunded Plan.  Participants shall have no right, title or interest whatsoever in or to any investments that the Company, its Subsidiaries or its Affiliates may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.  To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

23.10Fractional Shares.  The Company may issue or deliver fractional Shares pursuant to this Plan or any Award.  If the Committee in its discretion decides not to issue or deliver fractional shares, then the Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.11Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

23.12Deferred Compensation.

(a)

The Committee may grant Awards under this Plan that provide for the deferral of compensation within the meaning of Code Section 409A. If an Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Award Agreement shall contain terms and conditions necessary to avoid the adverse tax consequences specified in Code Section 409A. It is intended that such Awards comply with the requirements of Code Section 409A so that amounts deferred thereunder are not includible in income and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.

(b)

Notwithstanding any provision of this Plan or Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may unilaterally reform this Plan and any Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of this Plan and Award Agreement.  By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 23.12(b) without further consideration or action.

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(c)

With respect to an Award that constitutes a deferral of compensation subject to Code Section 409A: (i) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A; (ii) if any amount is payable under such Award upon a Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Code Section 409A; (iii) if any amount is payable under such Award on account of the occurrence of a Change of Control, a Change of Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation”  as such terms are defined for purposes of Code Section 409A, and (iv) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (y) the date that is six months after the date of the Participant’s separation from service or (z) the Participant’s death.

23.13Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

23.14Effect on Existing Agreements.  Nothing in this Plan is intended to abrogate the rights of any Participant under any contract or agreement existing between the Participant and the Company or any Subsidiary, or any subsequent amendments or modifications of such contract or agreement, and all Awards granted under this Plan and actions taken with respect to this Plan shall be subject to the terms of any contract or agreement between the Participant and the Company.

23.15No Constraint on Corporate Action.  Nothing in this Plan shall be construed to:  (a) limit, impair or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

23.16Governing Law; Venue.  This Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

23.17Delivery and Execution of Electronic Documents.  To the extent permitted by applicable law, the Company may:  (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award thereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including Award Agreements and notices of Option exercises) in a manner prescribed by the Committee.

23.18Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board or Committee consents, resolutions or

31

minutes) documenting the corporate action constituting the grant contain terms (e.g., Option Price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

23.19Compliance with Section 16(b). With respect to Participants who are Insiders, all transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. All transactions under this Plan involving Insiders are subject to such conditions, regardless of whether the conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Insiders.

23.20No Representations or Warranties Regarding Tax Effect.  Notwithstanding any provision of this Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, provincial, local,  foreign or other laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

23.21Indemnification.  Subject to any limitations and requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer or Employee of the Company to whom authority was delegated in accordance with Article 3 and acting in good faith, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws, as each may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR code above Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TTC2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 14, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL TORO THE TORO COMPANY 8111 LYNDALE AVENUE SOUTH BLOOMINGTON, MN 55420-1196 □ w Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D65956-P63361-Z81228KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY THE TORO COMPANY The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Withhold For All To withhold authority to vote for any individual All All Except n □ □ □ Nominees: nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.Eric P. Hansotia 04) Jeffrey L. Harmening 05) Joyce A. Mullen 06) Richard M. Olson James C. O'Rourke Jill M. Pemberton The Board of Directors recommends you vote FOR proposals 2, 3 and 4.For Against Abstain 2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending □ □ □ October 31, 2022. 3. Approval of, on an advisory basis, our executive compensation.□ □ □ 4. Approval of The Toro Company 2022 Equity and Incentive Plan. □ □ □ NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting. Please sign exactly as your name(s) appear(s) on this proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.  Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX]

THE TORO COMPANY ANNUAL MEETING OF SHAREHOLDERS Tuesday, March 15, 2022 1:30 p.m. CDT www.virtualshareholdermeeting.com/TTC2022 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement for the Annual Meeting of Shareholders on March 15, 2022, and our 2021 Annual Report are available at www.thetorocompany.com/proxy D65957-P63361-Z81228  TORO. The Toro Company 8111 Lyndale Ave South Bloomington, MN 55420 This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on March 15, 2022. The shares of stock held in this account will be voted as you specify on the reverse side or by telephone or Internet. Shares held in employee benefit plans for which a proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants. Proxy If no choice is specified, the proxy will be voted "For" all nominees for Director and "For" Proposals 2, 3 and 4. By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or Internet, and appoint R. M. Olson and A. E. Dahl, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting. Continued and to be signed on reverse side